                   INFORMATION TECHNOLOGY SERVICES AGREEMENT

                        EFFECTIVE AS OF FEBRUARY 28, 2000

                                     BETWEEN

                      CALIFORNIA POWER EXCHANGE CORPORATION

                                       AND

                            PEROT SYSTEMS CORPORATION

                                    Article 1
                         Definitions, Agreement and Term
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1.1 Certain Definitions ..................................................     1
1.1 Certain Definitions ..................................................     1
1.2 Agreement ............................................................     1
1.3 Term .................................................................     1

                                    Article 2
                        Account Management and Personnel

2.1 Account Manager ......................................................     1
2.2 Change of Account Manager ............................................     1
2.3 Perot Systems Key Employees ..........................................     2
2.4 PSC Personnel ........................................................     3
2.5 Conduct and Removal of PSC Personnel .................................     3
2.6 CalPX Representative .................................................     4
2.7 Transfer of Personnel ................................................     4
2.8 Subcontractors .......................................................     4
2.9 Restrictions on Hiring ...............................................     5

                                    Article 3
                                    Services

3.1  Base Services ......................................................      5
3.2  Service Levels .....................................................      6
3.3  Additional Services ................................................      7
3.4  Change Control Procedure ...........................................      8
3.5  IT Procurement Services ............................................     10
3.6  Management Procedures Manual .......................................     10
3.7  Reports ............................................................     10
3.8  Improved Technology ................................................     10
3.9  Changes in Law and Regulations .....................................     10
3.10 Technical Standards ................................................     11
3.11 Knowledge Sharing ..................................................     11
3.12 Customer Satisfaction ..............................................     11
3.13 Regular Improvement ................................................     12

                                    Article 4
                             CalPX Responsibilities

4.1 Cooperation .........................................................     12
4.2 Access to Software ..................................................     13
4.3 Access to CalPX Facilities ..........................................     13
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4.4  Access to Technology ...............................................     14
4.5  Required Improvements ..............................................     14

                                    Article 5
                            Payments to Perot Systems
5.1  Base Services Fees .................................................     15
5.2  Additional Services Charges ........................................     15
5.3  Performance Bonuses and Credits ....................................     15
5.4  Reimbursable Expenses ..............................................     16
5.5  Taxes ..............................................................     16
5.6  Cost of Living Adjustment ..........................................     16
5.7  Time of Payment ....................................................     17
5.8  Audit of Charges ...................................................     17
5.9  Pass-Through Expenses ..............................................     17
5.10 Adjustment of Budget ...............................................     17
5.11 No Other Charges ...................................................     18
5.12 Fee Disputes .......................................................     18
5.13 Proration ..........................................................     19
5.14 Unused Credits .....................................................     19
5.15 Retention of Records ...............................................     19


                                    Article 6
              Confidentiality, Proprietary Rights and Audit Rights

6.1  CalPXData ..........................................................     19
6.2  Confidential Information ...........................................     20
6.3  CalPX  Proprietary Software ........................................     22
6.4  Perot Systems Software and Perot Systems Tools .....................     22
6.5  Rights in Developed Software .......................................     23
6.6  Know-How ...........................................................     25
6.7  Audit of Ca1PX's Business ..........................................     26
6.7  Audit of CalPX's Business ..........................................      2
6.8  Data Security ......................................................     26
6.9  Safety and Security Procedures .....................................     26
6.10 Security Relative to CalPX Competitors .............................     26


                                    Article 7
                       Performance Review and Termination

7.1  Performance Review .................................................     27
7.2  Dispute Resolution .................................................     27
7.3  Arbitration ........................................................     27
7.4  Termination for Cause ..............................................     28

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7.5  Termination for Non-Payment ........................................     28
7.6  Termination for Insolvency .........................................     28
7.7  Termination for Convenience ........................................     28
7.8  Termination for Causing Failure of Critical Services ...............     29
7.9  Force Majeure Termination Provision ................................     30
7.10 Continuity of Services .............................................     30
7.11 Transition Obligations .............................................     30
7.12 Force Majeure ......................................................     32


                                    Article 8
                                   Indemnities

8.1  Bodily Injury and Property Damage Indemnity ........................     32
8.2  Intellectual Property Indemnity ....................................     33
8.3  Employment Indemnity ...............................................     33
8.4  CalPX  Business Risk Indemnity .....................................     34
8.5  Other Perot Systems Indemnities ....................................     34
8.6  Indemnification Procedures .........................................     34

                                    Article 9
                                    Liability

9.1  Limitation of Liability ............................................     35
9.2  Limitation on Type of Damages ......................................     35
9.3  Exclusions .........................................................     35
9.4  Year 2000 Problems .................................................     35

                                   Article 10
                                    Warranty

10.1 By Perot Systems ...................................................     36
10.2 By Each Party ......................................................     36
10.3 Disclaimer of Warranty .............................................     37
10.4 Certain Covenants ..................................................     37

                                   Article 11
                                    Insurance

11.1 Insurance ..........................................................     38

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                                   Article 12
                                  Miscellaneous

12.1  Relationship of Parties ...........................................     39
12.2  Notices ...........................................................     40
12.3  Assignment ........................................................     40
12.4  Severability ......................................................     41
12.5  Captions ..........................................................     41
12.6  Modification; Waiver ..............................................     41
12.7  No Third-Party Beneficiaries ......................................     41
12.8  Governing Law .....................................................     41
12.9  Consents, Approvals, Requests and Opinions ........................     41
12.10 Survival ..........................................................     41
12.11 Sole and Exclusive Venue ..........................................     42
12.12 Covenant of Further Assurances ....................................     42
12.13 Negotiated Terms ..................................................     42
12.14 Remedies Cumulative ...............................................     42
12.15 Conflict of Interest ..............................................     42
12.16 Export ............................................................     42
12.17 Entire Agreement ..................................................     42
12.18 Media Releases ....................................................     43
12.19 TaskOrderNo.5 .....................................................     43


                                      Schedules

1.1   Definitions
1.2   Excluded Services
2.3   Personnel
2.4   Key Employees
2.5   Corporate Information Securities Standards, Guidelines & Procedures
2.7   Transfer of Employees
3.1   Base Services
3.2   Service Levels

4.2   Managed Software
4.4   CalPX Technology
4.5   Required Improvements
5.1   Service Charges
5.2   Perot Systems Standard Commercial Rates
5.4   CalPX Expense and Reimbursement Policy
7.3   Supplemental Procedures for CalPX Disputes
7.8   Disruption of Critical Services

               INFORMATION TECHNOLOGY SERVICES AGREEMENT

      This Information Technology Services Agreement ("Agreement"), dated as of February 17, 2000 (the "Agreement Date"), is between Perot Systems Corporation ("Perot Systems"), a Delaware corporation with its principal place of business at 12404 Park Central Drive Dallas, Texas 75251, and the California Power Exchange Corporation ("CalPX"), a California nonprofit public benefit corporation with its principal place of business at 200 South Los Robles Avenue, Suite 400, Pasadena, California 91101.


                                    Article 1
                         Definitions, Agreement and Term

1.1 Certain Definitions. The terms set forth in Schedule 1.1 are defined as set forth in Schedule 1.1.

1.2 Agreement. CalPX shall purchase all of its requirements for information technology services related to application maintenance, application development, program management and computer operations from Perot Systems during the Term in accordance with the terms of this Agreement, except for the information technology services described in Schedule 1.2 ("Excluded Services").

1.3 Term. The term of this Agreement shall begin on February 28, 2000 at 12:01 a.m., PST ("Effective Date") and shall end on February 27, 2003 at 11:59 p.m., PST (the "Initial Term") unless earlier terminated in accordance with the terms of this Agreement.


                                    Article 2
                        Account Management and Personnel

2.1 Account Manager. Perot Systems shall designate an Account Manager ("Account Manager") who shall be directly responsible for coordinating, managing and supervising the delivery of the Services and shall have full authority to act on Perot Systems' behalf with respect to all matters relating to this Agreement. The Account Manager shall work with the CalPX Representative to address CalPX's information technology issues and strategies and the parties' relationship under this Agreement. The initial Account Manager shall be Dariush Shirmohammadi.

2.2   Change of Account Manager.

       a. Unless CalPX agrees, Perot Systems shall not replace or reassign the Account Manager for a period of not less than 12 months after the date of his or her assignment to the CalPX account unless such Account Manager (a) voluntarily resigns his or her employment or terminates his or her contract of engagement with Perot Systems,
              (b) is dismissed by Perot Systems for misconduct, (c) fails to perform his or her duties and responsibilities pursuant to this Agreement, (d) dies or is unable to work due to his or her disability, or (e) independently initiates a request for reassignment for personal reasons.

       b. Before assigning a replacement Account Manager, Perot Systems shall (a) notify the CalPX Representative of the proposed assignment, (b) introduce the individual to appropriate representatives of CalPX, and (c) provide the CaIPX Representative with the qualifications and any other appropriate information regarding the individual that may be requested by the CalPX Representative. In the event the CalPX Representative does not approve of an individual which Perot Systems proposes to appoint as an Account Manager, Perot Systems shall in good faith select an alternate candidate and shall follow the procedure set forth in this subsection with respect to such candidate.

2.3    Perot Systems Key Employees. With respect to the persons identified in
       Schedule 2.4 (the "Key Personnel"), the parties agree as follows:

       a. The individuals serving as Key Personnel shall each be dedicated to the CalPX account on a full-time basis.

       b. Before assigning an individual, other than those individuals named in Schedule 2.4 as Key Personnel, as a replacement for any Key Personnel, Perot Systems shall (a) notify the CalPX Representative of the proposed assignment, (b) introduce the individual to the CalPX Representative and, (c) provide the CalPX Representative with the qualifications and any other appropriate information regarding the individual that may be requested by the CalPX Representative. If the CalPX Representative does not approve of the assignment of such individual as Key Personnel, Perot Systems shall in good faith select an alternate candidate and shall follow the procedure set forth in this subsection with respect to such candidate.

       c. Unless CalPX agrees otherwise, Perot Systems shall not replace or reassign any individual assigned to the CalPX account as Key Personnel during a period of 12 months from the date of his or her assignment as Key Personnel unless such individual (a) voluntarily resigns from, or terminates his or her contract of engagement with, Perot Systems, (b) is dismissed by Perot Systems, (c) fails or is not qualified to perform his or her duties and responsibilities pursuant to this Agreement, (d) dies or is unable to work due to his or her disability, (e) independently initiates a request for reassignment for personal reasons, or (f) the services of such Key Personnel, in Perot Systems' reasonable opinion and with the concurrence of the CalPX Representative, are no longer required for the performance of this Agreement.

       d. If, in CaIPX's opinion, any individual assigned to the CalPX account as Key Personnel should not remain assigned to the CalPX account, then CaIPX shall advise Perot Systems of such opinion, and Perot Systems shall promptly investigate the matter and take appropriate action which may include (a) removing such individual from his or her status as Key Personnel and notifying CalPX of such removal and replacing such individual with another qualified individual; or (b) other appropriate disciplinary action.

      e. Perot Systems shall maintain recruiting and replacement procedures for Key Personnel designed to assure an orderly succession in as prompt a manner as reasonably possible for any Key Personnel who resign or are replaced.

2.4 PSC Personnel. Perot Systems shall assign qualified personnel as PSC Personnel to perform the Services under this Agreement. On a quarterly basis, Perot Systems shall provide to the CaIPX Representative a list of all PSC Personnel dedicated full-time to the CalPX account.

2.5   Conduct and Removal of PSC Personnel.

       a. While on CalPX premises, Perot Systems shall use reasonable commercial efforts to cause the PSC Personnel to comply with the reasonable requests and standard rules and regulations of CalPX regarding safety, health and personal conduct generally applicable to CalPX and vendor personnel working at such CalPX premises, including (i) subject to each individual person serving as PSC Personnel being provided with a copy, complying with the CalPX Employee Code of Conduct, (ii) wearing an identification badge, and (iii) otherwise conducting themselves in a businesslike manner.

       b. Perot Systems shall cause the PSC Personnel to comply with (a) the confidentiality provisions of this Agreement, and (b) CalPX's computer security procedures, a current copy of which is attached as Schedule 2.5, as amended by CalPX from time to time.

       c. If CalPX reasonably determines that any PSC Personnel are not conducting themselves in accordance with this Section, CalPX shall notify Perot Systems of the non-compliant conduct. Upon receiving such notice, Perot Systems shall promptly investigate the matter and take appropriate disciplinary action which may include (a) removing the applicable person from the CalPX account, providing CalPX with notice of such removal, and replacing him or her with another qualified person, or (b) other disciplinary action reasonably anticipated to prevent a recurrence. If there are repeated violations of this Section by a particular individual, Perot Systems shall remove the individual from the CalPX account. Perot Systems shall notify the CalPX Representative immediately after dismissing or reassigning any PSC Personnel whose normal work location is at a CalPX service location. Except as otherwise approved by CalPX, those PSC Personnel located on CalPX's premises may only provide services on such premises which support CalPX's operations.

2.6 CalPX Representative. CalPX shall designate a representative ("CalPX Representative") who shall have overall responsibility for managing and coordinating the performance of CaIPX's obligations under the Agreement, including determining prioritization of certain of the Services, and shall have full authority to act on CalPX's behalf with respect to all matters relating to this Agreement. The CalPX Representative shall work with the Account Manager to address CalPX's information technology issues and strategies and the parties' relationship under this Agreement. The initial CalPX Representative shall be Daniel Yee. The CalPX Representative may delegate such of his or her responsibilities to another officer or director of CaIPX with notice to Perot Systems.

2.7   Transfer of Personnel.

      (a) Perot Systems shall offer employment to CalPX's employees who are listed in Part A of Schedule 2.3 in accordance with Perot Systems' standard employment policies as of the Effective Date, and in accordance with Schedule 2.7. Such offer of employment shall be made on or before February 22, 2000. Perot Systems shall request that these employees accept the offer of employment by the close of business of CalPX on February 24, 2000, which acceptance shall be effective as of 12:01 a.m., PST, on February 28, 2000.

      (b) Perot Systems shall use reasonable commercial efforts to engage as independent contractors or employees the contract personnel who are listed in Part B of Schedule 2.3 in accordance with Perot Systems' standard independent contractor agreement. Perot Systems shall offer to engage or employ such contract personnel, or notify CalPX of its decision not to engage or employ such contract personnel, within two business days of the Agreement Date.

      (c) Those CalPX employees listed in Schedule 2.3 who accept Perot Systems' offer of employment are referred to collectively as the "Transitioned Employees" and those CalPX employees who do not accept such offers of employment are referred to collectively as the "Non-Transitioned Employees." CalPX shall cooperate with Perot Systems in connection with Perot Systems making such offers. CalPX shall not make any representations to the Transitioned Employees relating to the terms of employment by Perot Systems. If any Transitioned Employee is terminated by Perot Systems within six months after the Effective Date, CalPX shall reimburse Perot Systems for severance costs as same may be incurred by Perot Systems in accordance with Perot Systems' standard employment policies as of the Effective Date. CalPX shall reimburse the severance paid by Perot Systems after presentation of an invoice with supporting documentation in accordance with Section 5.7.

2.8 Subcontractors. Perot Systems may engage independent third parties or one or more of its Affiliates to perform as a subcontractor to Perot Systems any part of the Services or other obligations to be performed by Perot Systems under this Agreement, provided that:

      (a) Perot Systems' Account Manager shall obtain the CalPX Representative's prior approval of any subcontractor (other than an Affiliate controlled by Perot Systems) that Perot Systems reasonably expects, at the time of the initial engagement, shall be paid more than $250,000 during the term of the agreement under which such subcontractor is engaged or, in the case of multiple agreements with a single subcontractor, during any 12 month period. Such approval shall not be necessary for Affiliates controlled by Perot Systems unless otherwise agreed in the Change Control Procedure.

      (b) Perot Systems shall be fully responsible for the work and activities of its subcontractors, including the compliance of such subcontractors with the terms of this Agreement. Perot Systems shall use commercially reasonable efforts to keep CalPX's property free from liens arising in connection with the Services performed by Perot Systems under this Agreement.

2.9 Restrictions on Hiring. Except as otherwise specifically provided in this Agreement, Perot Systems and CalPX each agree not to hire or recruit the other's employees with whom Perot Systems or CalPX came into contact in connection with the activities contemplated by this Agreement until the earlier of a) six months after the end of the Term; and b) six months after such employee is no longer employed by the applicable party, without, in each case, the prior written consent of the other party.

                                    Article 3
                                    Services

3.1 Base Services. During the Term, Perot Systems shall provide the Core Services and up to the number of Full-Time Equivalent PSC Personnel shown in Schedule 5.1 to perform Applications Development services, and Business Consulting services (collectively, "Base Services") at CalPX's offices in Alhambra, California; Pasadena, California; Perot Systems' Richardson Information Management Facility ("RIMF"), and such other Perot Systems offices and data centers as the parties mutually agree.

       (a)   Core Services are defined as:

             (i)    the Program Management Services described in Part A of
                    Schedule 3. 1;

             (ii)   the Computer Operations Services described in Part B of
                    Schedule 3. 1;

             (iii)  the Applications Maintenance Services described in Part C of
                    Schedule 3.1; and

             (iv) the IT Procurement Services.

       (b)   Applications Development Services are described in Part D of
             Schedule 3. 1; and

       (c)   Business Consulting Services are described in Part E of Schedule
             3.1.

3.2   Service Levels.

       (a) In the absence of adequate historical data from the operation of CalPX's Systems, the parties agree to use the service levels set forth in Schedule 3.2 ("Service Levels") for the Services. These Service Levels have been selected based upon industry data and a partial analysis of the operation of CalPX's Systems and the number of PSC Personnel assigned to perform the Services. During the first 120 days after the Effective Date ("Transition Period"), Perot Systems and CalPX shall diligently and in good faith negotiate any changes to the Service Levels that are required to reflect the actual operation of CalPX's Systems during the six-month period prior to the Effective Date. After the Transition Period, Perot Systems shall meet or exceed the mutually agreed Service Levels with respect to the Services. The addition of any Service Level not set forth on Schedule 3.3 as of the Effective Date shall require an amendment to this Agreement.

       (b) Perot Systems shall be excused from its obligation to perform the Computer Operations Services in accordance with the Service Levels to the extent that it can not meet such Service Levels as a result of actions or failures to act by CalPX in accordance with this Agreement or by a third party other than Perot Systems or PSC Personnel, including any failure to obtain any access described in
              Section 4.2(b) or Force Majeure Event.

       (c) As contemplated by the Change Control Procedure, (i) any Change Order implementing service or resource additions or reductions requested by CalPX and any other Change Order changing the manner in which the Core Services are provided by Perot Systems shall include an appropriate adjustment to the applicable Service Levels, and (ii) Perot Systems shall review with CalPX as part of the Change Order Procedure the anticipated effect of such reduction, addition or change on Perot Systems' ability to meet the applicable Service Levels.

       (d) If Perot Systems fails to meet any Service Level, Perot Systems shall (i) promptly investigate and perform a root-cause analysis to identify the cause of the failure; (ii) provide to CalPX a report on the causes of the problem; (iii) correct the problem, to the extent such problem is within its control, or take appropriate steps to cause the problem to be corrected to the extent such problem is not within its control; (iv) to the extent within its control, take appropriate preventive measures to reduce the probability of a recurrence of the problem; (v) take appropriate actions to mitigate the adverse effects of the problem prior to its correction; and (vi) periodically advise the CalPX Representative of the status of remedial efforts being undertaken with respect to such problems.

3.3   Additional Services.

       (a) Perot Systems shall provide to CalPX such additional services that are beyond the scope of the Base Services ("Additional Services") as Perot Systems and CalPX from time to time agree in writing. Base Services, Additional Services, and any Transition Assistance provided under Section 7.11 are collectively referred to herein as "Services." Upon identifying a need for information technology or business consulting services outside the scope of the Base Services, the Account Manager and the CalPX Representative shall coordinate the preparation of a document identifying, in reasonable detail, the services to be performed, the specific hardware, software and third party services to be delivered as part of such services, and the objective completion criteria to be applied in connection with such services. This document shall be reviewed by the IT Steering Committee.

       (b) Perot Systems acknowledges and agrees that CalPX prefers to use commercial off-the-shelf software, rather than custom-designed solutions, to meet its requirements whenever and wherever practical, and Perot Systems shall use reasonable commercial efforts to identify commercial off-the-shelf software products that are suitable for use by CalPX as part of any proposal to provide Additional Services.

       (c) If CalPX, in its sole and absolute discretion, chooses to terminate the contract of any third party vendor that is providing desktop, network or telecommunications information technology services, or such contract expires in accordance with its terms, and CalPX (i) desires to obtain such services from another third party and (ii) determines in its reasonable discretion that Perot Systems has the appropriate expertise and resources to provide such services, then CalPX and Perot Systems shall commence good faith negotiations for Perot Systems to provide such services. In the event that following such good faith negotiations, the parties shall not have reached agreement on the terms of Perot Systems providing such services within 30 days of the commencement of such negotiations, then CalPX shall have the right to enter into an agreement with a third party to provide such services; provided that prior to entering into a definitive agreement for the provision of such services Perot Systems shall be offered the opportunity to resubmit another proposal for the provision of such services. CalPX acknowledges and agrees that Perot Systems has, as of the Effective Date, the technical capability and experience to perform the Desktop Support Services and Desktop Procurement Services.

       (d) Additional Services will be performed under individual written task order ("Task Orders") that are approved and issued in accordance with this Section 3.3 and the Change Control Procedure. Each Task Order shall identify, in reasonable detail, the services to be performed, the specific hardware, software and third party services to be delivered as part of such services, and the objective completion criteria to be applied in connection with such services, in addition to the price, reimbursable expenses and pass-through expenses to be paid by CalPX for such Additional

             Services. Perot Systems will commence the Additional Services upon execution of the Task Order by CalPX and Perot Systems.

3.4   Change Control Procedure.

          (a) All Changes (as defined herein) shall be reviewed by the Change Review Board. All Change Orders shall be reviewed and approved in writing by the Account Manager and CalPX Representative. The budgetary and schedule effects of reasonably interrelated Change Orders shall be aggregated to determine whether the CalPX Representative or the Change Review Board should review such Change Orders. The parties shall use their reasonable commercial efforts to minimize any adjustments to development schedules, development budget and application requirements. Change Orders may be approved electronically by the Account Manager and the CalPX Representative.

          (b) During the first 30 days after the Effective Date, Perot Systems shall prepare and deliver to the Change Review Board, for its review and approval, the Change Control Procedures to be used under this Agreement to control Changes in scope, schedule and cost of the Services. The Change Control Procedures shall provide, at a minimum, that (i) all Changes, including Changes to the Change Control Procedures, shall be made pursuant to the Change Control Procedures, except as may be necessary on an emergency basis; (ii) no Change which is reasonably expected to materially or adversely affect the function or performance of any System or result in a material increase in the charges to CalPX under this Agreement shall be implemented without the Change Review Board's approval, except as may be necessary on an emergency basis; (iii) all Changes, except those made as necessary on an emergency basis, shall be implemented in accordance with a schedule provided to the Change Review Board periodically and under circumstances that are reasonably expected not to interrupt CalPX's business oper- ations materially; and (iv) the Account Manager shall give the Change Review Board prompt notice (which may be given orally, provided that any oral notice is confirmed in writing within five business days) of any Change made as necessary on an emergency basis.

          (c) Changes to the application requirements, development budget, or development schedule shall be made only by mutual agreement of the affected parties through the use of a Change Order. All requests for Changes by a party shall be communicated by the Account Manager or CalPX Representative, as the case may be, to the CalPX Representative or Account Manager, as the case may be, or the Change Review Board as appropriate. No party shall have any obligation or authority to implement Changes requested through any other means.

          (d) Requests for Change Orders shall be submitted for review in accordance with the Change Control Procedure, and shall include the following information: (i) a detailed description of the Change requested, (ii) the business, technical or financial justification for the Change requested, (iii) the price, capital and operating costs associated with the Change requested, (iv) the projected schedule impact of the Change requested, and (v) the priority of the Change requested.

          (e) Within ten business days (or such longer period as is mutually agreeable) after receiving a request from CalPX for a Change Order, Perot Systems shall prepare and provide to CalPX's Representative or the Change Review Board a document summarizing the effect, if any, of the proposed Change on (i) the development schedule, including but not limited to CalPX's obligations under the development schedule, (ii) the functionality and requirements of the applicable System to be delivered, and (iii) the development budget. In addition, Perot Systems shall inform CalPX regarding any other business impact that Perot Systems believes to be relevant to an evaluation of the Change Order. The CalPX Representative or the Change Review Board, as the case may be, shall review the information and, as the Change Review Board deems necessary, revise it at the next succeeding Change Review Board meeting and promptly forward its report on the proposed Change to CalPX. Within ten business days or such longer period as is mutually agreeable to the parties, after receiving such information, CalPX shall approve, reject or with-draw the request for such Change Order. CalPX's failure to approve, reject or withdraw the request within the applicable time period shall be deemed a withdrawal of such request.

          (f) Upon submitting a request for a Change Order initiated by Perot Systems, Perot Systems shall provide to CalPX a document summarizing the effect, if any, on (i) the development schedule, including but not limited to CalPX's obligations under the development schedule, (ii) the functionality and requirements of the applicable System to be delivered, and (iii) the development budget. In addition, Perot Systems shall inform CalPX regarding any other business impact that it believes to be relevant to an evaluation of the Change Order. The Change Review Board shall review the information and, as the Change Review Board deems necessary, revise it at the next succeeding Change Review Board meeting and promptly forward its report to CalPX. Within ten business days after receiving such information (or within ten business days after receiving the Change Review Board's report, in the case of a Change request reviewed by the Change Review Board), CalPX shall approve or reject the requested Change Order. CalPX's failure to approve or reject the requested Change Order within the applicable time period shall be deemed a rejection of such request.

          (g) In any case where no final agreement has been reached on a Change request but the CalPX Representative nonetheless orders Perot Systems to carry out such Change, Perot Systems shall use its commercially reasonable efforts to carry out such Change within the time requested by CalPX at the price and related terms proposed by Perot Systems, and either party may refer the disputed Change request to the procedures provided in Section 7.2 and 7.3.

          3.5 IT Procurement Services. At CalPX's written request, Perot Systems shall purchase, lease or license equipment, software, services and supplies from Perot Systems' suppliers on behalf of CalPX and for CaIPX's account or shall facilitate the purchase, lease or license of such items by Ca1PX at the prices available to Perot Systems (the "IT Procurement Services").

          3.6 Management Procedures Manual. On or before the end of the Transition Period and as part of the Services, (1) Ca1PX and Perot Systems shall establish procedures pursuant to which mutually agreed policies of CalPX and Perot Systems shall be adhered to during the Term, and (2) Perot Systems shall prepare and deliver to CalPX, for CalPX's approval, a management procedures manual (the "Management Procedures Manual") generally describing (a) the Services, (b) the computer hardware and software environments in which the Services will be performed, (c) the documentation, if any, which provides further details regarding the Services or computer hardware and software environment in which the Services will be performed, (d) the procedures Perot Systems intends to use to manage the Services, and (e) the management reporting system that Perot Systems shall use to manage this Agreement and communicate to CalPX. Perot Systems and CalPX shall update the Management Procedures Manual whenever necessary to reflect any changes in the operations or procedures described therein within a reasonable time after such changes are made.

          3.7 Reports. Perot Systems shall provide to CalPX performance, utilization and status reports relating to the Services and Service Levels as requested by CalPX in a form acceptable to CalPX.

          3.8 Improved Technology. As part of the Services, Perot Systems shall provide CalPX with information about, and recommendations regarding, information technology developments that could reasonably be expected to have a favorable impact on CalPX's information technology operations for CalPX's consideration and evaluation, including information regarding any new information technology developments that are not subject to third party confidentiality restrictions made generally available by Perot Systems for use by Perot Systems' customers. In addition, Perot Systems shall meet with CalPX at least twice per year during the Term to inform CaIPX of any new information technology developments that are not subject to third party confidentiality restrictions which Perot Systems is developing and any appropriate information processing trends and directions of which Perot Systems is aware.

          3.9 Changes in Law and Regulations.

          (a) Perot Systems shall identify and notify CalPX of any changes in any laws or regulations applicable to Perot Systems or its operating procedures that could adversely affect the use or delivery of the Services. CalPX shall identify and notify Perot Systems of any changes in any laws or regulations applicable to CaIPX or its operating procedures that require changes to the way in which the Services are provided by Perot Systems. Perot Systems and CalPX shall work together to identify the impact of any such laws or regulations on how CalPX uses, and Perot Systems delivers, the Services. Each party shall be responsible for any fines and penalties arising from its failure to comply with any laws or regulations applicable to its business operations relating to the delivery or use of the Services.

          (b) If any changes in laws or regulations prevent Perot Systems from performing its obligations under this Agreement, Perot Systems shall (i) use commercially reasonable efforts to continue to perform the Services and (ii) develop and, upon CalPX's approval, implement a suitable workaround for its obligations under this Agreement that cannot be performed until such time as Perot Systems can perform its obligations under this Agreement without such workaround. If the applicable change in law or regulatory requirements is applicable to Perot Systems, then Perot Systems shall develop and implement such workaround at its own expense. If the applicable change in law or regulatory requirements is applicable to CalPX and such change results in additional costs to Perot Systems to perform its obligations under this Agreement, then CalPX shall pay Perot Systems for its incremental costs incurred in connection with making the appropriate changes as part of the Base Services or as an Additional Service, as the case may be.

       3.10 Technical Standards. Perot Systems shall comply with CalPX's information management technical architecture and product standards in effect on the Agreement Date and as amended pursuant to the Change Control Procedure during the Term.

       3.11 Knowledge Sharing. At least once every year, and on request after at least 30 days' notice from CalPX, Perot Systems shall meet with representatives of CalPX to explain, at an executive level, how (1) the Systems are designed and operate, and (2) the Services are provided.

       3.12 Customer Satisfaction.

              (a) Within 90 days after the Effective Date, Perot Systems shall conduct a survey to measure end-user satisfaction with the Services at each CalPX site. The survey shall contain questions, and shall be administered according to procedures, mutually agreed by CalPX and Perot Systems within 60 days after the Agreement Date. Perot Systems shall promptly share the results of each such survey with CalPX, including, without limitation, copies of the user questionnaires completed by any CalPX personnel.

              (b) At least annually during the Term, Perot Systems shall conduct a survey to measure end-user satisfaction with the Services and Perot Systems' responsiveness to requests for Services at each CalPX site. The survey shall contain questions to be agreed upon by CalPX and Perot Systems no later than 30 days before the date on which the survey is scheduled to begin. Perot Systems shall promptly share the results of each such survey with CalPX, including, without limitation, copies of the user questionnaires completed by any CalPX personnel. The content, scope, and method of each such survey shall be consistent with the baseline customer survey conducted under Section 3.12(a), and the timing of the surveys shall be subject to mutual agreement.

          (c) During the last six months of the Term, CalPX may initiate at its expense a third- party review of the Services being performed by Perot Systems. If CalPX initiates such a review, CalPX shall, within five business days after sending notice of such election, provide Perot Systems with a list of three unbiased third party benchmarkers acceptable to CalPX, none of whom shall be competitors to Perot Systems. Perot Systems shall select one of such third party benchmarkers to be engaged by CalPX. CalPX and Perot Systems shall negotiate in good faith to determine jointly the information to be provided to the benchmarker (the "Benchmark Information") and the scope and cost of the review, and shall (1) review the Benchmark Information and (2) schedule a meeting to address any issues either party may have with respect to the Benchmark Information. The benchmarker shall review the scope and level of Services then being provided under this Agreement, the total number of personnel assigned to perform those Services, and the charges for the Services and any other appropriate information related to this Agreement and compare the scope and level of Services, the total number of personnel assigned to perform such Services, and the charges for the Services against similar services that are performed by other full service information technology outsourcing providers who compete with Perot Systems in similar markets in a similar period. The benchmarker results shall be treated as Confidential Information.

       3.13 Regular Improvement. Perot Systems shall, on a regular basis (1) identify processes, techniques, equipment and software that could improve the Services and Service Levels and (2) recommend for adoption or acquisition non-confidential processes, techniques, equipment, software and tools used by Perot Systems that could improve or lower the cost of CalPX's technology operations. Perot Systems shall, from time to time, include the information required by this Section 3.13 in appropriate reports provided to CalPX under this Agreement.


                                    Article 4
                             CalPX Responsibilities

       4.1 Cooperation. CalPX shall keep Perot Systems informed, as reasonably appropriate, about those aspects of CalPX's business that could reasonably have a material effect on the demand for, or provision of, the Services. CalPX shall cooperate with Perot Systems to ensure that the Change Control Procedure and other processes relating to the Services that are dependent upon information from CaIPX are not unreasonably delayed by CalPX.

       4.2 Access to Software.

              (a) CalPX Proprietar Software. CaIPX shall provide Perot Systems with access to, and the necessary rights to operate, modify, and enhance, its proprietary software listed in Part A of Schedule 4.2 and such other proprietary software of CalPX as is necessary for Perot Systems to perform its obligations under the Agreement ("CaIPX Proprietary Software"). CalPX shall pay any access or other fees associated with obtaining such rights to the CalPX Proprietary Software. CalPX shall pay all license, maintenance and other fees associated with the CaIPX Proprietary Software.

              (b) CalPX Vendor Software. CalPX shall provide Perot Systems with access to, and the necessary rights to operate and, where necessary to perform the Services to modify and to enhance, its vendor software listed in Part B of
Schedule 4.2 and such other vendor software as is necessary for Perot Systems to perform its obligations under the Agreement ("Ca1PX Vendor Software") and shall pay any access or other fees associated with obtaining such rights to the CalPX Vendor Software. CalPX shall pay all license, maintenance and other fees associated with the CalPX Vendor Software. Except as contemplated by this
Section 4.2(b), Perot Systems' access to, and other rights in respect of, CalPX Vendor software shall be subject to the terms of the applicable software license agreement between CaIPX and the applicable vendors. If CalPX is unable to obtain the rights described in this paragraph (b), (i) Perot Systems shall be relieved of any obligations under this Agreement that cannot be performed in the absence of such rights without violating a third person's intellectual property or other rights, and (ii) CalPX and Perot Systems shall work together in good faith to find an alternative way for CalPX to obtain any Services that Perot Systems cannot perform in a manner that is reasonably satisfactory to both parties.

       4.3 Access to Ca1PX Facilities. CalPX shall provide Perot Systems access to its facilities and shall provide to all PSC Personnel performing Services at such facilities, without charge, such office furnishings, janitorial service, telephone service, utilities (including air conditioning) and office-related equipment (including but not limited to personal computers and related software, peripherals and supplies and facsimile machines), supplies, and duplicating services as Perot Systems may reasonably require in connection with the activities contemplated hereunder. Unless otherwise agreed, CalPX shall not be obligated to provide such facilities for PSC Personnel performing (i) Services at the RIMF (or another Perot Systems data center), (ii) Business Consulting Services, or (iii) any Services on a part-time basis, except as may be necessary on a short-term, shared basis. CalPX shall procure and purchase at its sole cost and expense all the necessary hardware and software of Ca1PX reasonably required by Perot Systems to provide the Services. CalPX shall provide such access 24 hours a day, seven days a week. Perot Systems shall obey all generally applicable rules and procedures at any CalPX facility of which CalPX has notified Perot

              Systems. CalPX agrees that such CalPX facilities shall comply with all applicable laws and regulations. Access and equipment requirements shall be handled through the Change Control Procedure. PSC Personnel shall receive similar technologies to those currently in use or contemplated at CalPX.

       4.4 Access to Technology. CalPX shall provide Perot Systems with access to its hardware, equipment, and technology related items and services listed in
Schedule 4.4 and such other hardware, equipment and technology related items and services as otherwise reasonably necessary for Perot Systems to perform its obligations under this Agreement (the "CalPX Technology"). CalPX shall pay all costs and expenses, including without limitation, maintenance costs, associated with the CalPX Technology.

       4.5 Required Improvements. CalPX shall implement, or cause to be implemented, each of the process, infrastructure, testing and project management improvements described in Schedule 4.5, and the initiation of the maintenance windows set forth in Schedule 4.5 ("Required Improvements'). If CalPX does not implement, or cause to be implemented the Required Improvements, the provisions of Section 5.3(b) shall not apply until after the Required Improvements have been implemented. The estimates of additional expenditures, implementation times and requirements for additional Full-Time Equivalent resources set forth in
Schedule 4.5 as to Required Improvements are subject to change in accordance with the Change Control Procedures. CalPX agrees to provide funding for those Required Improvements that require additional expenditures or additional external resources. Upon the request of CalPX, Perot Systems agrees to provide the additional external resources as Application Development and Business Consulting Services under this Agreement. Expenditures for hardware, software and third party services to implement the Required Improvements shall be the responsibility of CalPX.

                                    Article 5
                            Payments to Perot Systems

5.1   Base Services Fees.

              (a) During the Transition Period and thereafter until the Required Improvements are completed, Perot Systems shall invoice CalPX on or before the 10th day of each month the Calculated Services Fee for each of the Core Services, the Application Development Services and the Business Consulting Services provided during the previous month. After the Transition Period and the Required Improvements have been completed, Perot Systems shall invoice CalPX on or before the 10th day of each month for (i) an amount equal to the Baseline Budget per month for the Core Services to be provided during the following month, plus (ii) the Calculated Services Fee for each of the Application Development Services and the Business Consulting Services provided during the previous month.

              (b) After the Transition Period and the Required Improvements have been completed, the invoice for the first month of each calendar quarter shall reflect any credit due to CalPX, and any additional amount payable by CalPX, for all adjustments to the previously invoiced amounts that are required under this Agreement, including but not limited to any adjustments required pursuant to
Section 5.3 (the "Quarterly True- Up"). Perot Systems shall not modify any previously prepared Quarterly True-Up, subject to the provisions of Section 5.8.

5.2 Additional Services Charges. During the Term, CalPX shall pay Perot Systems each month for the Additional Services the amounts agreed to by CalPX and Perot Systems at the times agreed to by Perot Systems and CalPX. Additional Services shall be provided on a time and materials basis using Perot Systems' "Standard Commercial Rates", less a 25% discount. Perot Systems may adjust the Standard Commercial Rates no more often than once per year, beginning in the second year of the Term, with 60 days advance written notice.

5.3 Performance Bonuses and Credits.

              (a) CalPX and Perot Systems have established the "Baseline Budget" set forth in Schedule 5. 1, which represents CalPX's good faith projection of the fixed and variable costs and expenses that would have been incurred or paid by CalPX to perform the Core Services on a monthly basis in the absence of this Agreement, minus a level of savings projected in good faith to be achievable as a result of the Required Improvements and other improvements initiated by Perot Systems. The Baseline Budget shall be adjusted annually as provided in Section 5.6.

              (b) If during any calendar quarter in which the Calculated Service Fees for the Core Services (calculated in accordance with paragraph A of Schedule 5.1) are less than the Baseline Budget for the Core Services, as adjusted in accordance with Section

              5.6, for that calendar quarter, then Perot Systems shall credit CalPX an amount equal to one-half of the amount by which the applicable Baseline Budget exceeds such Calculated Service Fees. The credit shall be issued on the first invoice issued to CalPX following the completion of that calendar quarter; provided that no such credit shall be issued until after the Transition Period and the Required Improvements have been completed.

       (c) If during any calendar quarter the Calculated Service Fees for the Core Services (calculated in accordance with paragraph A of Schedule 5.1) are greater than the Baseline Budget for the Core Services, as adjusted in accordance with Section 5.6, for that calendar quarter, then CalPX shall pay Perot Systems an amount equal to one-half of the amount by which the applicable Calculated Service Fees exceed the applicable Baseline Budget, which amount shall be included on the first invoice issued to CalPX following the completion of that calendar quarter.

              5.4 Reimbursale Expenses. CalPX shall pay or reimburse Perot Systems for its reasonable out-of-pocket travel and travel related expenses incurred in connection with its performance of the Services that arise in connection with any travel by the PSC Personnel outside of the greater Los Angeles area requested by CalPX. Notwithstanding the preceding sentence, CalPX shall not pay or reimburse Perot Systems for travel or travel-related costs incurred by PSC Personnel assigned to perform the Base Services for travel within the Los Angeles area. Unless otherwise agreed, any expenses shall be reimbursed according to CalPX Expense and Reimbursement Policy, attached as
Schedule 5.4, as amended from time to time.

              5.5 Taxes. There shall be added to any charges payable by CalPX under this Agreement, and CalPX shall pay or reimburse to Perot Systems, amounts equal to any taxes, however designated or levied based upon such charges, the Services, or this Agreement, including state and local taxes, and any taxes or amounts in lieu thereof paid or payable by Perot Systems in respect of the foregoing, excluding franchise taxes and taxes based on the net income of Perot Systems. Each party shall cooperate with the other in minimizing any applicable tax and, in connection therewith, CalPX shall provide Perot Systems any resale certificates, information regarding out-of-state use of materials, services or sales, or other exemption certificates or information reasonably requested by Perot Systems.

              5.6 Cost of Living Adjustment. If the Price Index at the end of each one year period following the Effective Date ("Current Index") is higher than the Price Index at the beginning of such one year period ("Base Index"), then, effective as of the end of such one year period, all charges hereunder shall be increased by the percentage that the Current Index increased from the applicable Base Index. "Price Index" means the index entitled "Private Industry, Wages and Salaries, 12-Month Percent Change, Not Seasonally Adjusted," published by the Bureau of Labor Statistics. If the publisher of this index should stop publishing or substantially change the content or format of the index, the parties shall substitute therefor another comparable measure published by a mutually acceptable source; provided, however, that if such change is merely to redefine the base year for the Price Index to another year, the parties shall continue to use the Price Index but shall, if necessary, adjust the Base Index and Current Index as reasonably appropriate.

       5.7 Time of Payment. All amounts due hereunder shall be due within 30 days after receipt by CalPX of an invoice therefor. An invoice shall be deemed to be received in accordance with the terms of Section 12.2, provided that all invoices shall be addressed to the attention of the CalPX Chief Financial Officer. CalPX shall deliver a CalPX check to the Account Manager at CalPX's offices in Pasadena on the due date and Perot Systems shall not charge CalPX for overnight courier. Amounts not paid when due shall incur interest until paid at the lesser of (i) 1.5% per month, or (ii) the maximum rate permitted by applicable law. If any amount not paid when due under this Agreement is disputed in good faith, interest shall not begin to accrue until the dispute has been resolved.

       5.8 Audit of Charges. Within 30 days after the Effective Date, Perot Systems and CalPX shall agree as to the documentation that Perot Systems will provide to CalPX each month in support of its charges under this Agreement, including reimbursable expenses. Upon notice from CalPX, Perot Systems shall provide CalPX and its representatives (collectively, the "CaIPX Auditors") with access to such financial records and supporting documentation as may reasonably be requested by the CalPX Auditors, and the CalPX Auditors may audit reasonably appropriate books and records of Perot Systems for the purpose of verifying that any amounts charged under this Agreement with respect to the Services are accurate and in accordance with this Agreement. If, as a result of such audit, CalPX determines that Perot Systems has overcharged or undercharged CalPX, CalPX shall notify Perot Systems of the amount of such overcharge or undercharge and Perot Systems or CalPX, as the case may be, shall promptly pay the amount due. In addition, if any such audit reveals an overcharge to CalPX of five percent or more of the aggregate amount of the invoices audited, Perot Systems shall reimburse CalPX for the cost of such audit.

       5.9 Pass-Through Expenses. Perot Systems shall review all IT vendor invoices for Pass- Through Expenses, including but not limited to invoices relating to IT Procurement Services, to determine whether the charges reflected in such invoices comply in all material respects with the applicable purchase documentation or contract. After completing its review, Perot Systems shall submit an invoice to CalPX for such IT vendor invoices, together with Perot Systems' recommendation for payment, nonpayment, or partial payment, to CalPX twice per month on or about the fifth and twentieth days of the month for CalPX's review and payment. CalPX shall promptly review and pay the invoices submitted to it (or advise Perot Systems' Account Manager that an invoice is not approved, with an explanation of the reasons for not approving the invoice).

       5.10 Adjustment of Budget.

              (a) During any 12-month period commencing as of the Effective Date, CalPX may, in one or more installments, reduce the Baseline Budget (as adjusted in accordance with Section 5.6) as of the beginning of such 12-month period by a percentage amount up to a percentage equal to the sum of (i) 5% (the "Reduction Percentage"), plus (ii) the aggregate number of percentage points, if any, for all of the unused portions of the Reduction Percentages with respect to all previous 12-month periods, provided that CalPX may not exercise such right to reduce the Baseline Budget until after the Transition Period and Required Improvements are completed. If during any three calendar month period commencing after the Transition Period and the Required Improvements are completed the average number of transactions settled through CalPX's settlement system during such three-month period is less than 50% of the average number of transactions settled through CalPX's settlement system during the Transition Period, CalPX and Perot Systems shall negotiate appropriate adjustments to the Baseline Budget, the number of Full-Time Equivalent PSC Personnel providing Core Services, the Service Levels, and Schedule 7.8 provided that the reduction in the number of transactions settled is the result of circumstances outside CalPX's reasonable control.

       (b) If CalPX elects to reduce the Baseline Budget as provided in Section 5.10(a), CalPX shall give Perot Systems at least (i) 90 days prior written notice of any budget reduction of 5% or less of the applicable Baseline Budget,
(ii) 135 days prior written notice of any budget reduction of 5% to 10% of the applicable Baseline Budget, and (iii) 180 days prior written notice of any budget reduction of more than 10% of the applicable Baseline Budget. On the effective date of any reduction in the Baseline Budget, Perot Systems shall have the right to reduce the number of Full-Time Equivalent PSC Personnel performing Core Services under this Agreement, and Perot Systems and CalPX shall adjust the Service Levels and Schedule 7.8 as appropriate to reflect the staffing adjustments.

5.11 No Other Charges. There shall be no other charges payable by CalPX other than those stated in this Article 5, Schedule 5.1 and Schedule 5.2.

5.12 Fee Disputes.

       (a) Within 30 days after receiving each invoice, CalPX shall give notice to Perot Systems of any amount shown in such invoice that is reasonably disputed in good faith by CalPX, which notice shall include a reasonably detailed explanation of the disputed amount and the grounds for the dispute. CalPX's failure to pay amounts disputed in accordance with this Section 5.12 shall not be grounds for a claim of breach or suspension of work by Perot Systems so long as CalPX complies with the provisions of Section 5.12(b). CalPX shall pay any amounts to Perot Systems within five business days after such amounts are found to be payable to Perot Systems. If the aggregate disputed invoiced amounts exceed $120,000, then CalPX shall pay all such disputed amounts, on or before 30 days after giving notice of dispute, into escrow in a major United States commercial bank with which neither party has significant dealings, with interest to be allocated to the party entitled to the principal upon resolution of the dispute, which dispute shall be resolved through good faith negotiation or otherwise in accordance with Article 7.

5.13 Proration. All periodic fees under this Agreement are to be computed on a calendar month basis and shall be prorated for any partial month.

5.14 Unused Credits. Any unused credits against future payments owed to either party by the other pursuant to this Agreement shall be paid to the applicable party within 30 days after the expiration or termination of this Agreement.

5.15 Retention of Records. Perot Systems shall retain records and supporting documentation sufficient to document the Services and the fees paid or payable by CalPX under this Agreement for a period of seven years after the expiration or termination of this Agreement.


                                    Article 6
              Confidentiality, Proprietary Rights and Audit Rights

6.1 CalPX Data.

       (a) All data and information (i) provided by or on behalf of CalPX to Perot Systems in connection with the Services, (ii) obtained, developed or produced by Perot Systems as part of the Services, or (iii) to which Perot Systems has access as a result of providing the Services ("CaIPX Data") shall remain the property of CalPX or the third party that owns such data and information. Perot Systems shall use such CaIPX Data solely in connection with the activities contemplated by this Agreement. The CalPX Data shall be treated as Confidential Information of CalPX under the Agreement. Perot Systems hereby irrevocably assigns, transfers and conveys, and shall cause all PSC Personnel to assign, transfer and convey, to CalPX without further consideration all of its and their right, title and interest in and to the CalPX Data.

       (b) At Perot Systems' expense, Perot Systems shall promptly correct any errors or inaccuracies in the CalPX Data and the reports delivered to CalPX under this Agreement, to the extent caused by Perot Systems. At CalPX's request and expense, Perot Systems shall promptly correct any other errors or inaccuracies in the CalPX Data or such reports.

       (c) Upon request by CalPX at any time during the Term and upon expiration or termination of the Agreement, Perot Systems shall (1) promptly return to CalPX in the format and on the media requested by CalPX, all or any part of the CaIPX Data and (2) erase or destroy all or any part of the CaIPX Data in Perot System's possession, in each case to the extent so requested by CalPX, except for (i) archive and backup copies that are not readily accessible for use, and
(ii) business records required by law to be retained by Perot Systems. Any archival and backup tapes containing CalPX Data shall be deemed Confidential Information of CalPX and subject to the provisions of Article 6 and shall be used by Perot Systems only for back-up and audit purposes.

6.2 Confidential Information.

       (a) Confidential Information. Each receiving party shall use at least the same degree of care, but no less than a reasonable degree of care, to avoid unauthorized disclosure or use of each disclosing party's Confidential Information, including any third party Confidential Information disclosed by the disclosing party, as it employs with respect to its own Confidential Information of similar importance. Each receiving party may disclose Confidential Information only to the other party to this Agreement and its own officers, directors, and employees and to its consultants, subcontractors and advisors who reasonably need to know it. Each receiving party shall be responsible to the disclosing party for any violation of this Agreement by its officers, directors, employees, consultants, subcontractors or advisors. No receiving party may print or copy, in whole or in part, any documents or other media containing a disclosing party's Confidential Information, other than copies for its officers, directors, employees, consultants or advisors who are working on the matter, without the prior consent of the disclosing party. No receiving party may use a disclosing party's Confidential Information for competing with the disclosing party or for any purpose not in furtherance of this Agreement. The term "Confidential Information" is defined to mean, with respect to CalPX and Perot Systems, all information, documents, records and data, in whatever form or medium (including, without limitation, (i) verbal statements summarized in writing within 10 business days, (ii) printed and electronic forms, (iii) handwritten notes or summaries, (iv) portions of any such items) regarding each other party's (a "disclosing party") methodologies, financial affairs, business activities and plans and records identified as confidential in CalPX's tariff, operating manual and Records Availability Policy communicated by a disclosing party to a receiving party.

       (b) Certain Permitted Disclosures. Each of Perot Systems and CalPX shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its respective officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take reasonable measures to prevent, and shall remain responsible for, the disclosure of Confidential Information of the other party in contravention of the provisions of this Agreement by such officers, agents, subcontractors (except as otherwise specifically provided in this Agreement) and employees.

       (c) Disclosures Required by Law. If a receiving party is requested, as part of an administrative or judicial proceeding, to disclose any of a disclosing party's

Confidential Information, the receiving party shall, to the extent permitted by applicable law, promptly notify the disclosing party of such request and cooperate with the disclosing party in seeking a protective order or similar confidential treatment for such Confidential Information. The seeking of protective orders shall be at the expense of the party whose Confidential Information is at issue.

(d) Exclusions. Confidential Information shall not include information that (1) was known by the receiving party without an obligation of confidentiality prior to its receipt from the disclosing party, (2) is independently developed by the receiving party without reliance on Confidential Information, (3) is or becomes publicly available without a breach of this Agreement by the receiving party,
(4) is disclosed to the receiving party by a third person who is not required to maintain its confidentiality, or (5) is required to be disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control of the receiving party.

(e) Obligations upon Termination or Expiration. Promptly after the expiration or termination of this Agreement, except as provided in Section 6.5 with respect to the Developed Software, each receiving party shall return or, with the consent of the disclosing party, destroy all of the disclosing party's Confidential Information, including any third party Confidential Information in the hands of either party, except for (i) archive and backup copies that are not readily accessible for use, and (ii) business records required by law to be retained by the receiving party.

       (f) Certain Privileged Information. Perot Systems acknowledges that CalPX may assert that certain documents, data and databases created by Perot Systems as part of the Operations Services provided under this Agreement and all communications related thereto (collectively, "Privileged Work Product") are subject to certain privileges under applicable law, including the attorney-client privilege, and may seek to protect such Privileged Work Product from disclosure by Rule 26 of the Federal Rules of Civil Procedure or other applicable rules or laws. CalPX shall notify Perot Systems of any Privileged Work Product to which Perot Systems has or may have access. After Perot Systems receives such notice, Perot Systems shall use reasonable commercial efforts to limit access to such Privileged Work Product solely to those PSC Personnel for whom such access is required to fulfill Perot Systems' obligations under this Agreement. If Perot Systems is requested to provide any third party with access to Privileged Work Product, Perot Systems shall, to the extent permitted by applicable law, promptly notify CalPX and take, at CalPX's expense, such reasonable actions as may be requested by CalPX to resist providing such access. Perot Systems shall have the right, at CalPX's expense, to retain independent legal counsel in connection with any such request. If Perot Systems is ultimately required, pursuant to an order of a court or other authority reasonably believed by Perot Systems to be of competent jurisdiction, to disclose Privileged Work Product, Perot Systems shall have no liability under this Agreement in connection with such disclosure.

       (g) Internal Audits. Perot Systems may periodically perform, or cause to be performed, internal compliance reviews of its activities under this Agreement. The specific findings of these reviews other than those performed under this Agreement, whether performed by Perot Systems or a third person, shall be deemed Privileged Work Product and Perot Systems shall not be required to disclose such findings to CalPX under any circumstances.

6.3 CalPX Proprietary Software. CalPX Proprietary Software shall be and remain the property of CaIPX, and Perot Systems shall have no rights or interests therein except as required to perform the Services or as otherwise provided in this Agreement.

6.4 Perot Systems Software and Perot Systems Tools.

       (a) Any software that is proprietary to Perot Systems that Perot Systems uses or to which Perot Systems provides CaIPX access ("Perot Systems Software") and any tools or methodologies which are proprietary to Perot Systems and used in connection with the activities contemplated by this Agreement ("Perot Systems Tools"), including any modifications to any Perot Systems Software or Perot Systems Tools, shall be and remain the property of Perot Systems, and CalPX shall have no rights or interests therein, except as otherwise provided in this Agreement.

       (b) Perot Systems shall provide CalPX, Affiliates of CalPX and CalPX Partners with access to the Perot Systems Software, Perot Systems Tools and Perot Systems' Third Party Software and Third Party Tools used in connection with the Services during the Term to the extent such access is necessary for CalPX or its Affiliates to receive the Services. Upon request, CalPX shall have the right to approve the Perot Systems Software, Perot Systems Tools and Third Party Software and Third Party Tools prior to their use by Perot Systems in connection with the Services.

       (c) Upon termination or expiration of this Agreement, at the request of CaIPX, Perot Systems shall grant to CaIPX, Affiliates of CalPX and CalPX Partners, and the first successor provider of the Services, a license to access, use, operate, modify and enhance for CalPX or its Affiliate's business operations any Perot Systems Software or Perot Systems Tools then being used to provide the Services at Perot Systems' then prevailing commercial rates and terms, provided that Perot Systems shall not be obligated to grant any license rights with respect to any such software and tools to Electronic Data Systems Corporation, Computer Sciences Corporation, Andersen Consulting LLP or any of their Affiliates for any period in excess of 180 days.

       (d) At the request of CalPX, Perot Systems will use commercially reasonable efforts to obtain for CalPX, Affiliates of CalPX and CalPX Partners, and the first successor provider of the Services, after the expiration or termination of the Agreement license rights from the applicable third parties to access, use, operate, modify and enhance any Third Party Software and Third Party Tools being used by Perot Systems to provide the Services as of expiration or termination of this Agreement.

       6.5 Rights in Developed Software.

       (a) Except as otherwise agreed in this Article 6, CalPX shall acquire all right, title and interest in and to all Work Product produced under this Agreement, including but not limited to all trade secrets, copyrights, patents and other intellectual property rights in and to such Work Product. Except as otherwise agreed in this Article 6, Perot Systems hereby irrevocably assigns, transfers and conveys, and shall cause all PSC Personnel to assign, transfer and convey, to CalPX without further consideration all of its and their right, title and interest in and to such Work Product. Perot Systems acknowledges, and shall cause all PSC Personnel to acknowledge, that CalPX and the successors and permitted assigns of CalPX shall have the right to obtain and hold in their own name the intellectual property rights referred to above in and to such Work Product including all rights of patent, copyright, trade secret or other proprietary rights. Perot Systems agrees to execute, and shall cause all PSC Personnel to execute, any documents or take any other actions as may reasonably be necessary, or as CalPX may reasonably request, to perfect or register CalPX's ownership of any such Work Product.

       (b) All Perot Developed Software and related Documentation shall be owned by Perot Systems. To the extent that any of the Perot Developed Software and related Documentation is deemed a "work for hire" by operation of law, except as otherwise provided in this Article 6, CalPX hereby assigns, transfers and conveys, and shall cause CalPX Affiliates and agents to assign, transfer and convey, to Perot Systems without further consideration all of its and their right, title and interest in and to such Perot Developed Software and related Documentation including all rights of patent, copyright, trade secret or other proprietary rights. CalPX acknowledges that Perot Systems and the successors and permitted assigns of Perot Systems shall have the right to obtain and hold in their own names such intellectual property rights in and to the Perot Developed Software and related Documentation. CalPX agrees to execute any documents or take any other actions as may be necessary, or as Perot Systems may reasonably request, to perfect Perot Systems' ownership of or register such intellectual property rights in any Perot Developed Software and related Documentation.

       (i) Unless otherwise agreed in this Article 6, Perot Systems shall grant and hereby does grant to CalPX, subject to the terms of this Article 6 and the terms and conditions of any license or similar agreement relating to third party Embedded Software, a fully paid-up, worldwide, non-exclusive, non- transferable (except as provided in this Agreement) and perpetual license to use, copy, maintain, and modify the Perot Developed Software, Embedded Software and related Documentation for CalPX's use in connection with its own operations. For purposes of this Section 6.5, CalPX's operations shall include the operations of any Affiliate of CalPX and other third parties (i) to whom CalPX provides services in addition to any sublicense of software; or (ii) in whom CaIPX has an ongoing equity interest ("Ca1PX Partners"). CalPX shall be permitted to sublicense such rights to its Affiliates and CalPX Partners. The license granted in this paragraph shall include a non- transferable (except as provided in the Agreement) and perpetual license to use and practice any and all inventions of Perot Systems embedded in any Perot Developed Software, Embedded Software or related Documentation (including those covered by patents and patent applications at any time).

       (ii) Perot Systems shall provide CalPX with one or more copies of the source code, source code documentation, and other documentation that is reasonably necessary to enable CalPX to enjoy the benefits of the license granted in this Article 6.

       (iii) Unless otherwise specifically agreed in writing by CalPX, Perot Systems shall not license or otherwise use, copy, maintain or modify, or authorize any third party to use, copy, maintain or modify Work Product that is prepared under this Agreement to provide or market electricity services in any Restricted Territory (defined below), during the period while the Work

              Product is being developed and for a period of one (1) year following the expiration or termination of this Agreement. For purposes of this paragraph, the term "Restricted Territory" means the geographic region covered on the Effective Date by the Western Systems Coordinating Council (WSCC), the Electric Reliability Council of Texas (ERCOT), or the Southwest Power Pool
(SPP).

       (c) The term "Embedded Software" is defined to mean pre-existing software that is licensed by CalPX or Perot Systems from a third party or owned by Perot Systems that is embedded in or is necessary to operate the Developed Software. Perot Systems shall retain its rights to any Embedded Software that is owned by Perot Systems, but grants to CalPX the license rights referred to in paragraph
(b) above, provided that if any Embedded Software is owned by a third party, then the terms of the applicable license shall define each party's rights to such Embedded Software.

6.6 Know-How.

       (a) CalPX acknowledges that, prior to the Effective Date, Perot Systems has acquired, conceived, developed or licensed, and after the Effective Date shall continue (both independently and as a result of performing services under this Agreement) to acquire, conceive, develop or license, certain architectures, concepts, industry knowledge, techniques and template works of authorship which embody copyrights, inventions, trade secrets and other intellectual property (collectively, "Know-How") relating to the types of services to be performed for CalPX under this Agreement. CalPX desires Perot Systems to apply its Know-How in connection with the Services, and acknowledges that performance of the Services shall enhance and expand the Know- How. Accordingly, Perot Systems may (1) develop or distribute products or perform services similar to the Work Product (including the Deliverables and the Documentation), and (2) use its Know-How to develop or distribute products or to perform services for any other person, provided that (i) no such activity violates the other provisions of this Article 6, (ii) the Know-How does not contain any Confidential Information of CalPX and
(iii) use of the Know-How does not misappropriate any trade secret rights or infringe upon any other copyright, patent or other proprietary rights of CalPX. To the extent necessary to enjoy the rights described in this Section 6.6, Perot Systems shall retain, whenever intellectual property rights are assigned to CalPX under this Agreement, (i) a royalty-free, perpetual, worldwide license to use, modify and practice any and all inventions of PSC Personnel embedded in any Work Product, Perot Developed Software or related Documentation (including those covered by patents and patent applications at any time) and (ii) the copyright in any templates that form the basis for the Work Product (but not the copyright in the Work Product derived from the template).

       (b) Perot Systems acknowledges that, prior to the Effective Date, CalPX and its employees have acquired, conceived, developed or licensed, and after the Effective Date shall continue to acquire, conceive, develop or license, certain Know-How. Perot Systems acknowledges and agrees that nothing in this Agreement shall restrict in any manner the right of CalPX to use any such Know-How in any manner.

6.7 Audit of CalPX's Business. Perot Systems shall provide reasonable support to CalPX in connection with an audit of CalPX's business as Additional Services. Perot Systems shall not be obligated by this Agreement to disclose to CalPX or any other person or entity any information which is not reasonably necessary to conduct an audit of CalPX's business, nor shall Perot Systems be obligated to divulge any Confidential Information of Perot Systems or any third party, except as may be required under applicable law. In no event shall Perot Systems be obligated to disclose any Confidential Information to any competitor, or Affiliate of a competitor, of Perot Systems. CalPX may utilize third parties to conduct such audit subject to such third party or parties entering into a confidentially agreement reasonably satisfactory to CalPX and Perot Systems.

6.8 Data Security. Perot Systems shall establish and maintain mutually agreed safeguards against the destruction, loss, or alteration of the CalPX Data in the possession of Perot Systems. Perot Systems shall only have access to the CalPX production data on an as-needed basis. In the event any PSC Personnel discover or are notified of a material breach or potential material breach of security of the CalPX Data, Perot Systems shall immediately (1) notify the CalPX Representative of the same and (2) if the CalPX Data was in the possession of Perot Systems or PSC Personnel, as part of the Services, Perot Systems shall investigate the breach or potential breach. In addition, at CalPX's request, Perot Systems shall promptly provide CalPX Data security reports to CalPX in a form to be agreed upon by CalPX and Perot Systems.

6.9 Safety and Security Procedures. Perot Systems shall maintain and enforce mutually agreed physical security standards and procedures at each of the service locations and comply with CalPX environmental and physical security procedures in effect at the CalPX service locations.

6.10 Security Relative To CalPX Competitors. If Perot Systems intends to provide the Services from a service location that is shared with (1) a third party or
(2) any part of the business of Perot Systems that competes with the business of CalPX, then, prior to providing any of the Services from such service location, Perot Systems shall develop a process, subject to CalPXs prior approval, to restrict access to the systems in any shared environment in a manner that prevents persons other than PSC Personnel from having access to CalPX's Confidential Information.

                                    Article 7
                       Performance Review and Termination

7.1 Performance Review. The Account Manager and CalPX Representative shall meet as often as reasonably requested by either party to review the performance of the parties under this Agreement. Each party shall bear its own costs and expenses incurred in connection with such review.

7.2 Dispute Resolution. If any continuing dispute between the parties is not resolved after reasonable attempts to resolve such dispute are made by either party, then, upon the written request of either party, each party shall appoint an officer who does not spend most of his or her time on activities relating to this Agreement, to meet with the other party's officer for the purpose of resolving the dispute. The officers shall negotiate in good faith to resolve the dispute without the necessity of any formal proceeding. During the course of such negotiations, all reasonable requests made by one party to the other for information shall be honored.

7.3 Arbitration. Any dispute that is not resolved through negotiation pursuant to Section 7.2 shall be settled through mandatory binding arbitration in accordance with the dispute resolution procedures described in Schedule 9 of CalPX's Tariff and the CalPX's "Supplemental Procedures for California Power Exchange Disputes", as shown in Schedule 7.3 (the Supplemental Procedures for California Power Exchange Disputes) administered by the American Arbitration Association, as amended from time to time (which tariff provisions are incorporated into and made part of this Agreement as if set forth in full). Such arbitration shall be final and binding in accordance with the following:

       (a) American Arbitration Association Rules. Except as specified below or otherwise agreed in writing, the arbitration shall be conducted in accordance with the then- current Commercial Arbitration Rules of the American Arbitration Association.

       (b) Demands and Counterclaims. Any demand for arbitration or any counterclaim shall specify in reasonable detail the facts and legal grounds forming the basis for the claimant's request for relief, and shall include a statement of the total amount of damages claimed, if any, and any other remedy sought by the claimant.

       (c) Panel and Location. The arbitration shall be conducted by an arbitration panel consisting of a single neutral arbitrator selected in accordance with those Commercial Arbitration Rules. The arbitration proceedings shall take place in Los Angeles, California.

       (d) Panel Actions. The arbitration panel may render awards of monetary damages, direction to take or refrain from taking action, or both. However, the arbitration panel may not award monetary damages in excess of the damages allowed pursuant to Article 8 or 9. The arbitration panel may, at its discretion, require any party to the arbitration to reimburse any other party to the arbitration for all or any part of the expenses of the arbitration paid by the other party and the attorneys' fees and other expenses reasonably incurred by the other party in connection with the arbitration. Judgement upon the award rendered in the arbitration may be entered in any court of competent jurisdiction.

7.4 Termination for Cause. If either party (i) breaches any of its material obligations under this Agreement (excluding CalPX's obligation to pay Perot Systems) or (ii) repeatedly breaches any of its other obligations and the effect of any such repeated breaches is material, and the breaching party fails to cure any such breach within 30 days (or such longer period, not to exceed 60 days, if such breach can not be reasonably cured within such 30 day period and the breaching party commences to cure such breach upon receipt of notice and diligently pursues a cure for such breach) after receipt of written notice from the other party identifying such breach, then the nonbreaching party may terminate this Agreement by providing the breaching party with prior written notice of termination.

7.5 Termination for Non-Payment. If CalPX fails to pay Perot Systems any undisputed amounts due hereunder and fails to cure such nonpayment within 10 days after receipt of written notice from Perot Systems identifying such nonpayment, then Perot Systems may terminate this Agreement by providing CalPX with prior written notice of termination.

7.6 Termination for Insolvency. ANY LICENSE CONTEMPLATED BY THIS AGREEMENT SHALL BE DEEMED AN EXECUTORY CONTRACT UNDER SECTION 365(n) OF TITLE 11 TO THE U.S. BANKRUPTCY CODE AND SHALL REMAIN IN FULL FORCE AND EFFECT UPON THE LICENSEE'S ELECTION AND THE LICENSEE'S SUBSTANTIAL PERFORMANCE HEREUNDER, NOTWITHSTANDING ANY BANKRUPTCY OR INSOLVENCY OF THE LICENSOR. If either party is unable to pay its debts generally as they come due or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party may, by giving prior written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

7.7 Termination for Convenience.

       (a) CalPX may terminate this Agreement for convenience effective as of any time after the second anniversary of the Effective Date by (i) giving Perot Systems notice of the termination at least 180 days prior to the termination date specified in the notice, and (ii) paying a termination fee in accordance with this Section 7.7 in the event the date of termination is a date prior to the end of the Initial Term.

              (b) The aggregate termination fee payable by CaIPX in the event of a termination for convenience pursuant to this Section 7.7 prior to the end of the Initial Term shall equal an amount equal to $6,575.34 times the number of calendar days remaining between the termination date and the end of the Initial Term. Fifty percent of such termination fee shall be payable 90 days following delivery of such termination notice, and shall be paid in accordance with
Section 5.7. The remaining 50% shall be due on the termination date and shall be paid in accordance with Section 5.7. In the event of an extension of this Agreement beyond the Initial Term, the parties shall negotiate the availability of a termination for convenience right and any related fee, if any.

              (c) If CalPX exercises its right under this Section 7.7, Perot Systems shall, not later than 60 days after the termination date, invoice CalPX for the Make-Whole Costs and CalPX shall pay the Make-Whole Costs within 30 days after receiving the invoice. For purposes of this Section 7.7, "Make-Whole Costs" means all reasonable out-of-pocket direct costs and expenses resulting from the early termination of this Agreement, such as and by way of example only: (i) equipment lease termination penalties, prorated over a period of the lesser of the Term or the entire lease term during the Term, and (ii) unamortized equipment and software costs (subject to CalPX's right to elect to take delivery or transfer of such equipment or software at Perot Systems' then book value), less (iii) any savings realized by Perot Systems in connection with CalPX's exercise of its rights under this Section 7.7. Each party will use reasonable commercial efforts, and will cooperate with the other party or its designee, to minimize the Make-Whole Costs.

7.8 Termination for Causing Failure of Critical Services. If Perot Systems (1) as a result of a breach of its obligations under this Agreement causes the failure of any specific Critical Service described in Schedule 7.8 and (2) does not cure such failure with a permanent solution within the number of hours identified in Schedule 7.8 as the applicable cure period, after receipt of a notice from CalPX with respect to such failure, more than the number of disruptions in a six month time period set forth in Schedule 7.8 for that Critical Service, then CalPX may, upon notice to Perot Systems, terminate this Agreement, in whole or in part, as of the termination date specified in the notice. For the purposes of this Section 7.8, such failures caused by Perot Systems shall not be counted as a disruption (i) during the Transition Period,
(ii) prior to the date a disaster recovery solution is completed, (iii) to the extent the failure of a Critical Service is caused by the failure to complete all Required Improvements, (iv) in connection with any failure caused by a server that has not had its scheduled maintenance window made available by CalPX during the 30 day period prior to the disruption, (v) if Perot Systems' inability to cure the failure is caused by any third party's failure or inability to provide software, hardware or services necessary for Perot Systems to cure the failure, (vi) in connection with any failure of a Critical Service caused by the installation of new hardware or software that occurs within 30 days after such installation, or (vii) in connection with any failure to provide a Critical Service caused by a Force Majeure Event.

7.9 Force Majeure Termination Provision. If any Force Majeure Event prevents, hinders or delays performance of the Services for seven days, in the case of Critical Services, or more than 30 days, in the case of all other Services, CalPX may procure such Services from an alternate source. If the Force Majeure Event continues to prevent, hinder or delay performance of the Services for more than 30 days, in the case of Critical Services, or more than 45 days, in the case of all other Services, and CalPX can obtain such Services from a third party, then CalPX may terminate this Agreement, in whole or in part, as of a date specified by CalPX in a termination notice to Perot Systems. If CalPX terminates this Agreement pursuant to this Section 7.9, such termination will be CalPX's sole remedy, and Perot Systems shall have no liability for damages or otherwise to CalPX, in connection with the unavailability of any Services as a result of any of the designated Force Majeure Events.

7.10 Continuity of Services. Perot Systems acknowledges that the timely and complete performance of its obligations pursuant to this Agreement is critical to the business and operations of CalPX. Accordingly, in the event of a dispute between CalPX and Perot Systems, Perot Systems shall continue to so perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof so long as CalPX continues to comply with the terms of Article 5.

7.11 Transition Obligations.

       (a) Transition Assistance. During the Transition Assistance Period (hereinafter defined), Perot Systems shall provide to CalPX the Transition Assistance described below as reasonably requested by Ca1PX ("Transition Assistance"). The term "Transition Assistance Period" is defined as (i) if this Agreement expires under Section 1.3, the six month period after the expiration date or termination date, as the case may be, or (ii) if this Agreement is terminated under Sections 7.4, 7.5,7.6, 7.7, 7.8 or 7.9 the period beginning on the date on which a notice of termination is delivered by either party through the termination date or, upon CalPX's written request prior to the termination date, through the date six months after the termination date. The Transition Assistance to be provided to CalPX by Perot Systems shall consist of the following:

       (i) Continuing to perform any or all of the Services then being performed by Perot Systems.

       (ii) Working with CalPX to develop a plan for the transition of services from Perot Systems to CalPX or another third party provider.

       (iii) Providing training for personnel of CalPX in the performance of the Services then being transitioned to CalPX.

      (iv) With respect to any equipment owned by Perot Systems and used solely to perform the Services, CalPX may purchase any such equipment at Perot Systems' then-current book value on an "as is -- where is" basis. With respect to any equipment leased by Perot Systems and used solely to perform the Services, subject to the terms of any applicable lease, Perot Systems shall assign to CalPX Perot Systems' rights and obligations with respect to any such equipment leased by Perot Systems; provided, however, that the lessor under the lease agrees to release Perot Systems from all liability under the lease as of the date of assignment.

      (v) With respect to any third party services acquired by Perot Systems and used solely to perform the Services, subject to the terms of any applicable third party services agreement, Perot Systems shall assign to CalPX Perot Systems' rights and obligations with respect to any such third party services used by Perot Systems; provided, however, that such third party service provider under the third party service agreement agrees to release Perot Systems from all liability arising under the third party service agreement after the date of assignment.

      (vi) Returning CalPX Proprietary Software, delivering and installing software and tools licensed to CalPX by Perot Systems, delivering and installing Developed Software and Work Product, delivering CalPX Data in a format specified by CalPX and cooperating with CalPX and a successor third party service provider.

      (vii) CalPX shall have the opportunity to offer employment to Transitioned Employees and any replacements for the Transitioned Employees and any other PSC Personnel who are providing Services to CalPX upon expiration or termination of this Agreement. Perot Systems shall provide CalPX with reasonable access to such PSC Personnel to enable CalPX to meet with, solicit and hire such PSC Personnel. Perot Systems shall waive any non- competition or similar provisions of any agreements or benefit plans that may prevent or inhibit the PSC Personnel from being hired by CalPX, except that Perot Systems shall have no obligation to modify vesting, participation or similar terms in any stock option agreements or stock purchase program agreements.

(b) Payment for Transition Assistance. CalPX shall pay Perot Systems for such Transition Assistance on a time and materials basis at Perot Systems' then-standard commercial billing rates (less a discount of 25% in the case of a termination under Sections 7.4, 7.6, 7.8 or 7.9) or on any other mutually acceptable basis. Notwithstanding Section 5.8, CalPX shall pay Perot Systems for any Transition Assistance in advance on the first day of each month of the Transition Assistance Period an amount equal to Perot Systems' reasonable estimate of the total amount payable to Perot Systems for such Transition Assistance for that month adjusted, as necessary, to reflect the reconciliation based on the actual charges for Transition Assistance provided during the prior month. Perot Systems shall provide CalPX with an invoice each month evidencing the estimate of the total amount payable to Perot Systems for Transition Assistance for the next month and a reconciliation with the actual charges for the Transition Assistance provided to CalPX during the prior month.


7.12 Force Maieure. If and to the extent that a party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party (each, a "Force Majeure Event"), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the non-performing, hindered or delayed party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such party continues to use all commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.


                                    Article 8
                                   Indemnities

8.1   Bodily Injury and Property Damage Indemnity.

      (a) By Perot Systems. Perot Systems agrees to indemnify, defend and hold harmless CalPX and its Affiliates from and against all Losses arising out of or relating to the death or bodily injury of any agent, employee, consultants, subcontractors, contractors, customer or visitor or damage to property caused by the acts or omission of Perot Systems.

      (b) By CalPX. CalPX agrees to indemnify, defend and hold harmless Perot Systems from and against all Losses arising out of or relating to the death or bodily injury of any agent, employee, consultants, subcontractors, contractors, customer or visitor or damage to property caused by the acts or omission of CalPX.

8.2   Intellectual Property Indemnity.

      (a) By Perot Systems. Perot Systems agrees, at its expense, to indemnify, defend and hold harmless CalPX and its Affiliates from and against any and all claims, damages, demands, liabilities, costs and expenses, including reasonable attorneys' fees and expenses ("Losses") resulting from, arising out of or relating to any third party claims brought against CalPX or its Affiliates alleging that any Work Product, Developed Software, Perot Systems Software, Perot Systems Tools or the Services infringe a third person's copyright, patent, trade secret or other intellectual property right (except as may have been caused by CalPX, including any infringement caused by any method or process required to meet the specifications as requested by CalPX.)

      (b) By CalPX. CalPX agrees, at its expense, to indemnify, defend and hold harmless Perot Systems from and against any Losses resulting from, arising out of or relating to any third-party claims brought against Perot Systems alleging that Perot Systems' use, in accordance with the terms of this Agreement, of CalPX Proprietary Software infringes a third person's copyright, trade secret, patent or other intellectual property right (except as may have been caused by Perot Systems).

      (c) Mitigation. Upon receiving notice of an infringement claim, the indemnitor may, in its sole discretion, (i) modify the allegedly infringing item to be non-infringing without materially impairing its functionality, (ii) replace the allegedly infringing item with a noninfringing item of substantially equivalent functionality, or
            (iii) obtain for the indemnitee the right to continue to use the item in accordance with the terms of this Agreement.


8.3   Employment Indemnity.

      (a) Indemnification by Perot Systems. Perot Systems agrees to indemnify, defend and hold harmless CalPX against any and all Losses arising out of or relating to any Transitioned Employee, attributable to any period commencing on or after the date on which such Transitioned Employee accepts employment with Perot Systems and arising out of Perot Systems' employment of that Transitioned Employee, including without limitation claims relating to salary, employee benefits, employment taxes and other payments in connection therewith, but excluding claims relating to agreements, arrangements or commitments made by CalPX with or to that Transitioned Employee.

      (b) Indemnification by CalPX. CalPX agrees to indemnify, defend and hold harmless Perot Systems from any and all Losses arising out of or relating to any Transitioned Employee or Non-Transitioned Employee, attributable to any period during which such Transitioned Employee or Non-Transitioned Employee was employed by

            CalPX and arising out of CalPX's employment of that Transitioned Employee or Non-Transitioned Employee, including without limitation claims relating to salary, employee benefits, and other payments in connection therewith, but excluding any claims relating to agreements, arrangements, or commitments made by Perot Systems with or to that Transitioned Employee or Non-Transitioned Employee.

8.4 CalPX's Business Risk Indemnity. To the extent, and only to the extent, CalPX's insurance carriers cover CalPX's obligations under this Section 8.4, CalPX shall indemnify, defend and hold Perot Systems harmless from any and all Losses resulting from, arising out of or relating to any third party claims by CalPX's participants and vendors relating to any duties or obligations of CalPX to such third parties.

8.5 Other Perot Systems Indemnities. Perot Systems agrees, at its expense, to indemnify, defend and hold harmless CalPX from and against all Losses resulting from, arising out or relating to any claims:

      (a) relating to any duties or obligations of Perot Systems or its agents in respect of a third party or any subcontractor of Perot Systems;

      (b)   relating to Perot System's breach of Section 6.2; or

      (c)   relating to Perot System's breach of Section 6.1.

8.6 Indemnification Procedures. With respect to third-party claims subject to the indemnities set forth in this Article, the indemnitee shall notify the indemnitor promptly of any matters in respect of which the foregoing indemnity may apply and of which the indemnitee has knowledge and shall give the indemnitor full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to the settlement thereof, provided that the indemnitee shall have the right to approve any settlement or any decision not to defend, which approval shall not be unreasonably withheld. The indemnitee's failure to promptly give notice shall affect the indemnitor's obligation to indemnify the indemnitee only to the extent that the indemnitor's rights are materially prejudiced thereby. The indemnitee may participate, at its own expense, in any defense and any settlement directly or through counsel of its choice. If the indemnitor elects not to defend, the indemnitee shall have the right to defend or settle the claim as it may deem appropriate, at the cost and expense of the indemnitor, which shall promptly reimburse the indemnitee for such costs, expenses and settlement amounts.

                                    Article 9
                                    Liability

9.1 Limitation of Liabili. Each party's liability for damages under this Agreement shall not exceed, in the aggregate, an amount equal to the Service Fees actually paid by CalPX to Perot Systems during the first nine months after the Effective Date.

9.2 Limitation on Type of Damages. Each party shall only be liable for the direct damages of the other party. The measure of damages payable by a party shall not include, and a party shall not be liable for, any amounts for the indirect, incidental, reliance, special, consequential (including without limitation lost profits, income or revenue) or punitive damages of the other party or any third parties, whether in tort or contract, and whether or not such damages are foreseen or unforeseen.

9.3   Exclusions.

      (a) The limitation or exculpation of liability set forth in Section 9.1 shall not apply to (i) a party's obligations to make payments to the other party under Section 5 of this Agreement, or (ii) except for indemnification claims under Section 8.1 relating to damage to data or information, indemnification claims under Article 8.

      (b) The limitation or exculpation of liability set forth in Section 9.2 shall not apply to (i) a party's obligations to make payments to the other party under Section 5 of this Agreement, (ii) indemnification claims under Article 8 for Losses that are (A) final judgments or awards obtained by a third party against the indemnified party by a court or arbitrator of competent jurisdiction and any settlements to which the indemnifying party agrees in writing (which shall be considered direct damages for purposes of this Agreement), or (B) damages to tangible personal or real property (excluding any data or information) or (iii) indemnification claims under Section 8.5.

9.4 Year 2000 Problems. Except as set forth in this Section 9.4, Perot Systems shall have no obligation under this Agreement to (i) identify, correct or resolve or any problem caused by the failure of any CalPX Software, CaIPX Vendor Software or CalPX Technology to record, store, process, or present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality and accuracy, as performed on or before December 31, 1999; (ii) provide a century indicator on all dates produced therein as output or results from its operation; (iii) abnormally end or generate an incorrect result when performing date calculations involving either a single century or multiple centuries; (iv) sort all files in an accurate sequence when sorted by date and read and write in an accurate sequence when the date is used as the key for such reading or writing; and
      (v) be capable of determining leap years. In addition, Perot Systems shall have no liability to CalPX for Perot Systems' inability to perform its obligations under this Agreement as a result of any failure of the type or nature described above. Notwithstanding anything to the contrary in this Section 9.4, upon request by CalPX, Perot Systems shall assign PSC Personnel to identify, correct or resolve Y2K problems provided that no such actions shall materially affect the ability of Perot Systems to provide the Services.

                                   Article 10
                                    Warranty

10.1  By Perot Systems. Perot Systems warrants and covenants to CalPX that:

      (i) the Services shall be performed by qualified personnel in a manner consistent with good practice in the information technology services industry; and

      (ii) in providing the Services, Perot Systems and the PSC Personnel shall comply in all material respects with all federal, state, and local laws and regulations that apply to, and obtain all material permits and licenses that pertain to, the provision of the Services generally.

      If Perot Systems breaches this Section 10. 1, it shall supply services to correct or replace the work at no charge. THE REMEDY SET FORTH IN THIS PARAGRAPH 10.1 IS CALPX'S EXCLUSIVE REMEDY FOR BREACH OF THE WARRANTY IN
      SECTION 10.1 (i); PROVIDED THAT THE FORGOING SHALL NOT LIMIT ANY OTHER RIGHT OR REMEDY OF CALPX IN RESPECT OF ANY OTHER BREACH OF ANY PROVISION OF THIS AGREEMENT BY PEROT SYSTEMS.

10.2  By Each Party. Each party warrants that:

      (a) it is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation,

      (b) it has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement,

      (c) the execution, delivery, and performance of this Agreement has been duly authorized by such party and shall not conflict with, result in a breach or constitute a default under any other agreement to which it is a party,

      (d) no approval, authorization, or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, and

      (e) there is no outstanding litigation, arbitrated matter or other dispute to which it is a party which, if decided unfavorably to it, would reasonably be expected to have a material adverse effect on its ability to fulfill its obligations under this Agreement.

10.3  Disclaimer of Warranty.

      (a) IF PEROT SYSTEMS ACQUIRES ANY THIRD-PARTY SOFTWARE, HARDWARE OR SERVICES FOR CALPX UNDER THIS AGREEMENT AT THE REQUEST OF CALPX, PEROT SYSTEMS SHALL PROVIDE SUCH THIRD-PARTY SOFTWARE, HARDWARE OR SERVICES ON AN "AS IS" BASIS, BUT PEROT SYSTEMS SHALL USE REASONABLE COMMERCIAL EFFORTS TO ASSIST CALPX IN ENFORCING ANY THIRD-PARTY WARRANTY AND SHALL PASS THROUGH TO CALPX THE BENEFIT OF ANY SUCH WARRANTY.

      (b) EXCEPT AS MAY BE SPECIFICALLY PROVIDED IN THIS AGREEMENT, EACH PARTY DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF THE MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY RESOURCES, SERVICES OR MATERIALS PROVIDED PURSUANT TO THIS AGREEMENT.

      (c) PEROT SYSTEMS DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES THAT ANY SERVICES PROVIDED UNDER THIS AGREEMENT SHALL IDENTIFY OR RESOLVE CALPX'S YEAR 2000 PROBLEM AREAS. PEROT SYSTEMS SHALL NOT BE LIABLE FOR ANY FAILURE TO IDENTIFY OR CORRECT CALPX'S YEAR 2000 PROBLEM AREAS REGARDLESS OF THE FORM OF THE CLAIM, EXCEPT FOR PEROT SYSTEMS OBLIGATIONS TO PROVIDE SERVICES DESCRIBED IN SECTION 9.4.

10.4  Certain Covenants.

      (a)   Viruses.

            (i) Each party shall use reasonable commercial efforts to prevent any software viruses or other surreptitious software codes (collectively, "Virus") from being introduced into the Systems. Perot Systems shall evaluate, recommend and maintain up-to-date, subject to CalPX's approval, virus detection and removal products to be used in connection with the Systems, on a mutually satisfactory periodic basis.

            (ii) If a Virus is introduced into a System, each party shall use reasonable commercial efforts to identify and neutralize such Virus and to mitigate any adverse effect of such Virus, and Perot Systems shall repair or restore, as soon as, and to the extent, reasonably practicable any data, information or Systems damaged by such Virus. The priority and intensity of the efforts undertaken by the parties to identify and neutralize the Virus, and to repair or restore any affected data, information or systems, shall be determined by CalPX based on its evaluation of the situation, based on such factors as it deems appropriate, including but not limited to, the number of sites affected, the severity of the damage being caused, and the relative importance of the Systems affected.

      (b) Perot Systems shall not, without the prior consent of CalPX, intentionally introduce into any System or intentionally invoke any code which is intended to disable or wrongfully impair or shut down such System.


                                   Article 11
                                    Insurance

  Insurance.

      (a) Prior to the commencement of performance of Services under this Agreement, Perot Systems shall procure and maintain in full force and effect during the Term of this Agreement, and any extension hereof, the following insurance policies:

            (i) Commercial general liability insurance with limits of at least one million dollars ($ 1,000,000.00) combined single limits per occurrence and general aggregate for (a) bodily injury and property damage, (b) completed operations, (c) blanket contractual, and (d) contractor's protective liability on such terms and in such amounts as are satisfactory to CalPX.

            (ii) Commercial automobile liability insurance policy with combined single limits of $1,000,000 for bodily injury and property damage for each occurrence, and with coverage for non-owned vehicles.

            (iii) Workers' Compensation in statutory required amounts under applicable state Workers Compensation laws, and employers liability insurance with a policy limit of at least $500,000 ; and

            (iv) Computer Services errors and omissions liability insurance with limits of at least one million dollars ($1,000,000.00) per claim and aggregate.

      (b) The policies shall state that they afford primary coverage and the commercial general liability and the commercial automobile liability insurance shall name CalPX as an additional insured for loss or liability pursuant to the above indemnity occurring during activity or performance under this Agreement, including costs of defending such claim.

      (c) CalPX reserves the right to increase or decrease the coverage upon giving thirty days written notice to Perot Systems.

      (d) Perot Systems shall, within 15 days of the signing of this Agreement, furnish to CaIPX certificates of insurance certifying the above insurance coverage or renewals thereof. All insurance policies shall bear endorsement providing that the policies cannot be cancelled or materially restricted without 30 days prior written notice to CalPX.

      (e) In the absence of the required certificates of insurance evidencing at least the minimum types and amounts of insurance, CalPX may, at its option: (i) procure insurance with collection rights for premiums, attorney's fees and costs against Perot Systems by way of set-off or recoupment from sums due Perot Systems, at CalPX's option; or (ii) terminate this Agreement under the terms of Section 7.4.

      (f)   The cost of all insurance shall be borne solely by Perot Systems.


                                   Article 12
                                  Miscellaneous


12.1  Relationship of Parties.

      (a) Perot Systems is appointed by CalPX only for the purposes and to the extent set forth in this Agreement, and Perot Systems' relation to CalPX shall, during the period covered by this Agreement, be that of an independent contractor, and Perot Systems does not have and shall not have any power, and Perot Systems shall not represent that Perot Systems has any power, to bind CalPX, to assume or to create any obligation or responsibility, express or implied, on behalf of CalPX or in its name.

      (b) Perot Systems shall not be considered, under the provisions of this Agreement or otherwise, as having an employee status or the status of an agent or partner of CaIPX, and shall not be entitled to participate in any plans, arrangements, or distributions by CalPX pertaining to or in connection with any pension, stock, bonus, profit sharing, health plans, or similar benefits for CalPX employees. Perot Systems shall meet all of its obligations and responsibilities as an employer to its own employees under any federal, state or local laws, regulations or order now or hereafter in force, including those relating to taxes, unemployment compensation or insurance, arising out of its engagement of persons for the performance of or contribution to the Services performed hereunder.

      (c) No part of Perot Systems' compensation shall be subject to withholding by CalPX for the payment of social security, unemployment, or disability insurance or any other similar state or federal tax obligation. In the event CalPX is found to be so liable for social security, unemployment, disability insurance or other tax or withholding, CalPX shall have the right to recover an equivalent amount, including any interest or penalties paid in connection therewith, from Perot Systems.

12.2 Notices. All consents, notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods:
      (a) personal delivery, (b) facsimile transmission, (c) registered or certified mail, postage prepaid, return receipt requested, or (d) overnight delivery service. All such communications shall be sent to the appropriate party at the following address or facsimile number (or to such other address or facsimile number as that party may have specified by notice given according to this Section).

      If to Perot Systems:                      With a copy to:

      Perot Systems Corporation                 Perot Systems Corporation
      Attn: President                           Attn: General Counsel
      12404 Park Central Drive                  12404 Park Central Drive
      Dallas, Texas 75251                       Dallas, TX 75251

      If to CalPX:

      California Power Exchange Corporation     California Power Exchange Corporation
      Attn: Chief Information Officer           Attn: General Counsel
      200 Los Robles Avenue, Suite 400          200 Los Robles Avenue, Suite 400
      Pasadena, California 91101-2482           Pasadena, California 91101-2482

      All such consents, notices, requests, demands, waivers and other communications shall be deemed received upon (x) actual receipt by the addressee, (y) actual delivery to the appropriate address or (z) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

12.3 Assignment. This Agreement may not be assigned by either party without the written consent of the other party, except that (i) either party may assign this Agreement to the surviving entity in connection with the merger, consolidation, or sale of all or substantially all of the assets of that party, (ii) CalPX may assign this Agreement in connection with a corporate reorganization of CalPX or to any Affiliate of CalPX, so long as CalPX remains responsible for the actions of such Affiliate and (iii) Perot Systems may assign this Agreement to any Affiliate that is a subsidiary of Perot Systems organized within the United States or, with the consent of CalPX, any other subsidiary of Perot Systems, so long as Perot Systems, in each case, remains responsible for (a) the actions of such Affiliate and

      (b) any additional costs or expenses arising out of or relating to any such assignment by Perot Systems. The consent of a party to any assignment of this Agreement shall not constitute that party's consent to any other assignment of this Agreement. This Agreement shall be binding on the parties and their respective successors and permitted assigns. Any assignment in contravention of this Section shall be void.

12.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be deemed restated to reflect the original intentions of the parties as nearly as possible in accordance with applicable law, and, if capable of substantial performance, the remaining provisions of this Agreement shall be enforced as if this Agreement was entered into without the invalid provision.

12.5 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

12.6 Modification; Waiver. This Agreement may be modified only by a written instrument duly executed by or on behalf of each party. No delay or omission by either party to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either party of any of the obligations to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other obligation herein contained.

12.7 No Third-Party Beneficiaries. The parties agree that this Agreement is for the benefit of the parties hereto and is not intended to confer any rights or benefits on any third-party, including any employee of either party, and that there are no third-party beneficiaries to this Agreement or any part or specific provision of this Agreement.

12.8 Governing Law. The laws of the state of California, other than its rules on conflicts of laws, shall govern the interpretation and construction of this Agreement. The Uniform Electronic Transactions Act shall not apply to this Agreement, and except as provided in Section 3.4(a), communications sent by electronic means and electronic signatures shall not be effective under this Agreement.

12.9 Consents. Approvals, Requests and Opinions. Except as specifically set forth in this Agreement, all consents and approvals to be given or opinions to be adopted by either party under this Agreement shall not be unreasonably withheld or delayed and each party shall make only reasonable requests and opinions under this Agreement.

12.10 Survival. The terms of Section 2.8(b), Section 2.9, Article 5 (with respect to any amounts payable but not yet paid thereunder), Section 5.8,
      Section 5.12, Section 5.15, Article 6,

      Section 7.2, Section 7.3, Section 7.11, Article 8, Article 9, Section 10.1, Section 10.2, Section 10.3, and Article 12 shall survive the expiration or termination of this Agreement.

12.11 Sole and Exclusive Venue. Each party irrevocably agrees that any legal action, suit or proceeding or alternate dispute resolution brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Central District of California, or in the state courts of the State of California for Los Angeles County and irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in persona, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other party.

12.12 Covenant of Further Assurances. CalPX and Perot Systems covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of CalPX and Perot Systems shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

12.13 Negotiated Terms. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement.

12.14 Remedies Cumulative. Except as otherwise specified under this Agreement, no specific remedy under this Agreement shall limit a party's right to exercise all other remedies available to such party under law, in equity or under this Agreement, and all such remedies shall be cumulative.

12.15 Conflict of Interest. Individual PSC Personnel who perform Services regularly on a full time basis shall be deemed to be a "substantially full time consultant" within the meaning of Section 1.1. of the Code of Conduct and shall accordingly comply with the Code of Conduct. Such individual's noncompliance with the Code of Conduct, whether with or without knowledge, intentional or otherwise, shall constitute grounds to have such individual removed from the CalPX account under Section 2.5.

12.16 Export. CalPX and Perot Systems shall not knowingly export or re-export any personal computer system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the United States Government. The term "technical data" in this context means such data as is defined as technical data by applicable United States export regulations.

12.17 Entire Agreement. This Agreement, including any Schedules referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, understandings or agreements relative hereto which are not fully expressed herein. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

12.18 Media Releases. All media releases, public announcements and public disclosures by CalPX or Perot Systems relating to this Agreement, including without limitation, promotional or marketing material (but not including any announcement intended solely for internal distribution within CalPX or Perot Systems, as the case may be, or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of Ca1PX or Perot Systems, as the case may be) shall be coordinated with and approved by the other prior to the release thereof.

12.19 Task Order No. 5. The parties acknowledge and agree that after the Effective Date, Perot Systems shall have no further obligations to provide any services under Task Order No. 5, Effective as of January 16, 1999, between the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and delivered by their duly authorized representative as of the date first set forth above.

CALIFORNIA POWER EXCHANGE                PEROT SYSTEMS CORPORATION
  CORPORATION


By: /s/                                  By:  /s/

Name:                                    Name:

Title:                                   Title:

Date:                                    Date:

                                  SCHEDULE 1.1
                                   Definitions

"AAA" has the meaning given this term in paragraph (a) of Schedule 7.3.

"Acceptance" has the meaning given this term in Part D, paragraph (b)(i) of
Schedule 3.1.

"Acceptance Period" has the meaning given this term in Part D, paragraph (b)(i) of Schedule 3.1.

"Acceptance Test Plan" has the meaning given this term in Part D, paragraph
(b)(ii) of Schedule 3.1.

"Account Manager" has the meaning given this term in Section 2. 1.

"Additional Services" has the meaning given this term in Section 3.3.

"Affiliate" means, as to any entity, any other entity that, directly or indirectly controls, is controlled by or is under common control with such entity.

"Agreement" has the meaning given this term in the preamble to this Agreement.

"Agreement Date" has the meaning given this term in the preamble to this Agreement.

"Applications" means the software programs that are operated by Perot Systems under this Agreement.

"Applications Development Services" means the services described in Part D, paragraph (a) of Schedule 3.1.

"Applications Maintenance Services" means the services described in Part C, paragraph (a) of Schedule 3.1.

"Base Index" has the meaning given this term in Section 5.6.

"Baseline Budget" has the meaning given this term in Section 5.3(a).

"Base Services" has the meaning given this term in Section 3. 1.

"Benchmark Information" has the meaning given this term in Section 3.12(c).

"Business Consulting" means the services described in Part E of Schedule 3.1.

"Calculated Services Fee" has the meaning given in Schedule 5. 1.


                              Schedule 1.1 -Page 1

"CalPX" has the meaning given this term in the preamble to this Agreement. Whenever any Affiliate of CalPX receives Services under this Agreement, the definition of "CalPX" shall be deemed to include such Affiliate.

"CalPX" Auditors" has the meaning given this term in Section 5.8.

"CalPX Data" has the meaning given this term in Section 6. 1.

"CalPX Developed Software" means any Deliverable that (i) contains a modification to the source code of CalPX Proprietary Software, or (ii) contains newly developed source code the functionality of which cannot reasonably be separated from the functionality of the related CalPX Proprietary Software, and any derivatives of such Deliverables.

"CalPX Partners" has the meaning given this term in Section 6.5(b)(i).

"CalPX Proprietary Software" has the meaning given this term in Section 4.2(a).

"CalPX Representative" has the meaning given this term in Section 2.6.

"CalPX Software" means CalPX Proprietary Software and CalPX Vendor Software.

"CalPX Technology" has the meaning given this term in Section 4.4.

"CalPX Vendor Software" has the meaning given this term in Section 4.2(b).

"Change" means a material addition to or modification in the scope or method of providing a Service, including any material addition to or modification of the requirements or specification of any Deliverable.

"Change Control Procedure" means the procedures specified in or developed in accordance with Section 3.5 pursuant to which Changes to the Services shall be authorized by the parties.

"Change Order" means a document executed by the parties that authorizes a Change.

"Change Review Board" has the meaning given this term in Part A of Schedule 3.
1.

"Computer Operations Services" means the services described in Part B of
Schedule 3. 1.

"Confidential Information" has the meaning given this term in Section 6.2(a).

"Configuration Services" has the meaning given to this term in Part D, paragraph
(a) of Schedule 3.1.

"Core Applications" has the meaning given this term in Part C, paragraph (b) of
Schedule 3. 1.

                              Schedule 1.1 - Page 2

"Core Services" has the meaning given this term in Section 3. 1(a).

"Critical Services" has the meaning given this term in Schedule 7.8.

"Current Index" has the meaning given this term in Section 5.6.

"Defect" has the meaning given this term in Part D, paragraph (b)(ii) of
Schedule 3. 1.

"Defect Notice" has the meaning given this term in Part D, paragraph (B) of
Schedule 3. 1.

"Deliverable" means all works of authorship that are prepared for CalPX by Perot Systems in connection with the Services. The Deliverables shall include all reports, drawings, plans, specifications, computer disks, tapes, printouts, studies, memoranda, computation sheets, and other information, documents, records or data, in whatever form or medium that contain CalPX's Confidential Information.

"Desktop Procurement Services" means the services that are generally described in Paragraph 2 of Schedule 1.2.

"Desktop Support Services" means the services generally described in Paragraph 2 of Schedule 1.2.

"Developed Software" means any Deliverable that is a software program, programming script or similar work of authorship.

"disclosing party" has the meaning given this term in Section 6.2(a).

"disruption" has the meaning given this term in Schedule 7.8.

"Documentation" means all manuals, specifications, literature (excluding generalized product descriptions, advertising materials, and similar items), and documentation including but not limited to flow diagrams, file descriptions, codes, and other written information prepared by Perot Systems for CalPX under this Agreement.

"Effective Date" has the meaning given this term in Section 1.3.

"Embedded Software" has the meaning given this term in Section 6.5(c).

"Excluded Services" means the services described in Schedule 1.2.

"FERC" has the meaning given this term in paragraph I (a) of Schedule 7.3.

"FPA" has the meaning given this term in paragraph l(c) of Schedule 7.3.

                              Schedule 1.1 -Page 3

"Full-Time Equivalent" or "FTE" means the level of effort expended by an individual performing his or her duties for approximately 160 hours per month, 12 months per year, less time off for vacation, holidays, illness, training and other reasons (including short-term, unpaid marketing and proposal assignments that do not materially and adversely affect any Services) consistent with Perot Systems' human resources and benefits policies, provided that for PSC Personnel assigned to perform Services under this Agreement for a committed duration of one month or less, the actual time spent performing Services, pro-rated on a 160 hours per month basis, shall be used to determine the number of FTEs expended.

"Force Majeure Event" has the meaning given this term in Section 7.12.

"Improved Technology" has the meaning given this term in Section 3.8.

"Initial Term" has the meaning given this term in Section 1.3.

"ISO" has the meaning given this term in paragraph (c) (2) of Schedule 7.3.

"IT Procurement Services" has the meaning given this term in Section 3.5.

"IT Steering Committee" has the meaning given this term in Part A, paragraph 6 of Schedule 3. 1.

"Key Personnel" has the meaning given this term in Section 2.3.

"Know-How" has the meaning given this term in Section 6.6.

"Losses" has the meaning given this term in Section 8.2(a).

"Make Whole Costs" has the meaning given this term in Section 7.7(c).

"Managed Equipment" means the third-party equipment listed in Part A of Schedule
4.2 that is managed by Perot Systems as part of the Services.

"Managed Software" means the CalPX Software, CalPX Vendor Software, Third Party Software, Third Party Tools and Perot Systems Software listed in Schedule 4.2, all Perot Systems Tools and Perot Developed Software, and all other software programs agreed to be managed by Perot Systems as part of the Services.

"Management Procedures Manual" has the meaning given this term in Section 3.6.

"Network Services" has the meaning given this term in paragraph 3 of Schedule
1.2.

"Non-Transitioned Employees" has the meaning given this term in Section 2.7(c).


                              Schedule 1.1 - Page 4

"Pass-Through Expenses" means any expenses for third party products and services that are incurred by Perot Systems while acting as an agent of CalPX.

"Perot Developed Software" shall mean any Developed Software, other than CalPX Developed Software.

"Perot Systems" has the meaning given this term in the preamble to this Agreement or any subsidiary or Affiliate of Perot Systems Corporation that performs Services under this Agreement.

"Perot Systems Software" has the meaning given this term in Section 6.4.

"Perot Systems Tools" has the meaning given this term in Section 6.4.

"Price Index" has the meaning given this term in Section 5.6.

"Privileged Work Product" has the meaning given this term in Section 6.2(f).

"Program Management Services" means the services described in Part A of Schedule
3. 1.

"PSC Personnel" means employees of, or independent contractors of any level retained by, Perot Systems providing Services under this Agreement.

"Punch List" has the meaning given this term in Part D, paragraph (b)(ii)(D) of
Schedule 3. 1.

"PX" has the meaning given this term in paragraph (1)(c)(1) of Schedule 7.3.

"Quarterly True-Up" has the meaning given this term in Section 5.1 (b).

"Reduction Percentage" has the meaning given this term in Section 5.1 0(a).

"Renewal Tern" shall, in each case, mean the period that the term of this Agreement may be extended or renewed beyond the Initial Term or the then preceding Renewal Term, as the case may be.

"Required Improvements" has the meaning given this term in Section 4.5.

"Requirements" means the functional and operational requirements for a Deliverable or Service that are specified by CalPX.

"Restricted Territory" has the meaning given this term in Section 6.5(b)(iii).


                              Schedule 1.1 - Page 5

"RIMF" has the meaning given this term in Section 3. 1.

"Service Fees" means the fees payable by CalPX for the Services.

"Service Levels" has the meaning given this term in Section 3.2(a).

"Services" has the meaning given this term in Section 3.3(a).

"Standard Commercial Rates" has the meaning given this term in Section 5.2.

"Systems" means the Managed Equipment, Managed Software and the Applications that are operated and managed by Perot Systems as part of the Services.

"Systems Software" means Managed Software and related object and source codes, and all related supporting documentation and media, that perform tasks basic to the functioning of the Managed Equipment or which are required to operate the Applications or otherwise provide Services, and any modifications, enhancements, revisions, or supplements to such programs and methods from time to time, including operating systems, systems utilities, data security software, compilers, telecommunications monitors and database software.

"Tariff' has the meaning given this term in paragraph (1)(a) of Schedule 7.3.

"Task Orders" has the meaning given this term in Section 3.3(d).

"Term" means the Initial Term and all Renewal Terms.

"Third Party Software" means software programs owned by persons other than Perot Systems, CalPX or any of their Affiliates.

"Third Party Tools" means tools owned by persons other than Perot Systems, CalPX or any of their Affiliates.

"Transition Assistance" has the meaning given this term in Section 7.1 (a).

"Transition Assistance Period" has the meaning given this term in Section 7.1 1(a).

"Transition Period" has the meaning given this term in Section 3.2(a).

"Transitioned Employees" has the meaning given this term in Section 2.7(c).

"Virus" has the meaning given this term in Section 10.4(a).

"Work Product" means all Deliverables and Documentation, including but not limited to reports, drawings, plans, specifications, computer disks, tapes, printouts, studies, memoranda,


                              Schedule 1.1 - Page 6
computation sheets, and other information, documents, records or data, in whatever form or medium (including without limitation writings, printed and electronic forms) prepared for CalPX by Perot Systems in connection with the Services provided under this Agreement.

"Y2K Problem" has the meaning given this term in paragraph 1 of Schedule 1.2.


                              Schedule 1.1 - Page 7

                                  SCHEDULE 1.2
                                Excluded Services

Subject to the provisions of Section 3.3(c), CalPX shall have no obligation to purchase any of the following services from Perot Systems.

1. Year 2000 Services. Perot Systems shall have no obligation under this Agreement to identify, correct or resolve any problem caused by the failure of any CalPX Software, CalPX Vendor Software or CalPX Technology,
      (i) to record, store, process, or present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality and accuracy, as performed on or before December 31, 1999; (ii) provide a century indicator on all dates produced therein as output or results from its operation; (iii) abnormally end or generate an incorrect result when performing date calculations involving either a single century or multiple centuries; (iv) sort all files in an accurate sequence when sorted by date and read and write in an accurate sequence when the date is used as the key for such reading or writing; and (v) be capable of determining leap years (each such failure being a "Y2K Problem"). Notwithstanding the foregoing, upon request by CalPX Perot Systems shall assign PSC Personnel to identify, correct or resolve Y2K Problems in substitution for the Services regularly performed by such PSC Personnel.

2. Desktop Support Services and Desktop Procurement Services. Perot Systems shall have no obligation under this Agreement to provide Desktop Support Services or Desktop Procurement Services.

      The term "Desktop Support Services" means services involving maintenance, operation or support (including help desk support services) of (i) personal computers (including hardware, software, and other components) typically used by a single individual at a time or (ii) the local area network or wide area network hardware, software, and other components by which such personal computers are linked, that are contracted to be performed by IBM Global Services Corporation on the Agreement Date.

      The term "Desktop Procurement Services" means services relating to the procurement (including but not limited to vendor management, contract management, costing, purchase order issuance and acquisition management) of (i) personal computers (including hardware, software, and other components) typically used by a single individual at a time or (ii) the local area network or wide area network hardware, software, and other components by which such personal computers are linked, that are contracted to be performed by IBM Global Services Corporation on the Agreement Date.

3.    Network Services.

      Perot Systems shall have no obligation under this Agreement to provide Network Services.

      The term "Network Services" means services involving procurement, maintenance, operation or support of (i) hardware, software and other components, including but not


                              Schedule 1.2 -Page 1
      limited to routers, hubs, and network interfaces, necessary to support a data network from (and including) the router out to the third party telecommunications infrastructure, or (ii) hardware, software and other components including but not limited to telephone switches, handsets and voice network that are being performed by MCI Worldcom on the Agreement Date.

4.    Configuration Services.

      Perot Systems shall have no obligation under this Agreement to provide Configuration Services.


                              Schedule 1.2 - Page 2

                                  SCHEDULE 2.3
                                    Personnel

Part A - CaIPX Employees

Byrne, Stanley               Borquez, Richard                Chapman, James
Cheng, Leonard               De Guzman, Benedict             Gonzalez, Alex
Grimaldi, Matthew            Johnson, Raymond                Kam, Gary
Khoshnood, Davood            Lin, Yung Kai                   Litwin, Wayne
Liu, Chuck                   Lofton, Jeffery                 Long, Charles
Lynch, Pamela                Moring, Wendall                 Ridley, Brent
Rinaldi, John                Shia, Ike                       Silva, James
Sun, Rick                    Swanson, Hilary                 Timberman, Steven
Tran, Kiet                   Wang, Nellie                    Wen, Dongfang
Wiles, Noah                  Williams, John                  Wong, Nancy
Schlotfelt, Robert

Part B - CaPX Contractors

Ahmadzadeh, Behzad
Mohtashami, Marjan
Paragos, Derek
Walker, Mary Anne
Zafrani, Jim


                                 Schedule 2.3 - Page 1

                                  SCHEDULE 2.4
                                  Key Employees

This schedule may be revised from time to time by mutual agreement of the Account Manager and the CalPX Representative.

          Employee

  Richard Borquez
  Ben DeGuzman
  Davood Khoshnood
  Chuck Liu
  Pamela Lynch
  John Rinaldi
  Hilary Swanson
  John Williams
  Nancy Wong


                              Schedule 2.4 - Page 1

                                  SCHEDULE 2.5
       Corporate Information Securities Standards, Guidelines & Procedures




                              Schedule 2.5 - Cover

                                  SCHEDULE 2.7

                                       HR Issues

Perot Systems shall prepare a transition event plan for review and approval by CalPX prior to the Effective Date.

Transitioned Employees shall be eligible to participate in all Perot Systems' employee benefit programs, plans and policies, maintained for employees of Perot Systems under the same terms and conditions as apply to present employees of Perot Systems. In particular, and without limitation as to other employee benefits, Perot Systems shall provide health care coverage so that the Transitioned Employees and their eligible dependents are covered by such coverage on the Effective Date and Perot Systems shall waive all pre-existing conditions, exceptions, exclusionary provisions and waiting periods.

For vacations and benefit plans, Perot Systems shall recognize length of service with CalPX as length of service for Perot Systems.

Perot Systems shall consider making an accommodation for Transitioned Employees who have 401k loans under CalPX's 401K Plan and shall consider on a case by case basis as Perot Systems deems appropriate; provided that Perot Systems shall have no obligation to amend the Perot Systems Corporation Retirement Savings Plan to make such accommodation.

Perot Systems shall provide for Tuition Reimbursement for those Transitioned Employees who are enrolled in courses on the Effective Date that will end after the Effective Date.

                              Schedule 2.7 - Page I

                                     SCHEDULE 3.1
                                       Base Services

Part A - Program Management Services

1.    Program Office Services.

         Perot Systems shall organize and manage a program office (i) to act as a single point of contact to manage CalPX's information technology projects,
(ii) to facilitate the integration of common efforts across CalPX's business units, (iii) to act as single point of contact for all change requests, (iv) to manage the Enterprise Technology Test Facility through which all development projects must pass before being released to production, and (v) to facilitate the IT Steering Committee. The Account Manager shall lead the program office and each party shall assign appropriate personnel to participate in its activities as the parties' from time to time agree are appropriate.

2.    Project Management Services.

       Perot Systems shall as appropriate:

       a. Use project management tools for major projects, and provide current status reports, including identifying issues that are reasonably expected to cause delays in timely completion of projects.

       b. Work with CalPX's managers to understand project priorities and budget, and to resolve issues.

       c. Schedule projects after approval is given by CalPX in accordance with the Change Control Procedure.

       d. Coordinate activities and manage the activities of Third Party Vendors, including priorities, requirements, dependencies, deliverables, schedules, and milestones.

       e. Coordinate cross-functional impacts between Third Party Vendors and CalPX, including adherence to CalPX's technology and business process standards.

       f. Create and distribute performance and other reports as mutually agreed between Perot Systems and CalPX.

       g. Coordinate technical efforts across operations.

       h. Participate in site planning for IT initiatives requiring specialized site preparation upon request.

       i. Define and summarize CalPX's information needs and potential IT areas for improvement. Develop strategies and summary implementation plans to address as required upon request.

       j. Finalize budgets and obtain authorization to implement projects.

       k. Manage projects in accordance with the authorized budget.

       l. Work with CalPX to integrate initiatives into tactical plans.

       m. Implement reasonably appropriate quality controls as part of processes and procedures.


                              Schedule 3.1 - Page I

3.     Change Control Services.

      Perot Systems shall as appropriate:

       a) Manage all requests for Change Orders and other changes that are reasonably expected to affect the production environment.

       b) Obtain approvals required by the Change Control Procedure for Change Orders and to implement changes to the production environment.

       c) The Change Review Board.

          (a) Perot Systems shall organize and coordinate the activities of a "Change Review Board" to review and approve or reject proposed Changes and to prioritize approved Changes and existing information technology projects.

          (b) The Account Manager, the CalPX Representative and one or more executive-level employees designated by CalPX shall participate in the Change Review Board. The CalPX Representative shall chair the Change Review Board, which shall meet monthly or more often as the parties deem necessary. Perot Systems shall provide monthly project status reports on all outstanding information technology projects to the Change Review Board.

4.    Enterprise Technology Test Facility Services

       a. Perot Systems shall manage and operate the Managed Equipment and Managed Software comprising the Enterprise Technology Test Facility.

       b. Schedule usage of the Enterprise Technology Test Facility.

       c. Develop, review and approve acceptance test plans for software applications to be evaluated or tested in the Enterprise Technology Test Facility.

       d. Evaluate and, if appropriate, approve successful tests of software applications for release to CalPX's production environment.

5.    Architecture Services

       a. Propose technology standards for adoption by CalPX and manage compliance with adopted standards.

       b. Develop, maintain and publish Architecture Standards.

       c. Participate in maintaining and updating CalPX Technology Standards, Architecture, Topology, Methods, and Project Plans.

6.    IT Steering Committee Services

       Perot Systems shall organize an IT Steering Committee to (i) participate in the development of and approve CalPX's technology plan and budgets,
       (ii) provide senior-

                                     Schedule 3.1 - Page 2
       level guidance to Perot Systems on CalPX's business priorities as they affect the Services, and (iii) review and approve Changes submitted through the Change Control Procedure. The CalPX Representative shall chair the IT Steering Committee and each party shall designate up to four senior personnel, including the Account Manager, the CalPX Customer Representative, and such other persons as the parties collectively agree are appropriate to participate in the IT Steering Committee. The IT Steering Committee shall meet weekly or as otherwise mutually agreed.

      The initial members of the IT Steering Committee shall be:

      From Perot Systems:

             Account Manager
             Representatives of each service areas:
                    Program Management
                    Applications Management
                    Computer Operations

      From CalPX:
             CalPX Representative
             Representatives of each major business unit:
                    Trading
                    Settlements and Billing
                    Finance
                    Marketing
                    Compliance
                    Regulatory




                                     Schedule 3.1 - Page 3

Part B -Computer Operations Services

Perot Systems shall operate and manage the Systems seven days per week, 24 hours per day, by performing the following specific activities:

          1.0 CalPX's Data Center Operation

          1.1 Perform all master console and sub-system console functions for production Systems.

          1.2 Monitor all production processing for the Systems using then-available Tools.

          1.3 Using then-available Tools operate CalPX's Systems and
Applications.

          1.4 Provide system availability in accordance with the Service Levels.

          1.5 Make available, monitor, and process on-line and batch applications, including scheduled jobs re-runs, end-user requested processing for the production Systems. Start application scheduling scripts (cron jobs). Monitor Application batch cycles for completion as scheduled.

          1.6 Resolve system-related problems in accordance with Service Levels.

          1.7 Using then-available Tools monitor batch jobs and overnight processing for successful completion for production Systems.

          1.8 Using then-available Tools monitor for, and notify the Help Desk, CalPX and third parties, as appropriate, of, problems with production Systems in accordance with mutually agreed escalation procedures.

          1.9 Evaluate, recommend, and, subject to CalPX's approval, implement Tools required to perform systems automation, management, and reporting.

          1.10 Perform resolution and restart activities (including data set synchronization) for abnormally ended batch Applications.

          1.11 Maintain operations logs of CalPXs data center activities, systems problems, and report incidents to level I support.

          1.12 Perform and monitor production Systems start-up and shut down.

          1.13 Perform scheduled "full backups" and "incremental backups" of production Systems, including databases, file systems, and Systems Software on production Systems in accordance with CalPX's backup schedules.

          1.14 Conduct an annual test of the Disaster Recovery Plan.

          1.15 Develop, maintain, and execute, as required, restore procedures for production Systems. Assist in the execution of the restore procedures for Applications.

          1.16 Manage production Systems in accordance with the Change Control Procedure.

          1.17 Reestablish Systems Software after failure and coordinate with application support personnel any application recovery issues.

          1.18 Establish and manage the maintenance window.

          1.19 Provide Managed Equipment problem identification and resolution.

          1.20 Perform or arrange for Managed Equipment maintenance.

          1.21 Provide coordination, assistance, and acceptance of new Managed Equipment services, (e.g. installations, cabling, and training) using Perot Systems' resources assigned to CalPX's account within the existing capability of Managed Equipment.

                              Schedule 3.1 - Page 4

2.0   Production Control and Scheduling


          2.1 Develop, maintain, initiate, and monitor all production Systems schedules (e.g., on line, batch, technical support, off-hours, and restricted period).

          2.2 Resolve scheduling conflicts with CalPX.

          2.3 Provide schedule status updates to CalPX, as reasonably requested.

          2.4 Process on-request jobs.

          3.0 Tape Operations and Administration

          3.1 Perform all tape mount requests at CalPX's data center.

          3.2 Perform output distribution activities for the tape library, as required. CalPX shall pay costs of media distribution.

          3.3 Maintain and administer tape library at CalPX's data center.

          3.4 Maintain integrity of tape library system at CalPX's data center.

          3.5 Monitor tape hardware for malfunction.

          3.6 Monitor tape usage.

          3.7 Perform daily tape hardware and media maintenance.

          3.8 Initialize new tapes.


          4.0 Off-site Storage for the Data Center

          4.1 Develop, coordinate, and execute standard off-site operational storage requirements as defined in the Disaster Recovery Plan.

          4.2 Archive production data.

          4.3 Coordinate off-site storage functions as defined in the Disaster Recovery Plan.

          4.4 Review and comply with the physical specifications, retention periods, and security procedures mutually agreed by the parties in accordance with the Disaster Recovery Plan for off site stored output.

          4.5 Execute off-site storage procedures in accordance with the Disaster Recovery Plan.

          5.0 Operations Documentation

          5.1 Create and maintain current all operations and related technical documentation including an inventory of all hardware and software, and software release levels for all production Systems.

          5.2 Maintain Change Control Procedure documentation.

          5.3 Maintain and propagate standard methodologies and Tools within the production Systems.

          6.0 Hardware Support

          6.1 Manage Third Party Vendors of Managed Equipment with respect to planning, installation, and problem resolution using the PSC Personnel.

          6.2 Provide hardware sizing estimates with the existing resources.

          6.3 Administer equipment leases for Managed Equipment.

          6.4 Coordinate and assist in regular maintenance for Managed
Equipment.

                               Schedule 3.1 Page 5

          6.5 Initiate and track requests for space, power and other technical center modifications in support of Managed Equipment installations.

          6.6 Use then-available Tools to allocate and maintain space, equipment and cabinets, (e.g., inventories and layouts) for Managed Equipment located at CalPX's Data Center.

          6.7 Diagnose and coordinate the resolution of Managed Equipment problems in accordance with applicable maintenance contracts.

          6.8 Schedule, coordinate, and supervise changes to Managed Equipment, including parts provisioning and testing, site survey verification, capacity, redeployment, and integration for Managed Equipment.


          7.0 Data Center Planning

          7.1 Recommend, and, if approved by CalPX, procure and maintain spare equipment needed to meet Service Levels.

          7.2 Provide guidance and coordination for Managed Equipment installations, routine maintenance, problem and crisis management.

          8.0 Technical Support

          General

          8.1 Assist with new product evaluations, project support, applications tuning or efficiency improvements, and other IT-related projects using available PSC Personnel.

          8.2 Evaluate, install/deinstall, customize, test, and maintain System Software.

          8.3 Provide technical advice and support to CalPX applications and operations staff.

          8.4 Notify help desk of critical outages.

          8.5 Support the Disaster Recovery Plan.

          8.6 Provide vendor access to Managed Equipment as required to resolve problems or perform hardware maintenance. Provide technical liaison for third party vendors.

          8.7 Perform or, where appropriate, arrange for Third Party Vendors to perform, Systems maintenance.

          8.8 Maintain version control of Systems Software and Application.

          8.9 Manage Third Party Vendor problem resolution activities for production Systems.

          Capacity Planning

          8.10 Forecast resource requirements (disk, memory, etc.) for Managed Equipment.

          8.11 Develop a capacity plan. Manage capacity plan review and approval process.

          8.12 Analyze and report resource trends.

          8.13 Provide operational input for hardware planning for the Systems.

          8.14 Coordinate and manage projects to install storage devices.

          Configuration Planning

          8.15 Evaluate alternative configurations and recommend solutions.


                              Schedule 3.1 - Page 6

          8.16 Establish and maintain standard configurations and related documentation for production Systems.

          Performance

          8.17 Use reasonable commercial efforts to optimize the performance of Managed Equipment and Managed Software at the CalPX's data center to reduce costs or improve Service Levels.

          8.18 Provide production System performance tuning.

          8.19 Monitor System Software impacts on performance and recommend enhancements, as appropriate.

          8.20 Monitor performance of the Systems.

          8.21 Using then-available Tools, report on service level performance.

          9.0 Data Center Storage Management

          9.1 Monitor and control storage performance and usage using then-available Tools

          9.2 Monitor and control mirrored disk systems.

          9.3 Assign and initialize direct access storage volumes.

          9.4 Replace or coordinate the replacement of failed disk drives and systems.

          9.5 Maintain established disk storage standards.

          9.6 Maintain disk space requirements to accommodate CalPX's business growth forecasts as authorized by CalPX.

          9.7 Provide direct disk storage technology and storage management.

          9.8 Perform catalog management.

          9.9 Provide Third Party Vendor access to Managed Equipment as required to resolve problems or perform hardware maintenance. Provide technical liaison for Third Party Vendors.

          9.10 Install and move Managed Equipment, with Third Party Vendor support, as required, in accordance with the Change Control Procedure.

          9.11 Monitor and adjust disk space allocations.


          10.0 Database Management For Production Systems Only

          10.1 Maintain physical databases.


          10.2 Support database software.

          10.3 Manage production database availability, including space planning for expansions (segments, extents, table free space, transaction logs, etc.).

          10.4 Perform production database reorganizations and changes due to application changes or to optimize performance (e.g., redundancy, access, etc.).

          10.5 Perform ongoing production database management and tuning of the production database, including interactions with production hardware, software, and operating systems.

          10.6 Install new database management System Software releases.

          10.7 Perform production database administration.

          10.8 Perform production database log monitoring and tracking.

          10.9 Assist and coordinate Third Party Vendor problem resolution activities.



                              Schedule 3.1 - Page 7

          10.10 Perform production database object management (index relocations and rebuilds, table relocations and rebuilds, rollback segment resizing, on-line redo log management, temporary segment management).

          10.11 Provide operational interfacing with application database administrators in relation to testing environment databases. Support data analysis, modeling, and logical database design.

          10.12 Perform database administration using then-available Tools.

          10.13 Maintain appropriate redundancy and fail-over capabilities - may not be automatic for some applications.

          11.0 Administration

          11.1 Recommend and implement Managed Equipment utilization planning, including redeployment of user workstations, except for desktop workstations, in accordance with CalPX's business policies.

          11.2 Administer leases for Managed Equipment, including monitoring expiration, warranty and technical terms and review invoices prior to submission for payment by CalPX, but excluding arranging for payment of lease payments.

          11.3 Order and coordinate installation of Managed Equipment.

          11.4 Administer software licenses for Managed Software and System Software.

          11.5 Monitor software maintenance levels and recommend updates as appropriate.


          12.0 Information Security and Disaster Recovery

          12.1 Establish, maintain, and implement the security policies and procedures approved by CalPX.

          12.2 Establish, maintain, and implement security administration processes, including User ID administration standards, providing special authorities, and purging unused access.

          12.3 Perform Application security administrative functions, including implementing functions of access control software up to and including the front-end application (GUI) and database access.

          12.4 Manage authorizations and access for users and operations to the Systems.

          12.5 Perform password administration for all supported Systems Software, database environments, LAN systems, and network components.

          12.6 Implement and maintain a security violation log that shall be reported to management.

          12.7 Use then-available Tools approved by CalPX to restrict unauthorized use of Managed Equipment and network devices.

          12.8 Provide secure storage for portable storage media relating to production servers.

          12.9 Maintain appropriate tracking of Managed Equipment.

          12.10 Identify, implement, and maintain virus avoidance, detection and elimination software for servers.

          12.11 Recommend and implement Tools to maintain commercially reasonable security controls for dial-in services.



                              Schedule 3.1 - Page 8

          12.12 Define specific disaster recovery requirements and propose a Disaster Recovery Plan. Use reasonable commercial efforts to ensure that the Disaster Recovery Plan remains current at all times.

          12.13 Restore operating environment upon failure within agreed-upon time frames and parameters, according to the CaLPX approved Disaster Recovery Plan.

          12.14 Store CalPX-identified critical information and media off-site in accordance with the Disaster Recovery Plan paid for by CalPX.

          12.15 Work with CalPX to identify test objectives for the annual test of the Disaster Recovery Plan.

          12.16 Establish and monitor disaster recovery facilities in accordance with the Disaster Recovery Plan.

          12.17 Provide operational support requirements for the Applications disaster recovery solutions in accordance with the Disaster Recovery Plan.

          12.18 Maintain recovery management (file backup/recovery) processes for Managed Equipment at the Data Center and current listings of system configurations for such Managed Equipment in accordance with the Disaster Recovery Plan.

          12.19 Provide procedures for moving media from off-site storage to recovery center in accordance with the Disaster Recovery Plan.

          12.20 Provide recovery site resources for system recovery in accordance with the Disaster Recovery Plan.

          12.21 Develop, manage, and implement approved disaster declaration policies in accordance with the Disaster Recovery Plan.

          12.22 Provide contact lists of personnel responsible for coordinating and managing recovery planning procedures in accordance with the Disaster Recovery Plan.

          12.23 Provide and maintain procedures for emergency recovery of Managed Equipment at the Data Center and successful transfer of operations to the alternate-processing site.

          12.24 Develop and implement procedures to be followed at recovery center in accordance with the Disaster Recovery Plan.

          12.25 Make Changes to the Disaster Recovery Plan using the Change Control Procedure.

          12.26 Develop and implement Disaster declaration processes, including Third Party Vendor notification, establishing CalPX communication points, and activating the Disaster Recovery Plan.

       CalPX and Perot Systems shall revise the scope and description of all Services relating to disaster recovery in this Schedule 3.1 as appropriate after the Required Improvements relating to disaster recovery are completed.

13.0   Help Desk, Problem Management and Reporting

          13.1 Establish single point of contact on a 7 days a week, 24 hours a day basis, that provides assistance for end-user problems, and coordinate problem tickets, through a supplied and supported problem management system.

          13.2 Respond to end-user service requests and problem reports, in accordance with escalation processes that assign severity levels by problem.

                                     Schedule 3.1 - Page 9

          13.3 Log appropriate caller information into a centralized problem management System.

          13.4 Identify appropriate support group for escalated problems.

          13.5 Identify training opportunities for CalPX's employees based on problem history using PSC Personnel.

          13.6 Seek opportunities for continuous improvement for Help Desk activities.

          13.7 Initiate work request for the applications support team, when necessary.

          13.8 Track problems through resolution.

          13.9 Establish and manage problem prioritization.

          13.10 Provide direct access to all appropriate operations staff when required.

          13.11 Establish standards and procedures for Help Desk calls.

          13.12 Provide on-call Help Desk operational support, and if provided, to CalPX's application support staff.

          13.13 Track and provide status on all reported incidents.

          13.14 Confirm with initiator that problem has been corrected and close incidents accordingly.

          13.15 Provide daily status report containing all outstanding problems.

          13.16 Analyze trends and recommend actions to resolve recurring problems upon request using PSC Personnel.

          13.17 Provide prompt notification and escalation of critical problems or outages.

          13.18 Collect and report Help Desk statistics monthly.

          13.19 Provide information to end-users on Help Desk functions and availability.

          13.20 Communicate application and environment information to Help Desk personnel.

          13.21 Provide assistance and recommendations for "work around" solutions when technology has failed or under performed.

          13.22 Perform and supervise problem process as defined by the problem management procedure guide.

          13.23 Create and publish bulletins and procedures regarding issues and changes to CalPX's production Systems, and communicate these to user communities defined by CalPX.

          13.24 Perform weekly problem management reviews in order to identify repetitive problems.

          13.25 Open problem tickets to initiate work requests for Application changes.


                              Schedule 3.1 -Page 10

Part C - Application Maintenance Services

(a)   Application Maintenance Services.

       (i) Perot Systems shall maintain the CalPX Proprietary Software and Perot Systems Software identified in Part A and Part C, respectfully, of Schedule 4.1. Perot Systems shall have no obligation to maintain any other software programs, except as agreed in accordance with the Change Control Procedure.

       (ii) For Core Applications:

                * Perot Systems shall provide first line problem determination on a 7 days a week, 24 hours per day basis.

                * Perot Systems shall provide second line problem resolution support for Core Applications whose source code it can access and modify based on the severity level problem determination defined in paragraph C of Schedule 3.3.

       (iii) For non-Core Applications:

               * Perot Systems shall provide first line problem determination during Normal Business Hours.

                * Perot Systems shall provide second line problem resolution support for non- Core Applications whose source code it can access and modify on a reasonable commercial efforts basis.

(b)   Core Applications.

       During the Transition Period, CalPX and Perot Systems shall validate and revise as appropriate the following list of Core Applications. After the Transition Period, this list of Core Applications shall be modified, if at all, by the parties through the Change Control Procedure.


             Software Description                 Software
                                                  Version
       Block Forward Ticker                         1.0
       BuckEye (ISODAB)                             2.1
       Zonal Price Calculation (DA & HA)          1.1.9
       Metering System                              1.2
       Over Generation Management (DA & HA)       1.0.1
       PeopleSoft                                   7.5
       Post-Processor                             5.2.1
       PowerBase                                   1.15
       Pre-Processor Plus                         1.6.1

                             Schedule 3.1 - Page 11

       Web (ST)                                    1.15
       Zonal Price Checker (DA & HA)                1.0


       During the Transition Period, CalPX and Perot Systems shall validate and revise as appropriate the following list of Core Applications that are provided by OM Technology. After the Transition Period, this list of Core Applications shall be modified, if at all, by the parties through the Change Control Procedure.



                  Software Description           Software
                                                 Version
       Block Forward Secure Back Office              4.3
       Block Forward CIBIOS Trade Application  3.0 - 6.7
       Day Ahead Bidding & Scheduling             5.1.16
       Hour Ahead Bidding & Scheduling            5.1.15
       OM Net OMEX (network gateway)               2.2.1
       Settlements                               5.1.7.1
       Trade Application                          5.1.14
       Block Forward Click                          3.01



                                    Schedule 3.1- Page 12

Part D - Applications Development Services

a) Application Development Services.

       * Perot Systems shall assist CalPX personnel to develop, enhance and review the functional requirements for Application and Developed Software identified by the Program Office that has been approved for acquisition or development through the Change Control Procedure in accordance with technology standards, development budgets and schedules approved by CalPX from time to time.

       * Perot Systems and CalPX shall review, and revise as necessary, the functional requirements, development budget and development schedule for each Application. Following CalPX's approval of these items, Perot Systems shall prepare a Change Order confirming the requirements, development budget and schedule for submission to the Change Review Board. Work shall begin under the Change Order promptly after its execution by CalPX and Perot Systems.

       * All enhancements to Application shall be considered part of Application Development Services.

       * All services required to introduce or integrate any software into CalPX systems, including customization or configuration of such software, shall be considered part of Application Development Services, provided, however, that if the vendor of Third Party Software requires that (i) such vendor customize or configure its software, or (ii) an authorized reseller, systems integrator or similar service provider customize or configure its software, then such customization or configuration of such software shall not be considered part of Application Development Services unless Perot Systems is an authorized reseller, systems integrator or similar service provider at the time the Third party Software is acquired by CalPX ("Configuration Services").

       * Perot Systems shall have no obligation to enhance any Application whose source code it can not access and modify.

b) Acceptance.

       Acceptance of Deliverables shall be conducted in accordance with the following procedures.


       * Documentation. Perot Systems may submit interim drafts of Documentation to CalPX for its review. CalPX shall review each interim draft within 15 business days after receiving it. When Perot Systems delivers final Documentation to CalPX, CalPX shall have the opportunity to review the written deliverable for an acceptance period of 10 business days after receiving it ("Acceptance Period"). CalPX shall notify Perot Systems' Account Manager in writing by the end of the Acceptance Period either stating that the Documentation is accepted in the form delivered or describing in reasonable detail any deficiencies that must be corrected prior to acceptance. If CalPX does not send a deficiency notice by the end of the Acceptance Period, the Documentation shall be deemed to be Accepted. If CalPX sends a timely notice of deficiencies, Perot Systems shall correct the described deficiencies as promptly as possible; provided, however, if Perot Systems, upon

                             Schedule 3.1 - Page 13
providing CalPX's Account Manager a detailed justification of its position, does not believe that CalPX has identified a deficiency, the parties shall follow the procedures set forth in Article 7. Upon receipt of corrected Documentation from Perot Systems, CalPX shall have a reasonable additional period of time, not to exceed 15 business days, to review the corrected Documentation to confirm that the identified deficiencies have been corrected.

       Deliverables. At least 30 days prior to the date on which Perot Systems is scheduled to deliver any Deliverable to CalPX for testing, Perot Systems shall deliver proposed testing procedures for the Deliverable for CalPX's review. At least 15 days prior to the date on which Perot Systems is scheduled to deliver the Deliverable to CalPX, the parties shall agree upon the testing procedures for the Deliverable and the objective criteria for determining whether the Deliverable should be accepted ("Acceptance Test Plan"). The purpose of the Acceptance Test Plan shall be to determine whether the Deliverable performs the functions described in its approved specifications and performs the Requirements without any Defects. As used in this Agreement, "Defect" means a reproducible failure of a Deliverable to satisfy the Acceptance Test Plan. Acceptance of Software deliverables shall be conducted in accordance with the following procedures.

         (A) The Acceptance Test Period for each Deliverable shall be specified in the relevant Project Plan.

         (B) Perot Systems and CalPX shall start to perform Acceptance Testing on each Deliverable promptly after receiving Perot Systems' notice that the Deliverable is ready for acceptance. Acceptance Testing shall be performed as set forth in the Acceptance Test Plan. If CalPX determines during the Acceptance Period that the Deliverable has one or more Defects, CalPX shall promptly send to Perot Systems' Account Manager a notice ("Defect Notice") describing the alleged Defect(s) in sufficient detail to allow Perot Systems to recreate it or them. The parties shall use commercially reasonable efforts to identify all Defects prior to the end of the Acceptance Test Period.

         (C) Perot Systems shall correct any Defects in a Deliverable promptly after receiving a Defect Notice and provide the corrections to CalPX for re-testing. CalPX shall promptly re-test any corrected portions of a Deliverable after receiving the corrections from Perot Systems.

         (D) If any remaining uncorrected Defects exists in the Deliverable at the end of the Acceptance Test Period, CalPX shall provide Perot Systems by the end of the Acceptance Test Period with notice of the final list of outstanding Defects, describing them in sufficient detail to allow Perot Systems to recreate them ("Punch List"). Perot Systems shall correct any Defects identified on the Punch List promptly after receiving the Punch List. When all Defects on the Punch List have been corrected, Perot Systems shall provide the corrections to CalPX. The parties shall have 15 days after receipt of the corrections, unless the parties agree to a different period in writing, to re-test the corrected Deliverable to confirm the

                              Schedule 3.1 -Page 14
 correction of the Defects identified on the Punch List and to identify any remaining Defects. If CalPX determines that any Defects identified in the Punch List have not been corrected, CalPX shall provide Perot Systems by the end of the 15-day re-testing period with notice of a revised Punch List, which may include Defects not identified on the Punch List. Perot Systems shall promptly correct any Defects that are identified in the revised Punch List and provide the corrections to CalPX. The parties shall have a further 15 day period after receipt of the corrections, unless the parties agree to a different period in writing, to re-test the corrected Deliverable to confirm the correction of the Defects. If CalPX determines as a result of the re-testing that the Software deliverable still contains one or more Defects, CalPX shall notify Perot Systems' Account Manager, who shall promptly cause Perot Systems to perform a root cause analysis of such Defects and refer the matter to the IT Steering Committee. If the IT Steering Committee is unable to resolve the matter within 15 days after the matter is submitted to it, any party may submit the matter to the dispute resolution procedures set forth in Article 7.

         (E) Perot Systems and CalPX each agree to work diligently to achieve Acceptance of each Deliverable at the earliest possible date.






                                      Schedule 3.1 - Page 15

Part E - Business Consulting Services

The PSC Personnel assigned to provide Business Consulting Services to CalPX shall, upon request by CalPX, provide advice to CalPX in the following substantive areas:

* Trading and scheduling
* Business and regulatory affairs
* Settlements calculation
* Market compliance
* Information technologies
.. Finance
.. Marketing
* Product Development

          Business Consulting Services shall include the following activities, among others:

         * Design, review, document or train on business protocols for CalPX and other participants in the California energy market, including the California Independent System Operator (ISO), upon request by CalPX;

         * Design, review, or document regulatory filings for CalPX and all other participants in the California energy market, including the ISO, upon request by CalPX; and

         * Design, review, document or train on information technology solution methods and algorithms, including development and review of mathematical model, computational algorithm and detailed functional specifications.

All services related to the above activities including but not limited to meeting with CalPX's staff, ISO staff and all other participants in the California energy market, including preparation time for training shall be deemed as Business Consulting Services.



                                     Schedule 3.1 - Page 16

                                     SCHEDULE 3.3
                                     Service Levels

A.    Service Levels - General Provisions

During the Transition Period CalPX and Perot Systems shall validate the service levels set forth in this Schedule 3.3. Commencing with the first full calendar month after the Transition Period for new Application, each performance metric shall be measured and reported to CalPX on a monthly basis.

         Perot Systems shall perform Services for which no Service Level is specified in this Schedule 3.3 at least at the same level, and with the same degree of accuracy, quality, completeness and responsiveness as CalPX performed such Services prior to the Effective Date.

         Assumptions and Pre-conditions: Perot Systems' obligation to comply with the Service Levels set forth in this Schedule 3.3 is contingent upon the accuracy of the assumptions and the satisfaction of the pre-conditions set forth below. If any of these assumptions are inaccurate or any of these pre-conditions are not satisfied, Perot Systems and CalPX shall negotiate in good faith to adjust the Service Levels appropriately or to select alternate Service Levels.

         * Each Service Level shall be measured using then existing measurement Tools.

Server availability shall be calculated by dividing (i) the number of minutes the applicable server is responding to system commands, by (ii) the total number of minutes in the applicable month, based on 7 x 24 availability, minus the total number of minutes of downtime (a) reserved for system maintenance windows,
(b) reserved for CalPX approved, non-routine maintenance periods, (c) reserved for CalPX approved Application installation periods, (d) caused by defects in Managed Equipment, Applications (except to the extent such defects result from modifications to such Applications made by PSC Personnel), or services provided by Third Party Vendors (other than PSC Personnel), (e) caused by processing transaction volumes in excess of those for which the applicable system was designed, (f) caused by an Application that has not been tested in a reasonably adequate test environment for a reasonably adequate time period before being placed into the production System, and (g) defects in Applications (except to the extent such defects result from modifications to such Application made by PSC Personnel), or services provided by Third Party Vendors (other than PSC Personnel).

* CalPX shall authorize the replacement or repair, as reasonably appropriate, of any hardware and software reasonably necessary (i) to replace hardware that begins to exhibit erratic performance or has otherwise become obsolete, (ii) to

                                      Schedule 3.3 - Page I
            upgrade such hardware or software in accordance with the recommendations of its manufacturer, (iii) to interoperate properly with other hardware or software authorized to be replaced by CalPX, or (iv) to process the transaction volumes then being processed by the applicable hardware or software.

        * Service Levels shall be measured but not enforced until the next calendar month following each (i) transition to a new hardware or software platform that affects the applicable Service Level and (ii) implementation of new Applications that affects the applicable Service Level.

        * Unless otherwise agreed, the scheduled system maintenance window shall be 12:01 a.m. to 3:00 a.m. Pacific Time each Saturday and Sunday.

 SERVICES OR
SYSTEMS TO BE                                                                              SERVICE LEVEL            SERVICE LEVEL
  MONITORED                SERVICE OBJECTIVE                 SERVICE LEVEL                    METRIC                 REQUIREMENT
-------------              -----------------                 -------------                 -------------            -------------

Production Servers      Servers running Core           Perot Systems shall cause     A server shall be deemed            95%
                        Applications used by CalPX     servers running Core          "available" if the operating
                        to operate the day ahead and   Applications used by CalPX    system installed on such
                        hour ahead markets should be   to operate the day ahead and  server is responding to
                        "available" 7 days per week,   hour ahead markets to be      console commands entered at
                        24 hours per day.              "available" 7 days per week,  the server.
                                                       24 hours per day, except
                                                       during maintenance windows
                                                       and other scheduled outages
                                                       approved in advance by
                                                       CalPX, for at least the
                                                       percent of time set forth
                                                       under the heading Service
                                                       Level Requirement.


Back-Office Servers     Servers running Core           Perot Systems shall cause     A server shall be deemed            95%
                        Applications that are used     servers running Core          "available" if the operating
                        by CalPX (i) to settle         Applications used by CalPX    system installed on such
                        transactions from the day      (i) to settle transactions    server is responding to
                        ahead and hour ahead markets   from the day ahead and hour   console commands entered at
                        or (ii) to manage its          ahead markets or (ii) to      the server.
                        financial or other internal    manage its financial or
                        operations (e.g., PeopleSoft   other internal operations to
                        applications) should be        be "available" 7 days per
                        "available" 7 days per week,   week, 24 hours per day,
                        24 hours per day.              except during maintenance
                                                       windows and other scheduled
                                                       outages approved in advance
                                                       by CalPX, for at least the
                                                       percent of time set forth
                                                       under the heading Service
                                                       Level Requirement.


Test/Market Simulation  Servers forming part of the    Perot Systems shall cause     A server shall be deemed            90%
      Servers           Enterprise Technology Test     servers forming part of the   "available" if the operating
                        Facility should be             Enterprise Technology Test    system installed on such
                        "available" during Normal      Facility to be "available"    server is responding to
                        Business Hours and otherwise   during Normal Business        console commands entered at
                        during scheduled simulations   Hours, except during          the server.
                        during scheduled test          maintenance windows and
                        periods.                       other scheduled outages
                                                       (including outages to
                                                       reconfigure hardware or
                                                       software) approved in
                                                       advance by CalPX, for at
                                                       least the percent of time
                                                       set forth under the heading
                                                       Service Level Requirement.



                              Schedule 3.3 - Page 2

                                                                                                                            SERVICE
  SERVICES OR                                                                                                                LEVEL
 SYSTEMS TO BE                                                                                                              REQUIRE-
   MONITORED              SERVICE OBJECTIVE                       SERVICE LEVEL                   SERVICE LEVEL METRIC        MENT
---------------  -----------------------------------  --------------------------------------  ----------------------------  --------
Gateway Servers  The DEC Alpha servers running the    Perot Systems shall cause the DEC       A server shall be deemed          95%
                 OM Gateway should be "available" 7   Alpha servers running the OM            "available" if the operating
                 days per week, 24 hours per day.     Gateway to be "available" 7 days per    system installed on such
                                                      week, 24 hours per day, except          server is responding to
                                                      during maintenance windows and          console commands entered
                                                      other scheduled outages approved in     at the server.
                                                      advance by CalPX, for at least the
                                                      percent of time set forth under the
                                                      heading Service Level Requirement.

User accounts    User accounts and user IDs for Cal   During Normal Business Hours, Perot     A request for an activation       95%
and ID           PX employees should be activated or  Systems shall activate or change each   of or a change to a user
                 changed within four hours after      user account or user ID within four     account or user ID shall be
                 receiving a proper request for such  business hours after receiving a        deemed to be proper if the
                 action.                              proper request for such action, for at  request is submitted through
                                                      least the percentage of requests set    Perot System's help desk or
                                                      forth under the heading Service Level   electronic ticketing system
                                                      Requirement.                            with the approvals required
                                                                                              by the Management
                                                                                              Procedures Manual.

Password Resets  User passwords that have expired or  During Normal Business Hours, Perot     A request for a password          94%
                 have been suspended should be reset  Systems shall reset each user           reset shall be deemed to be
                 within 15 minutes after receiving a  password that has expired or has been   proper if the request is
                 proper request for such action.      suspended within 15 minutes after       submitted through Perot
                                                      receiving a proper request for such     Systems' help desk or
                                                      action, for at least the percentage of  electronic ticketing system
                                                      requests set forth under the heading    with the approvals required
                                                      Service Level Requirement.              by the Management
                                                                                              Procedures Manual.

Help Desk Call   Calls to the help desk should be     During Normal Business Hours, Perot     This service level shall be       90%
Response Time    answered within 30 seconds during    Systems shall answer all calls to the   measured based upon call
                 Normal Business Hours.               help desk within 30 seconds for at      reports from CalPX's ACD
                                                      least the percentage of calls set       or equivalent system, and
                                                      forth under the heading Service Level   shall exclude delays in
                                                      Requirement.                            answering during which
                                                                                              recorded messages are being
                                                                                              played.

Backups          Backup procedures for each System    Perot Systems shall perform the         CalPX and Perot Systems           96%
                 should be performed as provided in   backup procedure for each System as     shall establish backup
                 the Management Procedures Manual.    provided in the Management              procedures and schedules
                                                      Procedures Manual in at least the       within 60 days after the
                                                      percentage of cases as set forth under  Effective Date.
                                                      the heading Service Level
                                                      Requirement.

C.      Problem Resolution Commitments

        Perot Systems shall provide the support services described in the tables below to resolve problems within the time periods specified in the tables below for problems of the severity described below for systems and Applications that it has access to and can modify.



                              Schedule 3.3 - Page 3

Definition of Terms

Severity Level:         The severity level reasonably assigned to a problem by
                        CalPX and Perot Systems based on the impact of that problem on CalPX's business.

Definition:             The general nature of the problem that falls within the
                        applicable Severity Level.

Support: The general level of support that Perot Systems and CalPX shall provide while attempting to resolve a problem of the applicable Severity Level.

Service Level:          Maximum amount of time Perot Systems shall take to
                        resolve a problem of the applicable Severity Level.

Status Update:          The frequency with which CalPX shall be updated on the
                        status of the problem.

Report
Required:               If YES, then Perot Systems shall regularly report its
                        problem resolution status to CalPX.





                              Schedule 3.3 - Page 4

01 A problem shall be Perot Systems shall provide uninterrupted problem Perot Systems Every hour Yes assigned this isolation and determination services. shall resolve or until the severity level if (i) Perot Systems shall implement workarounds and provide ticket first the majority of users patches immediately after testing such items as workarounds reaches at the applicable site provided in the Management Procedures Manual. for 98% of all Temp Fix, are adversely Perot Systems shall implement hardware and problems Resolved or affected, (ii) the software upgrades implementing more thorough assigned this Closed problem has high resolutions during the first available maintenance Severity Level status. visibility, and (ii) window after testing of such upgrades is within four there is no copee.hours. workaround available. CalPX shall provide on-site support to assist in problem isolation and determination activities and Example:
A file to test problem resolution. server is not available.

02 A problem shall be Perot Systems shall provide problem isolation and Perot Systems Every four Yes assigned this determination support on an as needed basis until a shall resolve or hours until severity level if (i) workaround is identified. provide the ticket the majority of users Perot Systems shall implement a workarounds workarounds first reaches at the applicable site immediately after it is tested as provided in the for 98% of all Temp Fix, are adversely Management Procedures Manual. Perot Systems problems Resolved or affected, (ii) the shall implement hardware and software upgrades assigned this Closed problem has high implementing more thorough resolutions during Severity Level status. visibility, and (iii) a the first available maintenance window after within 24 work around is testing of such upgrades is completed. hours. performance of the CalPX shall provide support to assist in problem applicable System is isolation and determination activities and to test degraded or the the workaround. functionality of the applicable System is materially limited.
Example: A router is down, however, traffic is rerouted with degraded performance.

03 A problem shall be Perot Systems shall provide problem isolation and Perot Systems Twice No assigned this determination support during Normal Business shall resolve or weekly until severity level if (i) aHours. provide the ticket small percentage of Perot Systems shall implement workarounds and workarounds first reaches users at the hardware and software upgrades during the first for 98% of all Temp Fix, applicable site are available maintenance window after testing of is problems Resolved or adversely affected, copee.assigned this Closed and (ii) the problem Severity Level status. has limited visibility.CalPX shall test fixes. within five Example: A user is business days. unable to establish an application session from his/her machine.



                              Schedule 3.3 - Page 5

04 A problem shall be Perot Systems shall provide problem isolation and Perot Systems Weekly until No assigned this determination support during Normal Business shall resolve or the ticket severity level if the Hours. provide first reaches affected Systems can Perot Systems shall implement workarounds and workarounds Temp Fix, be operated without hardware and software upgrades during the first for 98% of all Resolved or significant available maintenance window after testing is problems Closed limitations on completed. assigned this status. performance or Severity Level functionality using a CaIPX shall test all fixes. within five workaround. business days. Example: A printer is not working however, users can re-route jobs to another printer.

05 A problem shall be Perot Systems shall provide problem isolation and Perot Systems Twice No assigned this determination support during Normal Business shall resolve or monthly Severity Level if Hours. provide until the neither the user nor Perot Systems shall implement workarounds and workarounds ticket first operation of the hardware and software upgrades during the first for 98% of all reaches applicable System is available maintenance window afer testing is problems Temp Fix, materially adversely comple assigned this Resolved or affected. completed. Severity Level Closed Example: A PC CalPX shall test all fixes. within 10 status. connects duplicate business days. sessions to one resource.



                              Schedule 3.3 - Page 6

                                  SCHEDULE 4.2
                                Managed Software



Part A - CalPX Proprietary Software


           Software Program                         Version
Admin Fee Calculator                                  4.5.2
Automatic UMCP Posting (DA & HA)                       n/a
Compliance (DA & HA) Powerbuilder Reports              2.65
Compliance Data Warehouse                              n/a
Credit Reports (security deposit)                     2.4.1
Invoice Parser                                          2.2
Metering System                                         1.2
PGE Post                                                4.1
Post-Processor                                        5.2.1
PowerBase                                              1.15
Pre-Processor Plus                                    1.6.1
Real Time DA Loader (RTHABACK)                        7.0.0
Real Time HA Loader (RTHALOAD)                        9.4.0
Real Time Report/Data Entry (RTHAFRNT)                8.1.8
Real Time NERC Scheduling Tagging (NERC)              3.5.1
Settlements Reports                                     n/a
Trading Reports                                        1.34
Web DA Loader                                           4.6
Web HA Loader                                           4.7
Web (ST)                                               1.15

Part B -- CalPX Vendor Software

                Utilities
Acrobat Reader                                         3.01
Acrobat Reader                                          3.0
ADP PC/Payroll for Windows                          2.52-01
ADP HR Perspective                                      2.5
AutoSys                                                 4.3
BAMTRAC System                                          2.6
BMC Patrol Agent                                      3.2.5
Business Objects                                      4.1.3
ClientPak for Windows NT                                5.1

                              Schedule 4.2 - Page 1

Data Direct Connection OBDC Drivers                                       3.10
Dbartisan                                                                 4.01
DB Tools Core Lib Win                                                     2.2w
DEC Forms                                                                 2.2A
Dialer - IBM Global Network                                             4.18.4
Ditto Tools Driver for Windows NT                                         3.51
Ditto Tools Driver for Windows NT                                          4.0
English HP-UX CDE Runtime Environment                                  B.10.20
English HP-UX CDE Runtime Environment                                  B.10.20
Enterprise Administrator Domain License                                4.51.00
Enterprise Administrator User License
Enterprise Cluster Master Toolkit                                      A.10.11
Extension Software Patch Bundle                                     B.10.20.38
Extension Software Patch Bundle                                    B. 10.20.33
Extension Software Patch Bundle                                     B.10.20.33
Fast Forward                                                               3.0
Fasttrack Server                                                    B.01.00.00
Fasttrack Server                                                    B.01.00.00
Fibre Channel Mass Storage Driver                                   B.10.20.30
Fibre Channel Mass Storage Driver                                   B.10.20.30
GDB                                                                       4.17
HP aC++ Compiler S800                                               A.01.07.01
lOOBT/9000 EISA                                                    B. 10.20.01
HP GlancePlus/UX for s800 10.20                                     B.10.20.72
HP Mpower //Web for Series 700 - E                                  B.10.20.03
HP OnLineJFS (Advanced VxFS)                                           B.10.20
HP-PB 10OBase-T/9000                                                B.10.20.06
HP-PB 100 Base-T/9000                                              B. 10.20.02
HP-PB 10OBase-T/9000                                                B.10.20.09
HP-UX Media Kit                                                         B10.20
HP-UX 10.20 Hardware Extensions                                    B.10.20.HWE
HP-UX 8-User Licensee                                                  B.10.20
HP-UX Installation Utilities (Ignite-UX-S800-A. 1.51
                                                                         10.20
HPUX Installation Utilities for Installing 10.20                       A. 1.51
HPUX 10.0 Support Tools Bundle                                      B.10.20.08
HPUX 10.0 Support Tools Bundle                                   B.10.20.08.04
HP-UX Core OS Year 2000 Patch Bundle                             B.10.20.A0720
HPUX Core OS Year 2000 Patch Bundle                              B.10.20.A0720
HummingBird (Exceed/Xpress, Xpress/Host                           1.6 rel 4.25
Hyena                                                                     1.76
Internet Information Server                                                3.0
Internet Information Server                                                2.0

                                  Schedule 4.2 - Page 2

Logic Works ER win/ERX                             3.0
Logic Works EW win/ERX                           3.5.1
Lotus Domino Fax Server Pspt Media Pack            4.5
Lotus Domino Fax Server Win NT                     4.5
MC / Service Guard                             A.10.10
MC / Service Guard                             A.10.10
MCSG 10.10 Patches                              A. 1.0
Microsoft SMS Client Access License         server 1.2
Microsoft Systems Management Server                1.2
Microsoft TechNet Starter Kit Server               N/A
Microsoft Telnet                                   4.0
Microsoft Telnet                                   4.4
Microsoft Internet Information Server              3.0
Microsoft Index Server                             2.0
Microsoft Transaction Server                       2.0
Microsoft Active Server Pages                      3.0
Microsoft Visual SourceSafe                        6.0
MirrorDisk / UX                               B. 10.20
Money h++ Win                                     2.21w
MPWebl.I s700 reference bundle              B.10.20.03
Multi Edits                                       7.11
Net BackUp (Windows NT server)                     3.2
Net Term                                         4.2.5
Netviz                                             2.5
NetWorker for HP-UX                                5.1
NetWorker for Windows NT                           5.1
Norton AntiVirus                                   4.0
Norton AntiVirus NT Server                         4.0
Norton AntiVirus NFR Promo                         4.0
Norton AntiVirus (Windows NT Server)               4.0
Norton AntiVirus                                   5.0
ODBC                                             3.1.0
Octopus HA+                                        3.0
Omni Page Limited Edition                          5.0
Palm Pilot Desktop                                 2.1
Patrol/WMS                                      3.2.05
Patrol/NT                                       3.2.06
PeopleSoft                                         7.5
PowerMart - Informatica                          4.5.1
PSPT Media Pack Fax Server                         1.1
PSPT Media Pack Notes NA/Lotus Pass              4.5.2
Purify                                             4.2
Quota Manager Standard Edition                     2.6. 1A


                              Schedule 4.2 - Page 3

RDB                                                              6.1A
RTR                                                              3.1-D
Scan Wizard                                                     2.35
Secure Server Certificate                                        n/a
shmmax +1Gb Patches                                            A.1.0
SPF / Source Edit                                                2.0
Sybase System 11 ODBC                                      3.0.28.22
TexBridge Pro 96                                                  96
Tools h++ Win                                                  7.07w
Trial HP GlancePlus/US Pak for s800 10.20                B.10.20.140
Trial HP MeasureWare Server Agent for s800               B.10.20.140
                                                               10.20
Trial HP PerfView for s800 10.20                         B.10.20.109
Trial HP GlancePlus/UX for s800 1                         B.10.20.95
WANDA Electronic Services System                                2.41
Win Zip                                                          6.3 (SR-)
WinZip Software License                                          6.3
WinZip                                                           6.3
XDB                                                          A.10.20
Xemacs                                                          20.4
            Productivity Tools
Avery Wizard                                              1.10 MSW97
Business Wire Connect                                            1.3
Lotus Domino Upgrade Server                                      4.6
Lotus Notes                                                      4.5
Lotus Notes                                                      4.6
Lotus SmartSuite 97                                               97
Microsoft Frontpage 97                                            97
Microsoft Frontpage 98                                            98
Microsoft Office 97 Standard Edition                              97
Microsoft Office 97 Pro Edition                                   97
Microsoft Project 98                                              98
Microsoft Image Composer                                         1.5
Microsoft Outlook                                                 97
Microsoft Internet Explorer                                      4.0
Microsoft ACCESS Professional Edition                             98
Microsoft Internet Explorer                                      4.0
Netscape Communicator                                            4.Ox
Netscape Communicator                                           4.01
Netscape Communicator                                           4.04
ORG Plus for windows                                            3.01
Remedy Action Request System                                     3.2
SeaGate Crystal Reports (Standard)                               6.0

                              Schedule 4.2 - Page 4

Visio Pro                                             4.0
Visio Pro                                             5.0
Visio Pro CD/Doc Set                                  5.0
            Operating Systems
ADSM Upgrade to AIX 3.1                               3.1
AIX                                                 4.1.5
AIX                                                   4.2
AIX                                                   4.3
HP UX                                             B.10.20
Microsoft Windows NT Server                           4.0
Microsoft NT Workstation                              4.0
Microsoft Windows NT Client Access License            4.0
Microsoft NT 4.0 Server w/service pk3                 4.0
            Development Tools
ANSI C                                        B. 10.20.02
ANSI C                                         B.10.20.07
C/C++                                                 5.6
GNU make                                          3.7.6.1
GNU RCS/CVS                                           5.7
HP C Compiler                                       10.20
HP Linker/Assembler                                 10.30
HP-UX Developer's Kit for Java                  JDK 1.1.5
Microsoft Visual Basic                                5.0
Microsoft Visual C++                                  5.0
Microsoft Visual J++                                  1.1
Microsoft Visual Basic                                6.0
Microsoft Visual Basic Pro. Edition (SP 2&3)          5.0
Microsoft C++ Pro. Edition                            4.2
Microsoft Visual C++ Prol. Edition                    5.0
NetExpress                                            3.0
Object Cobol Developers Suite for UNIX                4.1
Oracle Forms 4.5                                4.5.7.1.6
Perl                                             5.003_07
Picasso 2                                            2.5f
Power Builder Enterprise                              6.0
Power Designer                                      6.1.0
Visual Component (First Impression)                   5.0
Visual Cafe for Java                                  2.5
                        DBMS
Microsoft SQL Server                                  6.5, SP4
Oracle for windows NT                                 7.3
Oracle Enterprise Manger                          7.3.3.0
SQL Plus                                              3.3

                              Schedule 4.2 - Page 5

Sybase Adaptive Server                                    11.0
Sybase Administrative Tools                         3.0.0.1887
Sybase Adaptive Server                                    11.5
Sybase Adaptive Server Enterprise                         11.5
Sybase Adaptive Server                                11.0.3.2 EBF
Sybase                                                  11.9.2
Sybase Open Client                                      11.1.1
Sybase CT Access Lib                                     3.0.1
          Communication Tools
Reflection X for windows NT                                7.0
Symantec PCAnywhere                                        8.0
UCX                                                        4.2
              Graphics Tools
Macro Media Flash 3                                        3.0
              Other Software
Data Trek EDI                                             3.01
D & B Desktop Solutions for Windows                        6.0
DocuShare                                                  2.0
Fidelity Web Station                                       1.0

OM Software

Block-Forward Secur Back Office                            4.3
Block Forward CIBIOS Trade Annlication               3.0 - 6.7
Dav Ahead Bidding & Scheduling                          5.1.16
Hour Ahead Bidding & Scheduling                         5.1.15
OM Net OMFX (network gatewav)                            2.2.1
Settlement                                             5.1.7.1
Trade Annlication                                       5.1.14
Web (DA & HA)                                             15.5
Block Forward Click                                       3.01

Part C -- Perot Systems Software

Adjustment Bid Checker                                     1.0
Block Forward Report Generator                             1.0
Block Forward Invoice Run Generator                        1.0
Block Forward Clearing Data Retrieval                      1.0
Block Forward Ticker                                       1.0
BuckEye (ISODAB)                                           2.1
Day Ahead Adjustment Bid Checker                           1.0
Day Ahead Pit 0 Bull (ITOS)                                1.0
Day Ahead Schedule Difference Checker                      1.0
Hour Ahead Schedule Difference Checker                     1.0

                              Schedule 4.2 - Page 6

Manta Ray                                    1.0
Over Generation Mitigation                   1.0
Real Time Data Collection                    1.0
Real Time Reporting System                   1.0
Settlement Reporter (PXSR/TO Debit)          1.1
Zonal Price Calculators (DA & HA)          1.1.9
Zonal Price Checker (DA &HA)                 1.0
Shared Resource Trading &
  Scheduling (Shark)                         1.0


                                    Schedule 4.2 - Page 7

                                  SCHEDULE 4.4

                                Client Technology

Managed Equipment (Tentative)

                                                                                Who   Who
                                       Operating                                Owns  Supports  Failover
        Server       Hardware           System              CPUs  RAM  Disk     It    It       Capabilities Domain  Location
        Production
        ALHDEV171    HP L.Pr           D6131A   NTS4 SP4+   1     64M  4G       PX    PX       none         PXPROD   Svr room
        ALHDEV172    HP L-Pr           D6131A   NTS4 SP4+   1     64M  4G       PX    PX       none         PXPROD   Svr room
        ALHPAP107    Digital Prioris   MX6200   NTS4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        ALHPAP108    Digital Prioris   MX6200   NTS4 SP4+   I                   PX    PX       none         PXPROD   Svr room
        ALHPAP1 10   Digital Priors    MX6200   NTS4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        ALHPAP1 11   Digital Priors    MX6200   NTS4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        ALHPAPI 13   HP Vectra         D4841    NTW4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        ALHPAP180    HP LXr            8000     NTS4 SP4+   1          4G mir   PX    PX       ALHPAP181    PXPROD   Svr room
        ALHPAP181    HP LXr            8000     NTS4 SP4+   1          4G mir   PX    PX       ALHPAP180    PXPROD   Svr room
        ALHPAP193    HP L-Pr           D6131A   NTS4 SP4+   1     64M  4G mir   PX    PX       none         PXPROD   Svr room
        ALHPAP194    HP L-Pr           D6131A   NTS4 SP4+   I     64M  4G mir   PX    PX       none         PXPROD   Svr room
        ALHPAP195    HP I.Pr           D6131A   NTS4 SP4+   1     64M  4G mir   PX    PX       none         PXPROD   Svr room
        ALHPAP199    HP L-Pr           D6131A   NTS4 SP4+   1     64M  4G mir   PX    PX       none         PXPROD   Svr room
        ALHPAP200    HP LXr            8000     NTS4 SP4+   I          4G mir   PX    PX       ALHPAP201    PXPROD   Svr room
        ALHPAP201    HP LXr            8000     NTS4 SP4+   1          4G mir   PX    PX       ALHPAP200    PXPROD   Svr room
        ALHPAP203    HP LXr            8000     NTS4 SP4+   1          4G mir   PX    PX       ALHPAP204    PXPROD   Svr room
        ALHPAP2O4    HP LXr            8000     NTS4 SP4+   1          4G mir   PX    PX       ALHPAP203    PXPROD   Svr room
        ALHPAP210    HP I.Xr           8000     NTS4 SP4+   1          4G mir   PX    PX       ALHPAP211    PXPROD   Svr room
        ALHPAP211I   HP LXr            8000     NTS4 SP4+   1          4G mir   PX    PX       ALHPAP210    PXPROD   Svr room
        ALHPAP7532   HP L-Pr           D6131A   NTS4 SP4+   1     64M  4G       PX    PX       ALHPAP7533   PXPROD   Svr room
        ALHPAP7533   HP L-Pr           D6131A   NTS4 SP4+   1     64M  4G       PX    PX       ALHPAP7532   PXPROD   Svr room
        ALHPAP97                                NTS4 SP4+   I                   PX    PX       none         PXPROD   Svr room
        ALHPAP98                                NTS4 SP'4+  I                   PX    PX       none         PXPROD   Svr room
        ALHPSEC2     HP L-Pr           D6131A   NTS4 SP4+   1     64M  4G       PX    PX       none         PXOAI    Svr room
        ALHPWEB10    HP L-Pr           D6131A   NTS4 SP4+   I     64M  4G       PX    PX       none         PXPROD   Svr room
        AI.HPWEBI1I  IBM PC Server     704      NTS4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        ALHPWEB13    IBM PC Server     704      NTS4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        ALHPWEB14    IBM PC Server     704      NTS4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        ALHPWEB17    IBM PC Server     704      NTS4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        ALHPWEB25    IBM PC Server     704      NTS4 SP4+   1                   PX    PX       none         PXPROD   Svr room
        BFWDWEB1     HP L-Pr           D6131A   NTS4 SP4+   1     64M  4G       PX    PX       BFWDWEB2     PXPROD   Svr room
        BFWDWEB2     HP L.Pr           D6131A   NTS4 SP4+   1     64M  4G       PX    PX       BFWDWEBI     PXPROD   Svr room
        BFWDTWEB     HP L.Pr           D6131A   NTS4 SP4+   1     64M  4G       PX    PX       none         PXPROD   Svr room
        CSAA`2       B                 CSre 0      T4SFC           2M           IM    IM       nn           XA       Srrom
o:      CSIAPAPPIA   IBM PC Server     704      NTS4 SP4+   1    128M           IBM   IBM      none         PXOA     Svr room
C:      CSIAPMAIL1A  IBM PC Server     704      NTS4 SP4+   I                   PX    PX       none         PXPROD   Svr room
        IMSINTRA                                NTS4 SP4+   I                   PX    PX       none         PXPROD   Svr room
co



                                                        Help   HW        OS       App     DR Hot
        Server          Function                        Desk   Support  Support  Support  Site
        Production
        ALHDEV171       Test/Development                PX     HP       PX       PX
        ALHDEV172       Test/Development                PX     HP       PX       PX
        ALHPAP107       MDAS ftp server #1              PX     Compaq   PX                Folsom
        ALHPAP108       MDAS DB server #1               PX     Compaq   PX                Folsom
        ALHPAP1 10      MDAS ftp, server #2,Psoft Apps  PX     Compaq   PX                Folsom
        ALHPAP1 11      MVDAS DB server #2              PX     Compaq   PX                Folsom
        ALHPAPI 13      Settlement Util Processor       PX     HP       PX                Folsom     Q
        ALHPAP180       BDC: PXPROD, PEP+               PX     HP       PX       PX       Folsom
        ALHPAP181       BDC; PXPROD, Settlement         PX     HP       PX       PX       Folsom
        ALHPAP193       OM Gateway                      PX     HP       PX       PX       Folsom
        ALHPAP194       OM Gateway                      PX     HP       PX       PX       Folsom
        ALHPAP195       OM Gateway                      PX     HP       PX       PX       Folsom
        ALHPAP199       WLBS Web Server                 PX     HP       PX       PX
        ALHPAP200       BDC: PXPROD, Buckeye            PX     HP       PX       PX       Folsom
        ALHPAP201       BDC: PXPROD, Peoplesoft         PX     HP       PX       PX       Folsom
        ALHPAP203       BDC PXPROD, SQL7                PX     HP       PX       PX       Folsom
        ALHPAP2O4       PDC PXPROD                      PX     HP       PX       PX       Folsom
        ALHPAP210       BDC PXPROD, PXMDAS              PX     HP       PX       PX       Folsom
        ALHPAP211I      BDC PXPROD, Intranet            PX     HP       PX       PX       Folsom
        ALHPAP7532      OM Gateway                      PX     HP       PX       PX       Folsom
        ALHPAP7533      WLBS Web Server                 PX     HP       PX       PX
        ALHPAP97        Buckeye & Book                  PX              PX
        ALHPAP98        PeopleSoft File Share           PX              PX
        ALHPSEC2        PDC: In DMZ                     PX     PX       PX
        ALHPWEB10       A-Frame DB Server               PX     HP       PX
        AI.HPWEBI1I     Ext PRMS Web Server             PX     IBM      PX                Folsom
        ALHPWEB13       DayAhead MCP Server             PX     IBM      PX
        ALHPWEB14       HourAhead MCP Server            PX     IBM      PX
        ALHPWEB17       Settlements Web Server          PX     IBM      PX
        ALHPWEB25       Powerbase                       PX     IBM      PX
        BFWDWEB1        BF Prod Web Server              PX     HP       PX       PX
        BFWDWEB2        BF Prod Web Server              PX     HP       PX       PX
        BFWDTWEB        BF Test Web Server              PX     HP       PX       PX
        CSAA`2          PCPD1IM                                IM       IM       IM       Flo
o:      CSIAPAPPIA      PDC PXOAI                       IBM    IBM      IBM      IBM      Folsom
C:      CSIAPMAIL1A     CALPX web site                  IBM    IBM      PX
        IMSINTRA        Int PRMS Web Server             PX     IBM      PX                Folsom
co

                               Schedule 4.4 - Page

                                                      Who   Who
                             Operating               Owns Supports   Failover
Server    Hardware            System   CPUs RAM Disk  It   It      Capabilities   Domain  Location
          Retired or in non
          production status?
ALHPAP1   Digital PWS 200i   NTS4 SP4+  1   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP2   Digital PWS 200i   NTS4 SP4+  1   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP3   Digital PWS 200i   NTS4 SP4+  1   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP28  Digital PWS 200i   NTS4 SP4+  1   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP33  Digital PWS 200i   NTS4 SP4+  1   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP27  Digital PWS 200i   NTS4 SP4+  1   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP52  Digital PWS 200i   NTS4 SP4+  1   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP133 Digital PWS 200i   NTS4 SP4+  I   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP134 Digital PWS 200i   NTS4 SP4+  I   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP53  Digital PWS 200i   NTS4 SP4+  1   64M 4.3G  PX   PX           none       PX?    Svr room
ALHPAP88  Digital Priori.
          MX6200             NTS4 SP4+  I                               none       PX?    Svr room

ALHPAP150                    NTS4 SP4+  I             PX   PX           none       PX?    Svr room
ALHPAP80                     NTS4 SP4+  1             PX   PX           none       PX?    Svr room
ALHPAP137                    NTS4 SP4+  1             PX   PX           none       PX?    Svr room
ALHPAP142                    NTS4 SP4+  1             PX   PX           none       PX?    Svr room
ALHPAP138                    NTS4 SP4+  1             PX   PX           none       PX?    Svr room
ALHPWEB12                    NTS4 SP4+  1             PX   PX           none       PX?    Svr room
ALHPAP80  Digital Priorik
          MX6200             NTS4 SP4+  1             PX   PX           none       PX?    Svr room
ALHPAP74                     NTS4 SP4+  I             PX   PX           none       PX?    Svr room
ALHPAP171 HP LPr D6131A      NTS4 SP4+  1   64M 4G    PX   PX           ALHPAP172  PXDEV  Svr room
ALHPAP172 HP LPr D6131A      NTS4 SP4+  1   64M 4G    PX   PX           ALHPAP171  PXDEV  Svr room
ALHPAP109 HP Netserve 6/200  NTS4 SP4+  1             PX   PX           none       PXPROD Svr room




                       Help HW       OS      App
Server     Function    Desk Support Support Support


ALHPAP1    OMN Gateway PX   Compaq   PX       OM
ALHPAP2    OMN Gateway PX   Compaq   PX       OM
ALHPAP3    OMN Gateway PX   Compaq   PX       OM
ALHPAP28   OMN Gateway PX   Compaq   PX       OM
ALHPAP33   OMN Gateway PX   Compaq   PX       OM
ALHPAP27   OMN Gateway PX   Compaq   PX       OM
ALHPAP52   OMN Gateway PX   Compaq   PX       OM
ALHPAP133  OMN Gateway PX   Compaq   PX       OM
ALHPAP134  OMN Gateway PX   Compaq   PX       OM
ALHPAP53   OMN Gateway PX   Compaq   PX       OM
ALHPAP88
           PeopleSoft
           Apps        PX   Compaq   PX       OM
ALHPAP150              PX            PX
ALHPAP80               PX            PX
ALHPAP137              PX            PX
ALHPAP142  PEP+ Test   PX            PX
ALHPAP138              PX            PX
ALHPWEB12              PX            PX
ALHPAP80
                       PX   Compaq   PX
ALHPAP74   MDAS Test   PX            PX
ALHPAP171  PDC PXDEV   PX   HP       PX       PX
ALHPAP172  BDC PXDEV   PX   HP       PX       PX
ALHPAP109  master/
           master
           db sen      PX   HP       PX


                              Schedule 4.4 - Page 2

                        Ca1PX UNIX System Configuration

Alhambra, CA. UNIX Server Inventory (Tentative)

                                      *         a3
Prodnol    HP-UX       HP9000        3.0       81.7  GB    Day Ahead & Hour Ahead
            10.20      Model K460                          Production
altnode    HP-UX       HP9000        3.0       12.28 GB    Day Ahead & Hour Ahead
            10.20      Model K460                          Secondary
settle     HP-UX       HP9000        4.2       22.0  GB    Settle Production
            10.20      Model K460                          Sysbase 11.0.3.3
Alhpap5    HP-UX       HP9000        2.7       85.36 GB    Settle Secondary
            10.20      Model K460
Pep 1      HP-UX       HP9000        2.1       29.08 GB    PEP Plus, Sybase 11.9.2
            10.20      Model K460
psoft      HP-UX       HP9000        3.0       25.54 GB    PeopleSoft 7.5.2
            10.20      Model K460                          SyBase 11.9.2
Setestl    HP-UX       HP9000        3.8       57.32 GB    SE Test Server, Sybase
            10.20      Model K460                          11.0.3
Settest2   HP-UX       HP9000        1.9       40.94 GB    SE Test Server, Sybase
            10.20      Model K460                          11.0.3
Alhpbk51   HP-UX       HP9000        2.0       213.64      Data Warehouse,
            10.20      Model K460              GB          Development and test,
                                                           Sybase 11.5.1
Alhpap8    HP-UX       HP9000        1.5       24.38 GB    Admin. Server, PeopleSoft
            10.20      Model K260                          Production, Sybase 11.0.3
Alhpap34   HP-UX       HP9000        512 MB    32.38 GB    Admin. Server, PeopleSoft
            10.20      Model K260                          Test and Development,
                                                           Sybase 11.0.3
Alhpap57   HP-UX       HP9000        3.0       137.24      Historical Database, Test
            10.20      Model                   GB          Psoft and Settlements,
                       K460                                Sybase
                       EMC 7800               1.5 TB       Raid 0,1 mirrored
                       Jamaica                6 x 4GB
                       Jamaica                6 x 4GB


                              Schedule 4.4 - Page 3

Folsom, CA. UNIX Server Inventory

FOLPAP87       HP-UX       HP9000     unknown   unknown     Sybase, Replication
               10.20       K460                             DA/HA/SE

FOLPA1OIO      HP-UX       HP9000     unknown   unknown     Settlements
               10.20       K260

FOLPA108       HP-UX       HP9000     unknown    unknown    Not used.
               10.20       K260

Hostname       HP-UX       HP9000     unknown   unknown     Not used.
unknown        10.20       K260

                           EMC 7800             unknown


                              Schedule 4.4 - Page 4

                                    SCHEDULE 4.5
                              Required Improvements

The following is a list of the Required Improvements and Perot Systems' estimate of the number of Full-Time Equivalent PSC Personnel above the number of PSC Personnel that will be assigned to perform the Core Services, Application Development Services and Business Consulting Services (the "Baseline") that will be necessary to implement these Required Improvements.

1. HP-UX Software Level Upgrade

   The HP-UX operating system for each Hewlett-Packard computer listed as Managed Equipment must be upgraded to the most current release.

   This upgrade is required to provide baseline, Year 2000 and 64-bit architectural support. This 64-bit version of the operating system supports larger file systems, which increases performance and enhances memory utilization. This task must also include installation of patches, both Y2K related and Application driven patches. Perot Systems shall manage HP to complete this Required Improvement under the current agreement between CalPX and HP.

   Estimated PSC Personnel Requirements above Baseline: None

2. Enterprise System Management (ESM) Identification/Implementation

   An Enterprise System Management product must be identified and implemented.

   Perot Systems shall target the evaluation of systems management products and tools for use by the Computer Operations team to efficiently monitor and manage the multiple platforms used in the CalPX environment. Once product selection is completed, an implementation of the targeted environment must be planned and executed. This includes customization and integration of the Problem Management and Change Management packages.

   Estimated PSC Personnel Requirements above Baseline: 9 FTE-months

3. NT Service Pack

   All Managed Equipment running the Microsoft Windows NT operating system must be upgraded to NT Service Pack 6A.

   The current NT environment is at the NT Service Pack 4 plus hot fixes. A project to implement the new service into each cluster discretely must occur to resolve known problems with memory leaks and other technical fixes.

   Estimated PSC Personnel Requirements above Baseline: None


                              Schedule 4.5 - Page I

4. Remedy Customization/Implementation/Training

   The Remedy(TM) software that Perot Systems uses for problem and change management must be customized to support the CalPX's specific requirements. In addition, the escalation process used to support the CalPX's business must be automated.

   This process shall improve the notification and response of technicians when warning or alerts are issued by Systems.

   After the Remedy(TM) software is customized, it must be implemented in the CalPX's environment to provide access to all authorized PSC Personnel, including Transitioned Employees, and all authorized CalPX personnel. Each of the authorized users must be trained to use this software.

   This process shall improve the notification and response of technicians when warning or alerts are issued by Systems.

   Estimated PSC Personnel Requirements above Baseline: None

5. HP Firmware Updates

   All Hewlett-Packard servers and system components must be inventoried to determine its current firmware version and, if necessary, upgraded to the most current firmware version that is commercially available.

   Upgrading to the latest firmware versions may resolve issues such as data corruption, missing interrupts and lost data chains. In addition, these upgrades should increase reliability and availability. Perot Systems shall manage HP to complete this Required Improvement under the current agreement between CalPX and HP.

   Estimated PSC Personnel Requirements above Baseline: None

6. Review Backup and Archive Strategies

   CalPX backup and archive strategies must be reviewed and updated, if necessary.

   Perot Systems shall review the CalPX's requirements for application and data backup and archival. The methods and tools currently being used to meet these requirements must be reviewed for compliance.

   As appropriate, Perot Systems shall specify changes in these requirements, methods and tools to manage these requirements more effectively across the CalPX's Systems. Perot Systems shall review with CalPX the work that must be done to establish the most appropriate frequency and methodology to meet CalPX's data recovery requirements.


                              Schedule 4.5 - Page 2

   Estimated PSC Personnel Requirements above Baseline: None

7. Implement Program/Project Management Office

   CalPX must implement and use the Program Office/Project Management processes and procedures to effectively manage programs and projects.

   Estimated PSC Personnel Requirements above Baseline: None

8. Implement Change Management Methodology

   CalPX must implement the Change Control Procedure for all proposed Changes. CalPX must also implement the Change Control Board and the IT Steering Committee.

   Estimated PSC Personnel Requirements above Baseline: None

9. Add CalPX IT Operations to Automated Call Distributor (ACD)

   The Automated Call Distributor (ACD) system used by Perot Systems must be used to manage the help desk.

   This system must be implemented to provide the capability to efficiently distribute calls throughout the enterprise and report the call volumes, service time, queue time, and average talk time. These metrics are critical when forecasting future operational service levels and requirements. As part of implementing this Improvement, Perot Systems shall manage CalPX vendor to implement the required improvement.

   Estimated PSC Personnel Requirements above Baseline: None

10. Plan and Implement Consolidated Test Environment

   The physical architecture that shall support the testing environment and the required software and tools necessary to manage production promotion from one environment to the next (i.e. development to test, test to model office and model office to production) must be planned, designed and implemented. Also included in this Required Improvement is planning and implementation of configuration management/release procedures and the required tools. Test procedures that describe how applications are to be tested and promoted through the testing environments, server code, database objects, CalPX based applications and the tracking of application source code must also be developed and implemented.

   Estimated PSC Personnel Requirements above Baseline: 16 FTE-months.


                              Schedule 4.5 - Page 3

11. Commercial Disaster Recovery Hot Site

    Procedures and systems to be followed to prevent avoidable System failures and to minimize the adverse effects of unavoidable System failures and Disasters must be planned, designed and implemented. Disaster Recovery Plans must be established and implemented via a Commercial Disaster Recovery Vendor/Site or otherwise. Test Plans must be established, and tests periodically completed.

    Estimated PSC Personnel Requirements above Baseline: 12 FTE-months.

12. Sybase SQL Server Software Level Upgrade - (before Titan goes into production)

    The Sybase SQL Server software installed on each of the servers listed in
    Schedule 4.1 must be upgraded to the most current version.

    This upgrade is required to ensure continued vendor product support, improve performance through enhanced concurrency and tuning options, and simplify administration by standardizing on a single product release.

    Estimated PSC Personnel Requirements above Baseline: 14 FTE-months.

13. IT Security

    Develop and implement an IT security plan which shall address the following issues: * End user security awareness * Physical security issues * UserID security issues * Password security issues * Policies - Expanding the existing policies to cover specific standards for systems and "User Guides" for use in the End user security awareness program. * Auditing - Recommendations for an audit log structure * Enterprise Security Software - Information of currently available 3rd party security management software.
    * Topology - A mapping of systems at CalPX.
    * Role Based Access - Data received in other areas can be used for a high level (not detailed) role based access matrix.


    Estimated PSC Personnel Requirements above Baseline: 30 FTE-months.


                              Schedule 4.5 - Page 4

                                  SCHEDULE 5.1

                                 Service Charges


A.    Fees for Base Services.

The rates set forth below shall be adjusted annually in accordance with Section
5.6 of the Agreement.

Service Fee for Core Services:

Perot Systems shall calculate a monthly services fee ("Calculated Services Fee") by multiplying (i) the actual number of person-hours of Core Services performed by PSC Personnel during such month, divided by 139 (to determine the number of Full-Time Equivalent PSC Personnel), by (ii) the Core Services Rate.

B.    Baseline Bud2et for Core Services

Months one to 12 inclusive:                                         $ 733,100 / month
Months 13 to 36 inclusive:                                          $ 749,250 / month

The Core Services Rate for PSC Personnel is $ 16,650.00 per month for each Full-Time Equivalent.

C.    Fees for IT Procurement Services

As consideration for the IT Procurement Services, CalPX shall pay Perot Systems an administrative fee equal to 6.0% of the actual third-party cost, including the cost of freight, insurance, taxes or other similar charges, of purchasing, leasing or licensing any equipment, software or services.

D.    Fees for Applications Development Services and Business Consulting
      Services

As consideration for the Applications Development Services, CalPX shall pay Perot Systems a monthly services fee ("Calculated Services Fee") equal to the sum of (A) the minimum monthly fee set forth below for the core number of Full-Time Equivalent PSC Personnel available to perform Applications Development Services, and (B) the amount, if positive, determined on a time and materials basis by multiplying (i) the actual number of person-hours of Applications Development performed by PSC Personnel, divided by 139 (to determine the number of Full-Time Equivalent PSC Personnel), less the core number of the Full-Time Equivalent PSC Personnel made available by Perot Systems to provide Applications Development Services (to determine the number of Full-Time Equivalent PSC Personnel above the core Resources available to perform Applications Development Services), by (ii) the applicable rate from the table set forth below.


                              Schedule 5.1 - Page I

As consideration for the Business Consulting Services, CalPX shall pay Perot Systems a monthly services fee ("Calculated Services Fee") equal to the sum of
(A) the minimum monthly fee set forth below for the core number of Full-Time Equivalent PSC Personnel available to perform Business Consulting Services, and
(B) the amount, if positive, determined on a time and materials basis by multiplying (i) the actual number of person-hours of Business Consulting performed by PSC Personnel, divided by 139 (to determine the number of Full-Time Equivalent PSC Personnel), less the core number of the Full-Time Equivalent PSC Personnel made available by Perot Systems to provide Business Consulting Services (to determine the number of Full-Time Equivalent PSC Personnel above the core Resources available to perform Business Consulting Services), by (ii) the applicable rate from the table set forth below.

The core number of Full-Time Equivalent PSC Personnel that Perot Systems shall make available to perform (i) Applications Development Services shall be (a) 11 Full-Time Equivalent PSC Personnel during the first year of the Term, (b) seven Full-Time Equivalent PSC Personnel during the first eight months of the second and third years of the Term, and (c) eight Full-Time Equivalent PSC Personnel during the ninth through twelfth months of the second and third years of the Term, and (ii) Business Consulting Services shall be two and one half (2.5) Full-Time Equivalent PSC Personnel for the first 36 months of the Term. If CalPX requires or uses more services, the rates shall be as set forth based on the rate schedule below.

E.    Rates for Applications Development Services

Minimum Monthly Fee for core Resources:

Month one to 12 inclusive:                                  $ 250,000 / month
Month 13 to 20 inclusive:                                   $ 159,090 / month
Month 21 to 24 inclusive:                                   $ 181,830 /month
Month 25 to 32 inclusive:                                   $ 159,090 /month
Month 33 to 36 inclusive:                                   $ 181,830 /month

Monthly Rate for additional Full-Time Equivalent PSC Personnel to Perform Applications Development Services

      Additional Resources committed for minimum of 12 Months:  $ 22,730 / month
      Additional Resources committed for less than 12 Months:   $ 27,040 / month

F.    Rates for Business Consulting Services

Minimum Monthly Fee for core Resources:

Month one to 36 inclusive:                                   $ 59,660 / month

Monthly Rate for additional Full-Time Equivalent PSC Personnel to Perform Business Consulting Services (except for any Full-Time Equivalent Personnel who have the positions listed in Schedule 5.2).


                              Schedule 5.1 - Page 2

       Additional Resources committed for minimum of 12 Months:  $ 29,200 / month
       Additional Resources committed for less than 12 Months:   $ 32,050 / month

G.    Changes in Baseline Budget

All changes, except as set forth in the Agreement, in Baseline Budget shall be mutually agreed to by both parties in accordance with the Change Control Procedure.

The Baseline Budget for the Core Services has been agreed to by Perot Systems based on a number of key assumptions, including those listed below. If any of these key assumptions are incorrect, CalPX and Perot Systems shall negotiate an appropriate adjustment to the Baseline Budget for the Core Services as soon as practical after determining that the assumptions are incorrect.

   * CalPX shall introduce into production the Titan Application (CalPX settlements calculation application) on or before May 1, 2000.

   * CalPX shall not require support for parallel operation of the Titan Application and its existing suite of settlements applications for more than 2 months.

   * CalPX shall retire the PEP+ and POP applications on or before July 1, 2000.


                              Schedule 5.1 - Page 3

                                   SCHEDULE 5.2

                      Perot Systems Standard Commercial Rates

Perot Systems standard commercial rates as of the Effective Date are set forth below.

Consulting                          Hourly           Daily       Monthly
Senior Advisor                       N/A          $ 7,000.00   $152,000.00
Principal                            N/A          $ 5,000.00   $108,500.00
Senior Engagement Manager            N/A          $ 4,000.00   $ 87,000.00
Senior Consultant                    N/A          $ 3,000.00   $ 65,000.00


All rates are for services only. Travel and other out-of-pocket expenses are not included.


                              Schedule 5.2 - Page I

                                    SCHEDULE 5.4

                         CaIPX Expense Reimbursement Policy


   It is the policy of the California Power Exchange Corporation to reimburse its employees for necessary and reasonable travel and other actual expenses incurred in the performance of their duties or assignments. Employees are expected to exercise reasonable and prudent judgement in incurring such expenses. This policy outlines broadly the types of such expenses, which are acceptable for reimbursement and the documentation and approval requirements. The department officers and directors are responsible for managing and approving expense reimbursements. In addition, they will determine which expenses are reasonable or unreasonable given the situation and, in conformance with this policy, will approve all expense reports. Unreasonable expenses will not be reimbursed. The Chief Financial Officer and Controller may challenge expense requests approved by officers and directors. The Chief Financial Officer and Controller will have final approval authority regarding the reimbursement of the expense. It is expected that employees will submit these expenses for reimbursement on a timely basis. Reimbursement should be requested when the amount is in excess of $100.00 and not more than 45 days after the expenses are incurred. Expense requests must be properly documented as to the nature and business purpose of the expenses.

                                    PROCEDURES

   DOCUMENTATION

   All elements of the expense report must be completed with original invoices or receipts attached. The only exception to the original invoice requirement is for airline tickets booked through the Internet (Southwest Airlines only), where a print out of the download from the Internet will be accepted as an original invoice. This print out must include the name of the traveler, the dates of travel, the flight numbers, the departure and destination cities, and the amount paid. Documentation is required for each expense item in excess of $35.00. For expenses in excess of $35.00 that are not supported by a receipt, a memo to the Chief Financial Officer and Controller should be attached explaining why required procedures were not followed. Reimbursement of these expenses will be at discretion of the Chief Financial Officer and Controller. Each individual expense must include the business purpose of the item. An appropriate business purpose will not be assumed before final approval. The business purpose for the expenses can be grouped and one explanation provided for all expenses on the report. The employee must sign the expense report acknowledging the validity of the charges and supporting the business reason for the request.

   APPROVALS


                              Schedule 5.4 - Page I

Employees may be required to complete a Travel Authorization form prior to leaving on a business trip. Use of this document is subject to the discretion of department senior management. Employees are required to adhere to Travel Authorization procedures established at the department level. No one is allowed to approve his or her own expenses and must have their reimbursement request approved by their supervisor. Expense reports may not be approved by a peer of the employee's supervisor. The Audit Committee of the Governing Board will direct the Internal Auditor to review the CEO's expense reports.

TYPES OF EXPENSES

Transportation
       Air Travel

   Employees are expected to use commercial air travel. Use of charter aircraft or personal aircraft is not allowed to conduct California Power Exchange business. Airfare may be booked through a travel agent the Internet, or directly with the Airline. All airfare must be charged to either the company American Express or Diners Club card. Employees are responsible for paying these charges to the credit card company. Employees should always strive to travel at the lowest available fare. If the lowest available fare is not utilized, the employee must indicate the reason on the expense report. If coach fare is not available, an explanation must be documented on the expense report form. Employees may fly business class for scheduled flights more than three hours in duration. For scheduled flights less than three hours in duration, employees are expected to book coach level fares. The company will not reimburse employees for flying first class. Employees are not allowed to purchase upgradable coach fares so that first class upgrade certificates can be used. In addition, the CalPX will not reimburse employees for the cost of first class upgrade certificates. If an employee chooses to upgrade to first class travel, only the lowest available coach fare will be reimbursed. Travel should not be scheduled to earn frequent flyer awards at the detriment of the California Power Exchange. Frequent flyer awards are the property of the employees. Expenses will only be reimbursed after travel is completed. Receipts showing the total price must be included for reimbursement.

       Car Rental

   Car rental should be limited to use when alternative transportation such as taxi or shuttles is not available or not economical. Receipts showing the total price must be included for reimbursement. Car rental reservations may be made either through a travel agent, the Internet, or directly with the rental car company. Compact or intermediate cars should be rented based on the


                              Schedule 5.4 - Page 2
   number of employees traveling. Employees should make good judgements as to the gasoline options offered with the rental car.

   The California Power Exchange carries liability and vehicle damage insurance that protects the CalPX when employees rent vehicles while on CalPX business. Employees must indicate on the rental form the California Power Exchange 's name to put this insurance into effect. The CalPX will not reimburse employees for insurance from rental agencies, or credit cards offers of other agencies. Employees should decline insurance coverage offered by rental agencies unless they choose to purchase the insurance without reimbursement. In the event a California Power Exchange employee has a claim for damage to a vehicle while on CalPX business, the employee must contact the Chief Financial Officer and Controller immediately so that claims may be processed with the CalPX carrier. If an employee rents a vehicle while on California Power Exchange business, and extends its time at either the beginning or end of the trip for personal reasons, the CalPX insurance only covers the time related to CalPX business. Employees are responsible for the cost of vehicle insurance while using it for personal use.

      Business use of Personal Vehicles

      When it is necessary for employees to use their personal vehicle for business purposes, reimbursement of mileage will be made in lieu of other vehicle charges such as gas and oil, insurance, financing costs or other wear and tear. The currently approved IRS reimbursement rate will be used. No reimbursement will be made for employees' normal commuting to their assigned work location. Requests for reimbursement of business mileage should reflect a reduction of normal commuting miles.

      Parking, Tolls and Other Costs

      Parking, taxi, shuttle, tolls, tips and other expenses in excess of $35.00 must be supported by a receipt. Cost of parking fines or other driving citations will not be reimbursed.

Loding
      Aggregations of multiple days stay

      Employees may enter multiple days stay as one line on the report, provided the supporting documentation clearly shows the daily rate and taxes applicable. The original receipt from the hotel or motel must be attached. Meals, tips, telephone, parking or other charges on the hotel or motel bill must be shown in the proper area of the expense report.


                              Schedule 5.4 - Page 3

      Movies, snacks, and mini-bar charges are not reimbursable. Reasonable tips to hotel personnel should be shown as other incidental expense.

Meals
      Employee Meals

   Employees' expenses for meals are expected to be reasonable given the location. Expenses in excess of $35.00 per meal must have receipts showing the name of the establishment and the total amount of the meal including tip. Tips should be included in determining the $35.00 amount and be shown as part of the meal costs.

      Business Meals

   These expenses must constitute an ordinary and necessary business expense. Expenditures should not be lavish or extravagant. Employees must document the business purpose of the meal, the name of the restaurant, and include the names, titles and the name of the company for all in attendance.

Entertainment
      When it is necessary to entertain customers or other business associates of the California Power Exchange in connections with the conduct of business, documentation as to the nature of the entertainment, participants (by name, title and company name), location, and business purpose is required.

Non-Reimbursable Expenses
      In general, expenses of a personal nature, that are unreasonable or excessive, and that not specifically related to the conduct of the business activities of the California Power Exchange are not reimbursable. Examples of specifically excluded costs are spousal travel expenses, excessive alcoholic beverages, flowers, other gifts for employees, credit card fees or interest charges, memberships in travel clubs or other airport services. Employee meals, other than for out of town travel, are not reimbursable This exclusion includes employee working meals which will not be reimbursed. When employees are having a meal, the most senior employee, officer or director should report the expense so that no one approving expenses for reimbursement would be approving a meal in which they participated.


                              Schedule 5.4 - Page 4

                                 SCHEDULE 7.3

       Supplementary Procedures for California Power Exchange Disputes

1.    Applicability
      (a) The Supplementary Procedures for California Power Exchange Disputes (hereinafter, "the Procedures") shall apply to all cases administered by the American Arbitration Association (hereinafter, "AAA") under its Commercial Mediation Rules and its Commercial Arbitration Rules in which a claim is made arising out of the Power Exchange Operating Agreement and Tariff (hereinafter, "the Tariff') filed with the Federal Energy Regulatory Commission (hereinafter, "FERC"). The Procedures are designed to complement the Commercial Mediation Rules and the Commercial Arbitration Rules; to the extent that there is any variance between those rules and the Procedures, the Procedures shall control.

      (b) The parties to any arbitration proceeding that is to be subject to the Procedures may, by written consent of all parties, agree to eliminate, modify or alter any of the Procedures, and, in such case, the Procedures as so modified or altered shall apply to that particular case.

      (c) Except as limited below or otherwise as limited by law (including the rights of any party to file a complaint with FERC under the relevant provisions of the Federal Power Act (hereinafter, "FPA"), the Procedures shall apply to all disputes between parties which arise under the Tariff. The Procedures shall not apply:

              (1) where the decision of the California Power Exchange (hereinafter, "PX") is stated in the provisions of the Tariff to be final;

              (2) where the PX is bound, as a Scheduling Coordinator under the California Independent System Operator Agreement and Tariff, by a final determination of the California Independent System Operator ("ISO"), in which case the final determination of the ISO shall be binding on all PX Participants;

              (3) to disputes arising under existing contracts which pre-date the creation of the PX, except as the disputing parties may otherwise agree; or

              (4) to disputes as to whether rates and charges set forth in the PX Tariff are just and reasonable under the FPA.

       (d) If a party to a dispute is a government agency, application of the dispute resolution process procedures shall be subject to any limitations imposed on the agency by law, including, but not limited to, the authority of the agency to effect a


                              Schedule 7.3 - Page 1
remedy. If the governmental agency is a federal entity, the dispute resolution process shall not apply to disputes involving issues arising under the United States Constitution.

         (e) Where the court having jurisdiction so determines, use of the dispute resolution process shall not be a condition precedent to court action for injunctive relief nor shall the provision of the California Code of Civil Procedure Section 1281 et sei. apply to such court actions.

2.       Negotiation

         The PX and PX Participants who may be parties to a dispute shall make good- faith efforts to negotiate and resolve any dispute between them arising under the PX Tariff prior to invoking mediation or arbitration. Each party shall designate in writing an individual with authority to negotiate the matter in dispute in such negotiations.

3.       Statement of Claim

         (a) In the event a dispute is not resolved through good-faith negotiations, any one of the parties may submit in writing a statement of claim to the AAA, to each other disputing party that was involved in good faith negotiations under Section 2 and to the PX. Such submission shall constitute commencement of the dispute resolution process.

         (b) The statement of claim shall set forth in reasonable detail (i) each claim, (ii) the relief sought, including the proposed award, if applicable,
(iii) a summary of the grounds for such relief and the basis for each claim,
(iv) the parties to the dispute, (v) the individuals having knowledge of each claim and (vi) a summary of the claim suitable for publication by the PX.

         (c) The other disputing parties identified in the statement of claim prepared pursuant to Section 3(a) shall similarly submit in writing to the AAA their respective statement of claim (which may be a response) and a summary of their claim (or response) suitable for publication by the PX within fourteen
(14) days of the submission of the initial statement of claim or such longer time period as the AAA may permit following application by the responding party.

         (d) Any responding party wishing to submit a counterclaim must do so in writing and include such counterclaim in their responsive statement of claim.

         (e) The PX in the PX newsletter, electronic bulletin board, or any other method adopted by the PX ADR Committee, shall, within fourteen (14) days of receipt by the PX of the statement(s) of claim, publish a summary of any such statements. No Market Participant shall be considered as having received notice of a

                              Schedule 7.3 - Page 2
claim decided or relief granted by a decision made under the Procedures unless the summary of the statement(s) of claim published by the PX includes such claim or relief.

4.       Mediation

         After submission of the statement(s) of claim, the parties to a dispute may request mediation if at least 75% of them so agree, or in disputes involving only three parties, if at least two of the parties so agree. A submission to mediation form signed by the requisite number of agreeing parties must be filed with the AAA. Intervention shall not be allowed during the mediation stage.

5.       Selection of the Mediator

         (a) Upon receipt of a signed submission form and payment of the filing fee by the parties, the AAA shall distribute to the parties by facsimile or other electronic means a list containing the names of at least seven (7) prospective mediators with mediation experience, or with technical or business experience in the electric power industry, or both, as AAA shall deem appropriate to the dispute.

         (b) The parties shall either:

                  (i) agree upon a mediator from the list provided, or from any alternative source provided that the prospective mediators meet the requisite qualifications or

                  (ii) alternate in striking names from the list provided by AAA with the last name remaining on the list being assigned the mediator (the first party to strike a name shall be determined by lottery) or

                  (iii) request that AAA select a mediator with the appropriate qualifications.

         (c) The parties shall have seven (7) days from the date of receipt of the AAA's list of prospective mediators to complete the process of selecting and appointing a mediator.

         (d) The mediator shall comply with the disclosures required by Section 11 of the Procedures.

6.       Mediation Process

         (a) The mediator and representatives of the disputing parties with authority to settle the dispute shall, within fourteen (14) days after the mediator's date of appointment, schedule a date within sixty (60) days thereafter on which to mediate the dispute.


                              Schedule 7.3 - Page 3

         (b) Matters discussed during the mediation shall be confidential and shall not be referred to in any subsequent proceeding.

         (c) With the consent of all disputing parties, a resolution may include referring the dispute directly to a technical body (such as a Western Systems Coordinating Council technical advisory panel) for resolution or an advisory opinion, or referring the dispute directly to FERC. Within thirty (30) days, the PX shall publish notice of the referral of the dispute in the PX newsletter or electronic bulletin board, or any other method adopted by the PX ADR Committee.

7.       Termination of Mediation

         If (a) thirty (30) days have passed since the filing of the statement of the claim and the disputing parties have not succeeded in negotiating a resolution of the dispute, or (b) thirty (30) days have passed since the parties' first meeting with the mediator, whichever is later, such parties shall be deemed to be at an impasse and any disputing party may then commence the arbitration process, unless all of the parties by mutual agreement decide to extend the time for mediation.

8.       Demand for Arbitration

         A party seeking arbitration shall provide notice of its demand for arbitration to the other disputing parties identified in the statement(s) of claim, the AAA and the PX. The PX shall publish notice of such demand in the PX newsletter or electronic bulletin board, or any other method adopted by the PX ADR Committee within fourteen (14) days.

9.       Intervention by Market Participants or Other Third Parties

         Upon receipt of the notice of a demand for arbitration, the AAA shall acknowledge receipt of the matter to the parties named in the notice. The AAA shall allow a period of thirty (30) days following the date of publication of the notice by the PX for third parties whose interests may be affected by the outcome of the dispute to file a written petition to appear and testify at arbitration hearings. If no petitions are received from intervening third parties within said thirty (30) day period, the case will move forward in accordance with Section 10 of the Procedures. Petitions to intervene shall be in writing and shall set forth the grounds of the proposed intervention, the position and interest of the petitioner in the proceeding, and whether petitioner's position is in support of or opposition to the relief sought in the notice. Petitioners for intervention also shall pay the appropriate filing fee if the intervention is challenged.

         Upon receipt of a petition to intervene from any third party, the AAA will invite the comments of the original parties set forth on the notice. If no objection is raised within fourteen (14) days to the petitions of the intervening third parties, the

                              Schedule 7.3 - Page 4
petitioners shall be allowed to participate as requested and the case will move forward in accordance with Section 10 of the Procedures.

         If any timely objection is received to any petition for intervention, the AAA will appoint one neutral intervention arbitrator, without the submission of lists, to consider the petitions and objections and to make a binding determination regarding the participation of the party or parties requesting to intervene. The intervention arbitrator will be subject to the disclosures required by Section 11 of the Procedures.

         Upon confirmation of the appointment of the intervention arbitrator, the AAA will deliver to him or her the relevant petitions and objections thereto, and the intervention arbitrator will render a written decision within fourteen (14) days of receipt of those documents, without oral hearings. The arbitration shall, upon good cause shown, grant the petition(s) for intervention provided that the issues in the arbitration will not be unduly broadened or the arbitration unduly extended. The intervenors may only participate to the extent authorized by the intervention arbitrator. The case will then move forward in accordance with Section 10 of the Procedures. The intervenor(s) shall file a statement of claim, pay the appropriate filing fee and share in the costs associated with the arbitration in an amount to be determined by the arbitrator(s) appointed to hear the case.

10.      Selection of the Arbitrator(s)

         Disputes Under $1,000,000 Where the total amount of the claims and counterclaims in controversy is less than $1,000,000 (exclusive of legal costs and interest), the disputing parties shall select within fourteen (14) days an arbitrator from a list containing the names of at least ten (10) individuals with arbitration experience, or with technical or business experience in the electric power industry, or both. The AAA shall supply the list following expiration of the intervention period, submission of the formal demand for arbitration and payment of any appropriate filing fees. If the parties cannot agree upon an arbitrator within the stated time, the parties shall take turns striking names from the list of proposed arbitrators. The first party to strike a name shall be determined by lottery. The last name remaining on the list shall be designated the arbitrator.

         Disputes of $1,000,000 or More Where the total amount of claims and counterclaims in controversy is $1,000,000 or more (exclusive of interest and legal costs), the disputing parties may (a) agree on any person to serve as a single arbitrator, or (b) shall endeavor in good faith to agree within fourteen
(14) days on a single arbitrator from a list of ten (10) individuals with arbitration experience, or with technical or business experience in the electric power industry, or both. The AAA shall supply the list following expiration of the intervention period, submission of the demand for arbitration and payment of any appropriate filing fees. If the parties are unable to agree on a single arbitrator within the stated time, the party or parties


                              Schedule 7.3 - Page 5
demanding arbitration shall designate one arbitrator and the party or parties responding to the demand for arbitration shall designate one arbitrator, in both cases from the AAA's list of arbitrators no later than the tenth (10th) day after the expiration of the stated time (the intervention arbitrator shall determine the position of intervenors for the purposes of arbitrator selection). The two arbitrators so chosen shall choose a third arbitrator from the AAA's list of arbitrators.

11.      Disclosures Required of Mediators and Arbitrators

         The designated mediator or arbitrator(s) shall be required to disclose to the parties any circumstances which might preclude them from acting in an objective and impartial manner. Each mediator or arbitrator shall disclose:

         (a) any direct financial or personal interest in the outcome of the mediation or the arbitration;

         (b) any information required to be disclosed by the California Code of Civil Procedure Section 1281.9; and,

         (c) any existing or past financial, business, professional or personal interests that are likely to affect impartiality or might reasonably create an appearance of partiality or bias. Designated mediators or arbitrators shall disclose any relationships that they personally have with any party or its counsel, or with any individual whom they have been told will be a witness. They should also disclose any such relationship involving members of their families or their current employers, partners, or business associates. Designated mediators or arbitrators shall make a reasonable effort to inform themselves of any interests or relationships described above. The obligation to disclose interests, relationships, or circumstances that might preclude a mediator or an arbitrator from acting in an objective and impartial manner is a continuing duty that requires mediators and arbitrators to disclose, at any stage of the mediation or the arbitration, any such interests, relationships, or circumstances that arise, or are recalled or discovered. If, as a result of the continuing disclosure duty, a mediator or an arbitrator makes a disclosure which is likely to affect his or her impartiality, or might reasonably create an appearance of partiality or bias or if a party independently discovers the existence of such circumstances, a party wishing to object to the continuing use of a mediator or an arbitrator must provide written notice of the objection to the other parties within ten (10) days of receipt of the mediator's or arbitrator's disclosure or the date of a party's discovery of the circumstances giving rise to that party's objection. Failure to provide such notice shall be deemed to be a waiver of such objection. If a party timely provides a notice of objection to the continuing use of the mediator or the arbitrator, the parties shall


                              Schedule 7.3 - Page 6
attempt to agree whether the mediator or the arbitrator should be dismissed and replaced in the manner described in Section 5 or 6 of the Procedures. If, within ten (10) days of a party's objection notice the parties have not agreed on how to proceed, the matter shall be referred to the AAA for resolution. With respect to intervention proceedings, the term "party" as used in this Section 1 shall include only the petitioner(s) in intervention and any challengers.

12.      Modification of Arbitration Procedures

         In determining whether to modify the standard procedures for use in the pending matter, the arbitrator(s) shall consider (a) the complexity of the dispute, (b) the extent to which facts are disputed, (c) the extent to which the credibility of witnesses is relevant to a resolution, (d) the amount in controversy, and (e) the opinions of, and any representations made by, the parties. Alternatively, the parties may, by written agreement, modify the standard procedures. In the event of a disagreement between the arbitrator(s) and the written agreement of the parties regarding arbitration procedures to be utilized, the parties' written agreement shall prevail.

13.      Remedies

         (a) "Baseball" Arbitration If all of the parties agree to conduct the arbitration "baseball" style, each party shall submit to the arbitrator(s) and exchange with each other their last best offers in the form of the award they believe the arbitrator(s) should make, not less than seven (7) days in advance of the date fixed for the hearing, or such other date as the arbitrator(s) may decide. If a party fails to submit its last best offer in accordance with this Section, that party shall be deemed to have accepted the offer proposed by the other party. The arbitrator(s) shall be limited to awarding only one of the proposed offers, and may not determine an alternative or compromise remedy.

         (b) Arbitrator's Discretion Unless all of the parties agree to conduct the arbitration "baseball" style, the arbitrators shall have the discretion to grant the relief sought by a party, or determine such other remedy as is appropriate. Unless otherwise expressly limited herein, the arbitrators shall have the authority to award any remedy or relief available from FERC, or any court of competent jurisdiction. Where any PX Document allows the parties to reach an agreement on a matter at some future time and provides that defaults or disputes shall be referred to the PX ADR Procedures, the arbitrator(s) shall make a decision on the matter considering what is fair and reasonable in light of the circumstances.

14.      Summary Disposition


                              Schedule 7.3 - Page 7

         The arbitrator(s) shall dispose in a summary manner a statement of claim, response to a statement of claim, counterclaim, demand for arbitration or a response to a demand for arbitration that in the reasoned opinion of the arbitrator(s) does not have a good faith basis in either law or fact. If the arbitrator(s) make a determination that there is no good faith basis in either law or fact, the arbitrator(s) shall have discretion to award the costs of the time, expenses, and other charges of the arbitrator(s) to the prevailing party. A determination made under this Section (a) may be made any time after the review and consideration by the arbitrator(s) of the parties' briefs, which may be before a hearing is held on the matter and (b) is subject to appeal under the Tariff.

15.      Discovery Procedures

         Adequate provision for the discovery of relevant facts, including the taking of testimony under oath, production of relevant documents and other things, the presentation of evidence, the taking of samples, conducting of tests, and inspection of land and tangible items shall be granted by the arbitrator(s). When deciding the nature and extent of such discovery, the arbitrator(s) shall take into account (a) the complexity of the dispute, (b) the extent to which facts are disputed, (c) the extent to which the credibility of witnesses is relevant to a resolution, and (d) the amount in controversy. Discovery disputes shall be resolved by the arbitrator(s) by telephonic means or other means determined by the arbitrator(s).

                              Schedule 7.3 - Page 8

16.      Evidentiary Hearing

         An evidentiary hearing with provision for the examination and cross-examination of witnesses shall be conducted unless all parties consent in writing to the resolution of the matter on the basis of the written record. The forms and methods for taking evidence shall be determined by the arbitrator(s) and may be modified pursuant to Section 12 of the Procedures. The arbitrator(s) may require such written or other submissions from the parties as deemed appropriate by the arbitrator(s), including submission of direct and rebuttal testimony of witnesses in written form. The arbitrator(s) may exclude any evidence that is irrelevant, immaterial, unduly repetitious, unduly prejudicial or privileged. The arbitrator(s) shall compile a complete evidentiary record of the arbitration hearing (that may include a summary of testimony presented and the briefs, affidavits and exhibits submitted), which shall be available to the parties upon request on completion of the arbitration.

17.      Confidentiality

         Subject to the other provisions of the Procedures, any party may claim that information contained in a document otherwise subject to discovery is "confidential" if such information would be so characterized under the Federal Rules of Evidence. The party making such claim shall provide to the arbitrator(s) in writing the basis for the assertion. If the claim of confidentiality is confirmed by the arbitrator(s), they shall establish requirements for the protection of such documents or other information designated as "confidential" as may be reasonable and necessary to protect the confidentiality and commercial value of such information. Any party disclosing information in violation of these provisions or requirements established by the arbitrator(s), unless such disclosure is required by federal or state law or by a court order, shall thereby (a) waive any right to introduce or otherwise use such information in any judicial, regulatory, or other legal or dispute resolution proceeding, including the proceeding in which the information was obtained and (b) be subject to monetary sanctions by the arbitrator(s) and injunctive relief in a court of competent jurisdiction.

18.      Timetable

         Promptly after appointment, the arbitrator(s) shall set a date for the issuance of the arbitration decision, which shall be within six (6) months (or such earlier date as the parties and the arbitrator(s) may agree) from the date of their appointment, with other dates, including the dates for an evidentiary hearing or other final submissions of evidence, set in light of this date. The date for the evidentiary hearing or other final submission of evidence may be extended by the reasonable discretion of the arbitrator(s). The arbitrator(s) shall have the power to impose sanctions, including dismissal of the proceeding, for dilatory tactics or undue delay in completing the arbitration proceedings.


                              Schedule 7.3 - Page 9

19.      Decision

         (a) Except as provided below with respect to the "baseball" style arbitration, the arbitrator(s) shall issue a written decision (and a summary suitable for publication by the PX) granting the relief requested by one of the parties, or such other remedy as is appropriate, if any, and shall include findings of fact and law. The arbitrator'(s) decision shall be based on the evidence in the record and the terms of PX Documents, as applicable, and shall consider (and not violate) applicable substantive United States federal law, including the FPA, and any applicable FERC regulations and decisions or applicable substantive state law. Additionally, the arbitrator(s) may consider relevant decisions in previous arbitration proceedings. A summary of the disputed matter and the decision of the arbitrator(s) shall be published in the PX newsletter or electronic bulletin board, or any other method adopted by the PX ADR Committee, and maintained by the PX.

         (b) In an arbitration conducted "baseball" style, the arbitrator(s) shall issue a written decision adopting one of the awards proposed by the parties, and shall include findings of fact and law. The decision of the arbitrator(s) shall be based upon the evidence in the record and the terms of PX Documents, as applicable, and shall consider (and not violate) applicable substantive United States federal law, including the FPA, and any applicable FERC regulations and decisions or applicable substantive state law. If the arbitrator(s) conclude that no proposed award is consistent with the factors enumerated in the evidence in the record and the terms of PX Documents, as applicable, or with the applicable substantive United States federal law, including the FPA, and any applicable FERC regulations and decisions or with the applicable substantive state law, or address all of the issues in dispute, the arbitrator(s) shall specify how each proposed award is deficient and direct that the parties submit new proposed awards that cure the identified deficiencies. A summary of the disputed matter and the decision of the arbitrator(s) shall be published within thirty (30) days in the PX newsletter or electronic bulletin board, or any other method adopted by the PX ADR Committee. An award shall not be deemed to be precedential.

         (c) Where a three-person panel of arbitrators is appointed pursuant to
Section 10 of the Procedures, at least two of the arbitrators must agree on the decision.

20.      Compliance


                             Schedule 7.3 - Page 10

         Unless the decision of the arbitrator(s) is appealed to FERC or a court of competent jurisdiction, the disputing parties shall, upon receipt of the decision, immediately take whatever action is required to comply with the award to the extent the award does not require regulatory action. An award that is not appealed shall be deemed to have the same force and effect as an order entered by the FERC or any court of competent jurisdiction.

21.      Enforcement

         Following the expiration of the time for appeal of an award, any party may apply to FERC or any court of competent jurisdiction for entry and enforcement of judgement based on the award.

22.      Costs

         Subject to the adjustment pursuant to Section 9 with respect to third party intervention, the costs of the time, expenses, and other charges of the arbitrator(s) shall be borne by the parties to the dispute, with each side on an arbitrated issue bearing its pro-rata share of such costs, and each party to an arbitration proceeding bearing its own costs and fees. If the arbitrator(s) determine that a demand for arbitration or response to a demand for arbitration was made in bad faith, the arbitrator(s) shall have the discretion to award the costs of the time, expenses, and other charges of the arbitrator(s) to the winning party. Notwithstanding the above, at the discretion of the arbitrator(s), the winning party in any dispute which has resulted in the enforcement of an important right affecting the public interest shall not be required to pay any of the costs of the arbitrator(s) and may recover such of its own reasonable attorney fees, expert witness fees, and other reasonable costs from the losing party to the dispute if (a) a significant benefit, whether pecuniary or non-pecuniary, has been conferred on the general public, (b) the necessity and financial burden of private enforcement are such as to make the award appropriate and (c) such fees should not, in the interest of justice, be paid out of the recovery. The parties should be aware of Rules 48-51 of the AAA's Commercial Arbitration Rules and pages 13-14 of the AAA's Commercial Mediation Rules regarding costs. A complete fee schedule is attached to the Procedures.

23.      Appellate Record

         The parties intend that FERC or the court of competent jurisdiction should afford substantial deference to the factual findings of the arbitrator(s). No party shall seek to expand the record before the FERC or court of competent jurisdiction beyond that assembled by the arbitrator(s), except (a) by making reference to legal authority which did not exist at the time of the decision of the arbitrator(s), or (b) if such party contends the decision was based upon or affected by fraud, collusion, corruption, misconduct or misrepresentation.


                             Schedule 7.3 - Page 11

24.      Appellate Procedures

         (a) If a party to an arbitration desires to appeal an award, that party shall provide a notice of appeal to the PX and all parties within fourteen (14) days following the date of the award. The PX shall publish within fourteen (14) days' notice of the appeal in the PX newsletter or electronic bulletin board, or any other method adopted by the PX ADR Committee. Within ten (10) days of filing the notice of appeal, the appellant must file an appropriate application, petition or motion with FERC to trigger review under the FPA or with a court of competent jurisdiction. Such filing shall state that the subject matter had been the subject of arbitration pursuant to the Tariff.

         (b) Within thirty (30) days of the notice of appeal (or such other period as FERC or the court of competent jurisdiction may specify) the appellant shall file the complete evidentiary record of the arbitration and a copy of the award with FERC or with the court of competent jurisdiction. The appellant shall serve copies of a description of all materials included in the submitted evidentiary record on the PX and all parties.

         (c) Implementation of the award shall be deemed stayed pending an appeal unless and until, at the request of a party, the FERC or the court of competent jurisdiction to which an appeal has been filed issues an order dissolving, shortening, or extending such stay. However, a summary of each appeal shall be published in the PX newsletter or electronic bulletin board, or any other method adopted by the PX ADR Committee.

         (d) FERC orders resulting from appeal shall be subject to judicial review pursuant to the FPA.


                             Schedule 7.3 - Page 12

EXHIBIT A


                                  FEE SCHEDULE


         Mediation Services.

         $150.00 per party filing fee.

         - plus compensation per hour for the mediator split by the parties (hourly rate of compensation will vary depending upon the mediator selected.

         - plus $75.00 per hour surcharge per hour of mediator service (split by the parties to cover AAA's administrative services).

         AAA's delivery of mediation services commences upon the filing of a submission to mediation form with AAA that contains the requisite number of signatures as established by the PX Tariff.

         2. Arbitration Services. AAA's Commercial Arbitration administrative fees are based on the amount of the claim or counterclaim. Arbitrator compensation is additional. Unless the parties agree otherwise, arbitrator compensation and administrative fees are subject to allocation by the arbitrator in the final award. Services in respect of intervention requests shall be paid pursuant to Section 3 of this Exhibit A. a. Filing Fees. A nonrefundable filing fee is payable in full by the filing party when a claim, counterclaim or additional claim is filed, as follows:

                     Amount of Claim                           Filing Fee
                     Up to $10,000                             $ 500.00
                     Above 10,000 to $50,000                     750.00
                     Above $50,000 to $100,000                  1,250.00
                     Above $100,000 to $250,000                 2,000.00
                     Above $250,000 to $500,000                 3,500.00
                     Above $500,000 to $1,000,000               5,000.00
                     Above $1,000,000 to $5,000,000             7,000.00

         When no amount can be stated at the time of filing, the minimum fee is $2,000, subject to increase when the claim or counterclaim is disclosed. The minimum filing fee for any case having three arbitrators is $2,000. When a claim or counterclaim is not for a monetary amount, AAA shall determine an appropriate filing fee.


                             Schedule 7.3 - Page 13

         The administrative fee for claims in excess of $5,000,000 will be negotiated with the parties to the dispute.

         The expedited procedures outlined in sections 53-57 of the Commercial Arbitration Rules (as modified herein) shall apply in any case where no disclosed claim or counterclaim exceeds $50,000, exclusive of interest and arbitration cost. Those procedures provide for arbitrators to be directly appointed by AAA. If the parties desire to chose an arbitrator as provided in
Section 7.3.1.1 of the PX Tariff, a service charge of $150 will be payable by each party.

         b. Hearing Fees. For each day of hearing held before a single arbitrator, an administrative fee of$ 150 is payable by each party. For each day of hearing held before a multi-arbitrator panel, an administrative fee of $250 is payable by each party. There is no AAA hearing fee for the initial Procedural Hearing. There is no hearing fee for the initial hearing in cases in which no party's claim exceeds $10,000, administered under the expedited procedures, but the arbitrator's compensation shall be split by the parties (hourly rate of compensation will vary depending upon the arbitrator selected).

         C. Postponement/Cancellation Fees. A fee of $150 is payable by a party causing a postponement of any hearing scheduled before a single arbitrator. A fee of $250 is payable by a party causing a postponement of any hearing scheduled before a multi-arbitrator panel.

         d. Suspension for Nonpayment. If arbitrator compensation or administrative charges have not been paid in full, the administrator may so inform the parties in order that one of them may advance the required payment. If such payments are not made, the arbitrator or arbitrator panel may order the suspension or termination of the proceedings. If no arbitrator has yet been appointed, the administrator may suspend the proceedings.

         3. Intervention Services. There will be no additional charge if an intervention request is not challenged. If the request for intervention is challenged by a party to the dispute, the following fee schedule shall apply:

         - Each challenger and each challenged intervenor shall pay a $150 fee (even if parties make joint filings)

         - plus compensation per hour for the arbitrator split between the intervenor(s) being challenged and the challenger(s) (compensation rate will vary depending upon the arbitrator selected)

         - plus $75 surcharge per hour of arbitrator compensation split by the intervenor being challenged and by the challenger(s) (to cover AAA administrative costs).


                             Schedule 7.3 - Page 14

         - If the arbitrator finds that an intervention request or challenge was made in bad faith or for purposes of delay, the arbitrator shall have discretion to assess all of the fees and costs related to the intervention arbitration to the other party.

         - After an intervention request has been granted, the intervenor shall file a statement of claim. If the intervenor seeks separate monetary relief the intervenor shall pay the filing fee set forth in Section 2 of this Exhibit A with respect to arbitration issues.


                             Schedule 7.3 - Page 15

                                  SCHEDULE 7.8
                         Disruption of Critical Services

Perot Systems is providing Services that support the Critical Services set forth below. In the event any of these Critical Services become unavailable ("disruption"), Perot Systems shall (in addition to its other obligations under this Agreement) make all reasonable commercial efforts, as applicable, to promptly restore functionality of such Critical Services through workarounds or transfer of operations to the disaster recovery site. In the event Perot Systems is not able to restore the Critical Services within such cure period, CalPX shall, in addition to any other rights or remedies under this Agreement, have the rights set forth in Section 7.8 of this Agreement.

This schedule may be revised from time to time by amending this Agreement.

     Critical Service              Cure Period           No. of Disruptions in a 6
                                                           Month Time Period*
Day Ahead Trading                   48 hours                        3
Day Ahead Scheduling                48 hours                        3
Day-Of Trading                      72 hours                        3
Hour-Ahead Scheduling               72 hours                        3
Real-Time Operations                72 hours                        3
Block Forward Trading               72 hours                        3
Metering                           168 hours                        3
Settlements                        168 hours                        3
Billing                            168 hours                        3
Dispute Resolution                 168 hours                        3
Participant Registration            72 hours                        3
    Master File Update              72 hours                        3


                              Schedule 7.8 - Page I